Exhibit 10.1

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THE MEMBERSHIP INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THIS AGREEMENT AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS
LIMITED LIABILITY COMPANY AGREEMENT
OF
POTOMAC-APPALACHIAN TRANSMISSION HIGHLINE, LLC
A Delaware Limited Liability Company
September 1, 2007

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TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND INTERPRETATION		1

1.01	Definitions	1
1.02	Interpretation	21

ARTICLE 2
FORMATION; ORGANIZATION		22

2.01	Formation	22
2.02	Name	22
2.03	Members	22
2.04	Voting Members	23
2.05	Registered Office; Registered Agent; Principal Office	23
2.06	Purposes	23
2.07	Powers	23
2.08	Creation of Series	24
2.09	No State Law Partnership	25
2.10	Foreign Qualification	25
2.11	Term	25
2.12	Liability to Third Parties	25
2.13	Series Interests	26
2.14	Formation of Operating Companies	26

ARTICLE 3
THE PROJECT		27

3.01	RTEP Designation	27
3.02	Regulatory Matters	27
3.03	Maryland Transmission Line	29
3.04	Services Agreements	31
3.05	Administrative Services Agreements	32
3.06	Pennsylvania Facilities	34
3.07	Additional Facilities	34
3.08	Duty of Cooperation	37
3.09	Company Escrow Agreement	37
3.10	Series Expenses	38
3.11	Financing	39
3.12	Ohio Facilities	39
3.13	West Virginia Facilities	40
3.14	Interconnections	41
3.15	Abandonment of the Project	41
3.16	Compliance with Law	41
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ARTICLE 4
REPRESENTATIONS AND WARRANTIES; DISCLAIMERS		42

4.01	General Representations and Warranties	42
4.02	Disclaimer of Certain Duties	42
4.03	Release	43
4.04	Business Opportunities	43

ARTICLE 5
DISPOSITIONS AND ENCUMBRANCES OF MEMBERSHIP INTERESTS		45

5.01	Restrictions on Dispositions	45
5.02	Permitted Dispositions	45
5.03	Right of First Offer	46
5.04	Requirements Applicable to All Dispositions and Admissions	49
5.05	Tax Partnership Transfer Limitations	50
5.06	Deemed Membership Disposition	50
5.07	Admission of Assignee as a Member	51
5.08	Special Dispositions	51
5.09	Issuance of Additional Series Interests	51
5.10	Specific Performance	51

ARTICLE 6
CAPITAL CONTRIBUTIONS		51

6.01	Series Capital Contributions	51
6.02	No Other Contribution Obligations	53
6.03	Return of Contributions	53
6.04	Series Capital Accounts	53
6.05	Failure to Make a Series Capital Contribution	54
6.06	Priority Interest	54
6.07	Permanent Contribution	56
6.08	Further Assurance	56
6.09	Deficit Series Capital Accounts	56
6.10	Capital Contribution Escrow Agreement	56

ARTICLE 7
DISTRIBUTIONS AND ALLOCATIONS		57

7.01	Distributions	57
7.02	Allocations of Series Profits and Series Losses	57
7.03	Special Allocations for Series Capital Account Purposes	58
7.04	Income Tax Allocations	60
7.05	Varying Interests	61

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ARTICLE 8
MANAGEMENT		61

8.01	Management Generally	61
8.02	Board of Managers	62
8.03	Administrative Committees	63
8.04	Officers and Committees	65
8.05	Meetings	66
8.06	Limitation of Duties and Liabilities	67
8.07	Intentionally Omitted	68
8.08	Costs and Expenses	68
8.09	Resolution of Deadlocks	68
8.10	Conversion of [***]	69
8.11	Matters Requiring Unanimous Approval of Voting Members of the Company	72
8.12	Matters Requiring Unanimous Approval of Series Members	72
8.13	Matters Requiring Super-Majority Approval of Series Members	73
8.14	Affiliate Contracts	73

ARTICLE 9
TAXES		73

9.01	Tax Elections	73
9.02	Series Tax Matters Members	74

ARTICLE 10
INTELLECTUAL PROPERTY		76

10.01	No Grant of Trademark	76
10.02	License Agreement	76
10.03	Disclosure of Certain Know-How	76

ARTICLE 11
ACCOUNTING; AUDIT RIGHTS		76

11.01	Accounting	76
11.02	Reports	77
11.03	Records	77
11.04	Audits	77

ARTICLE 12
WITHDRAWAL		78

12.01	Voluntary Withdrawal	78
12.02	Deemed Withdrawal	81
12.03	Effect of Withdrawal	81
12.04	Destruction of Confidential Information	82

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ARTICLE 13
DISPUTES		83

13.01	Disputes	83
13.02	Negotiation to Resolve Disputes	83
13.03	Litigation	83
13.04	Deadlock Arbitration	83

ARTICLE 14
DEFAULT AND REMEDIES; LIMITATION OF LIABILITY		85

14.01	Default	85
14.02	General Remedies	86
14.03	AET Default	86
14.04	AEPTHC Default	87
14.05	Exclusion of Consequential Damages	87

ARTICLE 15
INDEMNIFICATION		87

15.01	Indemnification Obligations	87
15.02	Indemnification Procedures	89
15.03	Subrogation	90

ARTICLE 16
DISSOLUTION, WINDING-UPAND TERMINATION		90

16.01	Dissolution	90
16.02	Winding-Up and Termination	91
16.03	Fair Market Value Appraisals	93
16.04	Certificate of Cancellation	94

ARTICLE 17
CONFIDENTIAL INFORMATION		94

17.01	Confidentiality Obligation	94
17.02	Permissible Disclosures	95
17.03	Obligation with respect to Third Parties	96
17.04	Remedy	96
17.05	Duration	96

ARTICLE 18
GENERAL PROVISIONS		96

18.01	Setoff Rights	96
18.02	Notices	97
18.03	Entire Agreement; Superseding Effect	97
18.04	Effect of Waiver or Consent	97

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18.05	Amendment or Restatement	98
18.06	Binding Effect	98
18.07	Severability	98
18.08	Governing Law, Jurisdiction and Venue.	98
18.09	Waiver of Right to Jury Trial	99
18.10	Further Assurances	99
18.11	Waiver of Certain Rights	99
18.12	Public Announcements	99
18.13	Counterparts	99
18.14	Construction	99

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EXHIBITS AND SCHEDULES

Exhibit A	Form of Company Escrow Agreement
Exhibit B	Form of License Agreement
Exhibit C	Form of Administrative Services Agreement
Exhibit D-1	Form of AEPTHC Services Agreement (West Virginia Operating Company)
Exhibit D-2	Form of AEPTHC Services Agreement (AYE Operating Company)
Exhibit D-3	Form of AEPTHC Services Agreement (Ohio Operating Company)
Exhibit D-4	Form of AET Services Agreement (West Virginia Operating Company)
Exhibit D-5	Form of AET Services Agreement (Ohio Operating Company)
Exhibit E	Form of Capital Contribution Escrow Agreement
Exhibit F	Form of Regulatory Undertakings Agreement
Exhibit G	Form of Environmental Indemnity Agreements

Schedule 2.08	Series Information
Schedule 3.01	Description of Project Facilities
Schedule 3.02	Regulatory Plan
Schedule 3.09	Company Revenue Allocation Methodology
Schedule 8.02	Initial Representatives
Schedule 8.03	Initial Administrators
Schedule 9.02	Series Tax Matter Members
Schedule 18.02	Notice Information

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LIMITED LIABILITY COMPANY AGREEMENT
OF
POTOMAC-APPALACHIAN TRANSMISSION HIGHLINE, LLC
A Delaware Limited Liability Company
     This Limited Liability Company Agreement (the “Agreement”) of POTOMAC-APPALACHIAN TRANSMISSION HIGHLINE, LLC (the “Company”), dated as of September 1, 2007 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by AET PATH Company, LLC (“AET”), a limited liability company organized under the laws of the State of Delaware (with respect to the West Virginia Series, the Ohio Series and the AYE Series), and AEP Transmission Holding Company, LLC (“AEPTHC”), a limited liability company organized under the laws of the State of Delaware (with respect to the West Virginia Series and the Ohio Series).
RECITALS
WHEREAS, AET and AEPTHC have formed the Company as a series limited liability company by filing a Certificate of Formation (the “Delaware Certificate”) with the office of the Secretary of State of Delaware as initial members of the Company; and
WHEREAS, the purpose of the Company, to be pursued through its Operating Company subsidiaries, is to design, engineer, site, acquire rights-of-way for, procure, permit, construct, commission, finance, own, operate and maintain certain transmission and interconnection facilities in the PJM region subject to the terms set forth in this Agreement; and
WHEREAS, pursuant to Section 18-215 of the Act, this Agreement establishes separate Series, each of which has separate rights, powers and duties regarding: (a) specified property; and (b) the Series Profits and Series Losses associated with such property.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AET and AEPTHC agree as follows:
ARTICLE 1
DEFINITIONS AND INTERPRETATION
     1.01 Definitions. As used in this Agreement, the following capitalized terms have the respective meanings set forth below or set forth in the Sections or other provisions referred to below:
     Act: The Delaware Limited Liability Company Act.
     Additional Contribution: Section 6.05(a)(ii).
     Additional Contribution Member: Section 6.05(a)(ii).
     Additional Facilities: Section 3.07(a).

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     Additional Facilities Disposition Date: The date, if any, upon which the Disposition of the Additional Facilities by the AYE Operating Company to the West Virginia Operating Company occurs pursuant to Section 3.07.
     Additional Facilities Extension Period: The period of time: (a) commencing on the latest to occur of (i) the date of substantial completion of the Amos Upgrade such that it is capable of being placed in service or (ii) the date as of which elements of the Bedington-Kemptown Facilities with a net book value equal to no less than [***] Dollars [***] are substantially complete such that they are capable of being placed in service; and (b) ending on the Additional Facilities Disposition Date.
     Additional Facilities Return Amount: If the Additional Facilities are Disposed of pursuant to Section 3.07, an amount equal to the return that would have been earned based on the methodology set forth in Schedule 3.09 applied to the Amos Upgrade Cost over the Additional Facilities Extension Period, plus interest on the periodic balance of such amount calculated using the annual rate of interest set forth from time to time in 18 C.F.R. § 35.19a, compounded annually.
     Adjusted Series Capital Account: With respect to each Series, the Series Capital Account maintained for each Series Member: (a) increased by any amounts that such Series Member is obligated to restore or is treated as obligated to restore under Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and (b) decreased by any amounts described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.
     Administrative Committee: Section 8.03(a).
     Administrative Services Agreement: Any of the following agreements: (a) the Administrative Services Agreement between AET and the West Virginia Operating Company, in the form of Exhibit C; (b) the Administrative Services Agreement between AEPTHC and the West Virginia Operating Company, in the form of Exhibit C; (c) the Administrative Services Agreement between AET and the Ohio Operating Company, in the form of Exhibit C; (d) the Administrative Services Agreement between AEPTHC and the Ohio Operating Company, in the form of Exhibit C; or (e) the agreement between Allegheny Energy Service Corporation and the AYE Operating Company, each dated as of the Effective Date, as any such agreement may be amended from time to time.
     Administrator: Section 8.03(a).
     AEPTHC: The preamble to this Agreement.
     AEPTHC Representatives: The Representatives appointed by AEPTHC, or the Assignee of all of AEPTHC’s Voting Interests in the Company, in either case pursuant to Section 8.02(b).
     AEP Transmission Zone: The geographic area identified on Attachment J to the PJM Tariff (Revised Sheet No. 317) as the Transmission Zone of AEP East.

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     AET: The preamble to this Agreement.
     AET Representatives: The Representatives appointed by AET, or the Assignee of all of AET’s Voting Interests in the Company, in either case pursuant to Section 8.02(b).
     Affiliate: With respect to any Person: (a) each entity that such Person Controls; (b) each Person that Controls such Person; and (c) each entity that is under common Control with such Person; provided, however, that the Company shall not be deemed to be an Affiliate of any Member regardless of the Series Percentage of such Member.
     Affiliate Arrangement: Section 8.14.
     Affiliated Contractor: Section 8.14.
     Affiliates’ Outside Activities: Section 4.04(c).
     Agreement: The preamble to this Agreement.
     Allegheny Assets: As of any date, the portion, if any, of the Bedington-Kemptown Facilities owned as of such date by Potomac Edison or any of its Affiliates other than the AYE Operating Company.
     Allegheny Transmission Zone: The geographic area identified on Attachment J to the PJM Tariff (Revised Sheet No. 317) as the Transmission Zone of Allegheny Power.
     Amos-Kemptown FERC 205 Application: The application submitted to FERC by the Company on behalf of the West Virginia Operating Company and the AYE Operating Company pursuant to Section 205 of the FPA seeking approval of a formula rate and rate incentives for the West Virginia Facilities and the Bedington-Kemptown Facilities.
     Amos Upgrade: Upgrades to the Appalachian Power Company’s Amos Substation related to the construction of the other West Virginia Facilities; provided, however, that the Amos Upgrade shall not include any facilities existing or under construction on the Effective Date.
     Amos Upgrade Cost: Section 3.07(d).
     Appraiser: Section 16.03(d).
     Assignee: Any Person that acquires any Series Interest(s) through a Disposition in accordance with the terms and conditions of this Agreement.
     [***] Notice: Written notice to initiate a [***].

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     Available Cash: With respect to any Series for any Quarter ending prior to the liquidation of the Company: (a) the sum of all cash and cash equivalents distributed to such Series by the Operating Company associated with such Series or otherwise received by the Company on behalf of such Series or exclusively attributable to the property or activities of such Series or the Operating Company associated with such Series; less (b) any costs and expenses of such Series; provided, however, that Available Cash with respect to the Quarter in which a liquidation of a Series occurs and any subsequent Quarter shall be deemed to equal zero.
     AYE Board: The Managers of the AYE Operating Company, as described in the AYE Operating Company Agreement.
     AYE Facilities: Those facilities identified as such in Schedule 3.01.
     AYE Operating Company: A limited liability company organized under the laws of the State of Delaware: (a) that, subject to Section 3.03(c), owns or will own the AYE Facilities and the real property interests on which such facilities will be located; (b) that is one hundred percent (100%) owned by the Company; and (c) whose property and operations are solely for the benefit of the AYE Series Member(s).
     AYE Operating Company Agreement: The limited liability company agreement of the AYE Operating Company.
     AYE Series: A Series of the Company established pursuant to Section 2.08 that is exclusively entitled to the benefits, and exclusively responsible for the liabilities, of the AYE Operating Company.
     AYE Series Administrative Committee: The Administrative Committee that manages the AYE Series.
     AYE Series Member: The: (a) Series Member of the AYE Series identified on Schedule 2.08; (b) Assignees thereof that acquire Series Interests in the AYE Series and are admitted as Series Members of the AYE Series in accordance with this Agreement; and (c) successors in interest to such Persons.
     Bankruptcy or Bankrupt: With respect to any Person: (a) a general assignment for the benefit of creditors occurs; (b) the filing by such Person of a voluntary bankruptcy petition; (c) such Person (i) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings, (ii) files a petition, answer or other pleading seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, (iii) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in clause (a), (d), (e) or (f) of this definition; (d) such Person seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator over such Person or over all or any substantial part of such Person’s assets or properties; (e) the commencement of a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or

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similar relief under any Law against such Person and, within sixty (60) Days of such commencement, such proceeding has not been dismissed or the relief requested therein has not otherwise been denied; or (f) the appointment, without such Person’s consent or acquiescence, of a trustee, receiver or liquidator over such Person or all or any substantial part of such Person’s assets or properties, which appointment (A) has not been vacated, stayed or terminated within sixty (60) Days or (B) continues for a period of more than sixty (60) Days after the date of expiration of a stay, if the appointment has not previously been vacated or terminated.
     Bedington-Kemptown Facilities: Subject to Section 3.07, those Project Facilities identified as such in Schedule 3.01.
     Board of Managers: Section 8.02(a).
     Book Value: With respect to any property of an Operating Company associated with any Series, the adjusted basis of such property for federal income tax purposes, except as follows:
(a)	The initial Book Value of any property contributed by a Series Member of such Series shall be the Fair Market Value of such property;

(b)	The Book Value of any such property shall be adjusted to equal its Fair Market Value in connection with: (i) the acquisition of a Series Interest of such Series by, or adjustment to the Series Percentage of, any new or existing Series Member of such Series as a result of more than a de minimis Series Capital Contribution to such Series; (ii) the distribution by such Series to a Series Member of such Series of more than a de minimis amount of property as consideration for a Series Interest of such Series or an adjustment to the Series Percentage of such Series Member; (iii) the grant of a Series Interest of such Series (other than a de minimis interest) as consideration for the provision of services to, or for the benefit of, such Series by an existing Series Member of such Series acting in its capacity as a Series Member thereof, or by a new Series Member of such Series acting in its capacity as a Series Member thereof or in anticipation of becoming a Series Member of such Series; (iv) the liquidation of such Series within the meaning of Section 1.704-1(b)(2)(ii)(g)(1) of the Treasury Regulation (other than pursuant to Section 708(b)(1)(B) of the Code); or (v) any other event to the extent determined by the Administrative Committee of such Series to be necessary to properly reflect Book Values in accordance with the standards set forth in Section 1.704-1(b)(2)(iv)(q) of the Treasury Regulations;

(c)	The Book Value of property distributed to a Series Member of such Series shall be the Fair Market Value of such property; and

(d)	The Book Value of property of an Operating Company shall be increased or decreased to reflect any adjustments to the adjusted basis of such
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property pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Series Capital Accounts for the Series associated with such Operating Company pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations; provided, however, that Book Value shall not be adjusted pursuant to this clause (d) to the extent the Administrative Committee of such Series determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (d).
If the Book Value of property has been determined or adjusted pursuant to clause (b) or (d) of this definition, such Book Value shall thereafter be adjusted by the Tax Depreciation taken into account with respect to such property for purposes of computing Series Profits and Series Losses and other items allocated pursuant to Article 7.
     Business Day: Any day other than a Saturday, a Sunday or a holiday on which national banking associations in the State of New York are closed.
     Capital Contribution Escrow Agreement: Section 6.10(a).
     Capital Contribution Escrow Account: With respect to each Joint Series, a segregated account established for the benefit of such Joint Series and the Series Members of such Joint Series pursuant to the Capital Contribution Escrow Agreement for deposits of Series Capital Contributions to such Joint Series.
     Capital Contribution Escrow Agent: The escrow agent that is designated under, and is a party to, the Capital Contribution Escrow Agreement, in its capacity as escrow agent thereunder.
     Certified Public Accountants: With respect to any Series, a firm of independent public accountants selected from time to time by the Administrative Committee of such Series.
     Charter Documents: The articles of formation or organization and limited liability company agreement of any limited liability company.
     Claim: Any and all judgments, claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits, losses, assessments, fines, penalties, administrative orders, obligations, costs, expenses, liabilities and damages (whether actual, consequential or punitive), including interest, penalties, reasonable attorneys’ fees, disbursements and costs of investigations, deficiencies, levies, duties, imposts, remediation and cleanup costs, and natural resources damages, in each case to the extent not reimbursed or paid for by insurance.
     Claiming Member: Section 18.01(b).
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     Class A Administrator: Each Administrator on the Administrative Committee of a Joint Series that is appointed by AET or any Assignee that acquires AET’s right to appoint Administrators to such Administrative Committee pursuant to Section 5.07.
     Class B Administrator: Each Administrator on the Administrative Committee of a Joint Series that is appointed by AEPTHC or any Assignee that acquires AEPTHC’s right to appoint Administrators to such Administrative Committee pursuant to Section 5.07.
     Class A Representative: Section 8.02(b).
     Class B Representative: Section 8.02(b).
     Code: The Internal Revenue Code of 1986, as amended.
     Company: The preamble to this Agreement.
     Company Dissolution Event: Section 16.01(a).
     Company Escrow Agent: Section 3.09(a).
     Company Escrow Agreement: The Escrow Agreement to be executed among the Company, each Operating Company and the Company Escrow Agent, substantially in the form of Exhibit A.
     Company Regulatory Filings: The Amos-Kemptown FERC 205 Application and applications by the Company: (a) to FERC on behalf of the West Virginia Operating Company and the Ohio Operating Company, for approval of the sale of equity and the issuance of debt pursuant to Section 204 of the FPA; (b) to FERC on behalf of the Company and the Joint Operating Companies for approval of interlocking directorates; (c) to FERC on behalf of the Ohio Operating Company pursuant to Section 205 of the FPA seeking approval of incentive rates and a formula rate for the Ohio Facilities; and (d) if required to be filed by the Company, to state utility commissions seeking approval of Company transactions with Affiliates and siting of Project Facilities.
     Confidential Information: Trade secret or confidential information that is provided by a Disclosing Party to a Recipient pursuant to this Agreement or any other agreement (including the Mutual Confidentiality Agreement between American Electric Power Service Corporation and Allegheny Energy, Inc. dated as of March 20, 2007 and any other agreement incorporating or invoking the provisions of Article 17), including any of the following kinds of information if confidential: business information, operational information, customer information, technology information, risk management information, personnel, benefits and human resource information, information systems information, intellectual property information, legal information, supplier or vendor information and plans, information concerning sources or terms of financing or credit, supply chain information and processes, tax information, financial information, market analysis information, technical information, process information, product information,
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service information, pricing information, formulae, formulations, technical and product specifications, equipment descriptions, plans, layouts, drawings and computer programs, assembly, quality control, installation and operating procedures, operating and/or maintenance manuals, instructions and other user documentation, technical and marketing information, designs and data; provided, however, that Confidential Information shall include the terms and conditions of this Agreement; and provided further, that Confidential Information shall not include, and all obligations regarding Confidential Information shall not apply to, information that the Recipient can prove:
(a)	was already known by (as established by dated documentation) the Recipient at the time of receipt of the information by the Recipient from the Disclosing Party;

(b)	is or becomes available to the industry without confidentiality restrictions (e.g., in technical literature, databases or the like that are available with or without subscription) or is in, or subsequently enters, the public domain other than as a result of a disclosure by the Recipient in breach of this Agreement;

(c)	was received by the Recipient from a third party if such third party was not, or the Recipient reasonably believed such third party was not, subject to any confidentiality obligation to the Disclosing Party or disclosing information that the third party knew at the time of such disclosure was obtained from the Disclosing Party by improper means;

(d)	was independently developed by a Person without access to information provided by the Disclosing Party;

(e)	was or is furnished by the Disclosing Party to a third party without confidentiality restrictions; or

(f)	is approved for release by written authorization of the Disclosing Party.
     Contributing Member: Section 6.05(a).
     Control: The possession, directly or indirectly, through one or more intermediaries, of the following:
(a)	in the case of a corporation, the power or authority to vote or dispose of more than fifty percent (50%) of the outstanding voting securities entitled to elect directors or individuals who perform similar management functions thereof;

(b)	in the case of a limited liability company, partnership, limited partnership or other entity, the right to more than fifty percent (50%) of the distributions therefrom or economic interests therein; or
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(c)	in the case of any entity, the power or authority, through ownership of voting securities, by contract or otherwise, to elect or appoint a majority of general partners, directors, managers, managing members, trustees or such other Persons that perform similar management functions, or otherwise exercise predominant control over the management of the entity.
     Converted Member: After a declaration by AET pursuant to, and in accordance with, Section 8.10(a) and for so long as it remains a [***] Member of the West Virginia Series pursuant to the terms of this Agreement, AEPTHC, in its capacity as a Series Member of the West Virginia Series.
     Curative Allocations: Section 7.03(b).
     Day: A calendar day; provided, however, that if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day.
     Deadlock: A: (a) dispute that has continued for more than fifteen (15) Days among (i) the Voting Members or Representatives on the Board of Managers regarding a material matter concerning the business or affairs of the Company, (ii) the Series Members of a Joint Series or the Administrators on the Administrative Committee of a Joint Series regarding a material matter concerning the business or affairs of such Joint Series or (iii) the Managers of an Operating Company associated with a Joint Series regarding a material matter concerning the business or affairs of such Operating Company; or (b) Revenue Allocation Deadlock; provided, however, that a Deadlock shall not include a disagreement regarding an interpretation of any terms or conditions of this Agreement.
     Deadlock Arbitration: Section 8.09(b).
     Deadlock Arbitration Parties: All of the Voting Members of the Company, or in the case of a Deadlock pertaining to a Joint Series or an Operating Company associated with a Joint Series, the Voting Members of such Joint Series or the Joint Series associated with such Operating Company, as applicable.
     Deadlock Arbitrator: Section 13.04(c).
     Deadlock Notice: Section 8.09(a).
     Deemed Membership Disposition: With respect to any Series Interests that are owned, directly or indirectly, by a Person that owns no substantial assets other than such Series Interests and assets that are directly related thereto, a Disposition of all of the voting securities or other equity interests, or substantially all of the assets, of such Person.
     Deemed Tax Disposition: With respect to any Series that is treated as a partnership for federal income tax purposes, any event that is treated for federal income
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tax purposes as a sale or exchange of a Series Member’s Series Interests or portion thereof for purposes of Section 708(b)(1)(B) of the Code.
     Default: Section 14.01.
     Default [***]: An [***] a Joint Series Operating Company [***].
     Default Rate: A rate per annum equal to the lesser of: (a) a varying rate per annum equal to the sum of (i) the prime rate as published in The Wall Street Journal, with adjustments in that varying rate to be made on the same date as any change in that rate is so published, plus (ii) two hundred (200) basis points; and (b) the maximum rate permitted by applicable Laws.
     Defaulting Member: A Member that has committed a Default.
     Delaware Certificate: The recitals to this Agreement.
     Deposit Account: Section 3.09(a).
     Disclosing Party: The Company, an Operating Company, a Member or any of its Affiliates that discloses Confidential Information to a Recipient.
     Dispose, Disposing or Disposition: With respect to any asset (including any Series Interest or membership interest in an Operating Company), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law, including the following: (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise; (b) in the case of an asset owned by an entity, (i) a merger or consolidation of such entity (other than where such entity is the survivor thereof), and (ii) a distribution of such asset, including in connection with the dissolution, liquidation, winding-up or termination of such entity (unless, in the case of dissolution, such entity’s business is continued without the commencement of liquidation or winding-up); and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance, provided, however, that neither the creation of an Encumbrance nor the conversion of an entity into another type of entity shall constitute a Disposition.
     Dispute: Section 13.01.
     Disputing Member: Section 13.01.
     Dissolution Notice: Section 16.01(c).
     Economic Risk of Loss: Section 1.752-2(a) of the Treasury Regulations.
     Effective Date: The preamble to this Agreement.
     Election Period: Section 5.03(a).
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FOIA Confidential Treatment
Requested by Allegheny Energy, Inc.
     Encumbrance: A security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Law.
     Environmental Indemnity Agreement: Any of the following agreements: (a) the Environmental Indemnity Agreement between Appalachian Power Company and the West Virginia Operating Company, dated as of the Effective Date; or (b) in the event the Additional Facilities are transferred to the West Virginia Operating Company, the Environmental Indemnity Agreement between the West Virginia Operating Company and the AYE Operating Company, dated as of the date of such transfer, each in the form of Exhibit G, as any such agreement may be amended from time to time.
     Fair Market Value: The fair market cash value of an asset determined in accordance with Section 16.03(a).
     FERC: The Federal Energy Regulatory Commission or any Governmental Authority succeeding to the powers of such commission.
     FMV Notice: Section 16.03(a).
     FPA: The Federal Power Act, 16 U.S.C. §§ 824 et seq.
     GAAP: Generally accepted accounting principles for financial reporting as in effect from time to time in the United States, applied on a consistent basis.
     Good Utility Practice: Any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather is intended to include acceptable practices, methods or acts generally accepted in the region.
     Governing Body: Each of: (a) the Board of Managers; and (b) each Administrative Committee.
     Governmental Approvals: Licenses, certificates, permits, franchises, orders, approvals, determinations and authorizations from Governmental Authorities having valid jurisdiction.
     Governmental Authority: Any federal, state, commonwealth, foreign, tribal, territorial, local, county, parish, district or municipal governmental body; any governmental, regulatory or administrative agency, commission, body, instrumentality or other authority exercising or entitled to exercise any executive, judicial, legislative, administrative, regulatory or taxing authority or power, including any court or other
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FOIA Confidential Treatment
Requested by Allegheny Energy, Inc.
judicial body, FERC, any state utility regulatory commission with jurisdiction; and any officer, official or other representative of any of the foregoing.
     Indebtedness: Indebtedness for borrowed money owed by any Operating Company.
     Indemnified Party: The Person entitled to indemnification pursuant to this Agreement.
     Indemnifying Party: The Person obligated to provide indemnification pursuant to this Agreement.
     Initiating Party: Section 16.03(a).
     Issues Statement: Section 13.04(a).
     Joint Series: Each of the West Virginia Series and the Ohio Series.
     Joint Series Member: A Series Member of a Joint Series.
     Joint Series Operating Companies: The West Virginia Operating Company and, unless and until AET Withdraws therefrom, the Ohio Operating Company.
     kV: Kilovolt(s).
     Law: Any constitution, statute, act, code (including the Code), law, ordinance, executive order, rule, or regulation (including a regulation that has been formally promulgated in a rule making proceeding but, pending final adoption, is in proposed or temporary form having the force of law); any guideline or notice having the force of law; and any Governmental Approval, judgment, decree, writ, ruling, proclamation, injunction, resolution, decision, declaration or interpretative or advisory opinion or letter of a Governmental Authority having jurisdiction.
     License Agreement: The License Agreement by and among American Electric Power Service Corporation, as licensor, and the West Virginia Operating Company, the Ohio Operating Company, the AYE Operating Company and the AET Affiliate(s) that will construct and own the Pennsylvania Facilities, collectively as licensees, in the form of Exhibit B and dated as of the Effective Date, as such agreement may be amended from time to time.
     Manager: With respect to any Operating Company, an individual serving on the OpCo Board of such Operating Company.
     Maryland Regulatory Deadline: The date as of which the Company reasonably determines that the MPSC should have acted to grant either the AYE Operating Company or Potomac Edison a certificate of public convenience and necessity and authority to exercise the right of eminent domain to acquire property necessary to construct the Maryland Transmission Line, which Maryland Regulatory Deadline shall be no earlier
*** Confidential Treatment Requested

FOIA Confidential Treatment
Requested by Allegheny Energy, Inc.
than one (1) year after the later to occur of: (a) the filing of an application by the AYE Operating Company or Potomac Edison for a certificate of public convenience and necessity to construct the Maryland Transmission Line; or (b) a determination by the United States Department of Energy that the Maryland Transmission Line is within a NIETC.
     Maryland Transmission Line: The portion of the Bedington-Kemptown Facilities consisting of twin circuit 500 kV transmission lines located in the State of Maryland.
     Member: Any: (a) Person identified as a Series Member of any Series on Schedule 2.08; (b) Assignee that acquires any Series Interest and is admitted as a Series Member in accordance with this Agreement; and (c) successors in interest to any such Person(s).
     Member Nonrecourse Debt: The definition of “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Treasury Regulations, as determined separately with respect to each Series that is treated as a partnership for federal income tax purposes.
     Member Nonrecourse Debt Minimum Gain: The definition of “partner nonrecourse debt minimum gain” in Section 1.704-2(i)(2) of the Treasury Regulations, as determined separately with respect to each Series that is treated as a partnership for federal income tax purposes.
     Member Nonrecourse Deductions: The definition of “partner nonrecourse deductions” in Section 1.704-2(i)(1) of the Treasury Regulations, as determined separately with respect to each Series that is treated as a partnership for federal income tax purposes.
     Minimum Gain: Section 1.704-2(d) of the Treasury Regulations, as determined separately with respect to each Series that is treated as a partnership for federal income tax purposes.
     MPSC: The Maryland Public Service Commission or any Governmental Authority succeeding to the powers of such commission.
     Net Book Value: With respect to any Operating Company, the net value of all or any portion of property owned by such Operating Company, and with respect to any Series, the net value of all property owned by the Operating Company associated with such Series, in each case based on the net depreciated book value of such property, as recorded in FERC’s “Uniform System of Accounts.”
     NIETC: A National Interest Electric Transmission Corridor designated by the United States Department of Energy.
     Non-Contributing Member: Section 6.05(a).
*** Confidential Treatment Requested

FOIA Confidential Treatment
Requested by Allegheny Energy, Inc.
     Non-Defaulting Member: With respect to a Default related to a Series, each Member of such Series other than the Defaulting Member and any Affiliates of such Defaulting Member or, in the event of a Default that is not related to a Series, each Member of each Series of which the Defaulting Member is a Series Member other than the Defaulting Member and any Affiliates of such Defaulting Member.
     Nonrecourse Deductions: Section 1.704-2(b) of the Treasury Regulations, as determined separately with respect to each Series that is treated as a partnership for federal income tax purposes.
     Offer Notice: Section 5.03(a).
     Offering Member: Section 5.03(b).
     Ohio Board: The Managers of the Ohio Operating Company, as described in the Ohio Operating Company Agreement.
     Ohio Facilities: Those facilities identified as such in Schedule 3.01.
     Ohio Operating Company: A limited liability company organized under the laws of the State of Ohio: (a) that owns or will own the Ohio Facilities and the real property interests on which such facilities will be located; (b) that is one hundred percent (100%) owned by the Company; and (c) whose property and operations are solely for the benefit of the Ohio Series Members.
     Ohio Regulatory Deadline: The date as of which the Ohio Series Members reasonably determine that the OPSB should have acted to grant the Ohio Operating Company a certificate of environmental compatibility and public need and authority to exercise the right of eminent domain to acquire property necessary to construct the Ohio Facilities, which Ohio Regulatory Deadline shall be no earlier than one (1) year after the later to occur of: (a) the filing of an application by the Ohio Operating Company for a certificate of environmental compatibility and public need to construct the Ohio Facilities; or (b) a determination by the United States Department of Energy that the Ohio Facilities are within a NIETC.
     Ohio Series: A Series of the Company established pursuant to Section 2.08 that is exclusively entitled to the benefits, and exclusively responsible for the liabilities, of the Ohio Operating Company.
     Ohio Series Administrative Committee: The Administrative Committee that manages the Ohio Series.
     Ohio Series Members: The: (a) Series Members of the Ohio Series identified on Schedule 2.08; (b) Assignees thereof that acquire Series Interests in the Ohio Series and are admitted as Series Members of the Ohio Series in accordance with this Agreement; and (c) successors in interest to such Persons.
*** Confidential Treatment Requested

FOIA Confidential Treatment
Requested by Allegheny Energy, Inc.
     OpCo Agreements: The Services Agreements, the Administrative Services Agreements, the License Agreement, the Regulatory Undertakings Agreements, the Environmental Indemnity Agreements, any interconnection agreements to which an Operating Company is a party, agreements, if any, documenting Indebtedness of an Operating Company and, with respect to the AYE Operating Company, any agreements between such Operating Company and any of its Affiliates.
     OpCo Board: Each of the AYE Board, the Ohio Board and the West Virginia Board.
     Operating Companies: The AYE Operating Company, the West Virginia Operating Company and the Ohio Operating Company.
     Operational Deadlock: With respect to a Deadlock regarding a material matter concerning the business or affairs of a Joint Series Operating Company or the Joint Series associated with such Joint Series Operating Company, any such Deadlock arising after the Project Facilities owned by such Operating Company are energized (other than merely for test purposes).
     OPSB: The Ohio Power Siting Board or any Governmental Authority succeeding to the powers of such board.
     Parent: With respect to any Member, the Person that directly or indirectly Controls such Member and that is not itself Controlled by any other Person.
     Pennsylvania Facilities: Any 765 kV transmission line(s) that may be constructed by or for AET or any of its Affiliates in the Allegheny Transmission Zone that are necessary to connect the Ohio Facilities to any interconnection(s) with any lower voltage transmission facilities.
     Person: The meaning assigned that term in Section 18-101(11) of the Act, including a Governmental Authority and any other entity.
     PJM: PJM Interconnection, L.L.C.
     PJM Agreements: The: (a) Amended and Restated Operating Agreement of PJM Interconnection, L.L.C., dated as of June 2, 1997; (b) PJM Owner Agreement; and (c) PJM Tariff.
     PJM Owner Agreement: The Consolidated Transmission Owner Agreement dated as of December 15, 2005.
     PJM Tariff: The PJM Open Access Transmission Tariff on file with FERC, as such tariff may be revised from time to time.
     Potomac Edison: The Potomac Edison Company, an Affiliate of AET.
*** Confidential Treatment Requested

FOIA Confidential Treatment
Requested by Allegheny Energy, Inc.
     Pre-Operational Deadlock: With respect to a Deadlock regarding a material matter concerning the business or affairs of a Joint Series Operating Company or the Joint Series associated with such Joint Series Operating Company, any such Deadlock arising before the Project Facilities owned by such Operating Company are energized (other than merely for test purposes).
     Priority Interest: Section 6.06(a).
     Project: The design, engineering, siting, acquisition of rights-of-way for, procurement, permitting, construction, commissioning, financing, ownership, operation and maintenance of the Project Facilities.
     Project Facilities: The West Virginia Facilities (including the Additional Facilities, if any), the Bedington-Kemptown Facilities and the Ohio Facilities, if any.
     PSCWV: The Public Service Commission of West Virginia or any Governmental Authority succeeding to the powers of such commission.
     Qualified Person: With respect to any Deadlock Arbitration, an individual who: (a) at no time has been employed or retained by, or affiliated with, any Member, any Affiliate of a Member or PJM; (b) has experience in the operation of high voltage electric transmission facilities; and (c) is knowledgeable professionally regarding the matters that are the subject of such Deadlock Arbitration.
     Quarter: Unless the context requires otherwise, a fiscal quarter of the Company.
     Recipient: The Company, a Member, an Affiliate of a Member, an Operating Company and their respective managers, directors, officers, employees or agents, in each case, that receive Confidential Information.
     Record Holder: The Person in whose name a Series Interest is owned.
     Regular Series Capital Call: Section 6.01(c).
     Regulatory Allocations: Section 7.03(b).
     Regulatory Plan: The plan for submission of applications for Governmental Approvals, including Necessary Regulatory Approvals, as set forth in Schedule 3.02.
     Regulatory Undertakings Agreements: An agreement between the AYE Operating Company and the West Virginia Operating Company, dated as of the Effective Date and in the form of Exhibit F, as such agreement may be amended from time to time.
     Representative: Section 8.02(a).
     Responding Party: Section 16.03(c).
     Response Notice: Section 16.03(c).
*** Confidential Treatment Requested

FOIA Confidential Treatment
Requested by Allegheny Energy, Inc.
     Revenue Allocation Deadlock: A dispute that has continued for more than five (5) Days among the Members of the Company regarding the calculation of any “Allocation Variable” (as defined in Schedule 3.09).
     RTEP: A Regional Transmission Expansion Plan issued and approved by PJM, as such plan may be modified by FERC.
     Securities Act: The Securities Act of 1933.
     Series: A separate series of Series Interests in the Company, established pursuant to this Agreement in accordance with Section 18-215 of the Act.
     Series Capital Account: With respect to each Series, the account for each Series Member of such Series to be maintained by the Administrative Committee of such Series in accordance with Section 6.04.
     Series Capital Call: Section 6.01(a).
     Series Capital Contribution: Any contribution by a Series Member or its predecessor in interest with respect to such Series, which contribution may consist of cash, goods, services, contract rights or any other form of real or personal property.
     Series Dissolution Event: Section 16.01(b).
     Series Interest: With respect to any Member: (a) that Member’s status as a Member of a Series; (b) that Member’s share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, such Series; (c) any Priority Interest to which such Member is entitled; (d) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement or otherwise) in its capacity as a Member of such Series, including that Member’s rights, if any, to vote, designate any Representative(s) or Administrator(s), consent and approve and otherwise to participate in the management of such Series, including any right to do so through the Board of Managers or any Administrative Committee; and (e) all obligations, duties and liabilities imposed on that Member (under the Act, this Agreement or otherwise) in its capacity as a Member of such Series, including any obligations to make Series Capital Contributions with respect to such Series.
     Series Member: With respect to any Series as of any date, each Record Holder of Series Interests in such Series.
     Series Percentage: With respect to each Series Member of a Series, the Series Percentage set forth opposite such Series Member’s name on Schedule 2.08, as such Series Percentage may: (a) be adjusted pursuant to Sections 6.07 and 8.10(c); or (b) be changed as a result of a Disposition, Deemed Membership Disposition or Deemed Tax Disposition of a Series Interest; provided, however, that the total Series Percentages for all Series Members of any Series shall always equal one hundred percent (100%).
*** Confidential Treatment Requested

FOIA Confidential Treatment
Requested by Allegheny Energy, Inc.
     Series Profits or Series Losses: With respect to each Series, and for each taxable year or other applicable period, an amount equal to taxable income or loss for such taxable year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) and taking into account only items of income, gain, loss and deduction relating to the affairs of such Series, with the following adjustments (without duplication):
(a)	any income that is exempt from federal income tax and not otherwise taken into account in computing Series Profits or Series Losses pursuant to this definition shall be added to such taxable income or loss;

(b)	any expenditures described in Section 705(a)(2)(B) of the Code or treated as expenditures (under Section 705(a)(2)(B) of the Code) pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations and not otherwise taken into account in computing Series Profits or Series Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(c)	in the event the Book Value of any Series asset is adjusted pursuant to clause (b) or clause (c) of the definition of “Book Value”, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of such asset) or an item of loss (if the adjustment decreases the Book Value of such asset) from the Disposition of such asset and shall be taken into account for purposes of computing Series Profits or Series Losses;

(d)	gain or loss resulting from any Disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property Disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e)	in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Tax Depreciation for such taxable year or period;

(f)	to the extent an adjustment to the adjusted tax basis of any Series asset pursuant to Section 734(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations, to be taken into account in determining Series Capital Account balances as a result of a distribution other than in liquidation of a Series Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such asset) or an item of loss (if the adjustment decreases the basis of such asset) from the Disposition of such asset and shall be taken into account for purposes of computing Series Profits and Series Losses; and
*** Confidential Treatment Requested

FOIA Confidential Treatment
Requested by Allegheny Energy, Inc.
(g)	any items that are allocated pursuant to Section 7.03(a)(ix), the Regulatory Allocations or Curative Allocations with respect to a Series shall not be taken into account in computing Series Profits or Series Losses, and the amounts of the items of income, gain, loss or deduction available to be allocated pursuant to the Regulatory Allocations and Curative Allocations with respect to such Series shall be determined by applying rules analogous to those set forth in clauses (a) through (f) of this definition.
     Series Tax Matters Member: Section 9.02(a).
     Services Agreement: Any of the following agreements: (a) the Services Agreement between AEPTHC or one of its Affiliates and the West Virginia Operating Company in the form of Exhibit D-1; (b) the Services Agreement between AEPTHC or one of its Affiliates and the AYE Operating Company in the form of Exhibit D-2; (c) the Services Agreement between AEPTHC or one of its Affiliates and the Ohio Operating Company in the form of Exhibit D-3; (d) the Services Agreement between AET and the West Virginia Operating Company in the form of Exhibit D-4; or (e) the Services Agreement between AET and the Ohio Operating Company in the form of Exhibit D-5, each dated as of the Effective Date, as any such agreement may be amended from time to time.
     Service Provider: With respect to any Services Agreement or Administrative Services Agreement, each Person identified therein as “Service Provider” or “Provider,” respectively.
     Settlement Proposal: Section 13.04(a).
     Stipulated Value: With respect to any Series Interest as of any date, an amount equal to the product of: (a) the Series Percentage of such Series Interest; multiplied by (b) [***]; multiplied by (c) the excess, if any, of (i) the Net Book Value of the assets owned by the Operating Company associated with the applicable Series, over (ii) the outstanding principal balance of the Indebtedness of such Operating Company.
     Tax Depreciation: For each taxable year or other applicable period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to property for such taxable year or period, except that: (a) with respect to any property the Book Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the remedial allocation method pursuant to Section 1.704-3(d) of the Treasury Regulations, Tax Depreciation for such taxable year or period shall be the amount of book basis recovered for such taxable year or period under the rules prescribed by Section 1.704-3(d)(2) of the Treasury Regulations; and (b) with respect to any other property the Book Value of which differs from its adjusted tax basis at the beginning of such taxable year or period, Tax Depreciation shall be an amount that bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such taxable year or period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of any property at the
*** Confidential Treatment Requested

FOIA Confidential Treatment
Requested by Allegheny Energy, Inc.
beginning of such taxable year or period is zero, Tax Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Board of Managers.
     Term: Section 2.11.
     Third Party Purchaser: Section 5.03(g).
     Transferring Member: Section 5.03(a).
     Transmission Zone: The Allegheny Transmission Zone or the AEP Transmission Zone.
     Treasury Regulations: The regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.
     Triggering Deadlock: A Deadlock that prevents or, if unresolved, imminently will prevent, the Company, a Joint Series or a Joint Series Operating Company from operating as a going concern in accordance with applicable Laws or the PJM Agreements.
     Unanimous Interest: With respect to any vote, consent, approval or other action of the Voting Members of the Company or any Joint Series, the vote of the Voting Members thereof holding among them a one hundred percent (100%) Voting Percentage.
     Venture Agreements: The Company Escrow Agreement and the Capital Contribution Escrow Agreement.
     Voting Member: Any: (a) Member of the Company and each Series Member of each Series designated as a Voting Member of the Company or a Series, respectively, in Section 2.04; (b) Assignee that acquires the voting rights of any such Member in accordance with the terms and conditions of this Agreement; and (c) successors in interest to any such Person(s).
     Voting Percentage: As of any time, with respect to: (a) a Series and each Voting Member of such Series, a fraction, expressed as a percentage, the numerator of which is that Voting Member’s Series Percentage of such Series and the denominator of which is the sum of Series Percentages of all Voting Members of such Series; and (b) the Company and each Voting Member of the Company, a fraction, expressed as a percentage, the numerator of which is that Voting Member’s aggregate Series Capital Contributions to all Joint Series and the denominator of which is the aggregate Series Capital Contributions of all Voting Members to all Joint Series.
     West Virginia Board: The Managers of the West Virginia Operating Company, as described in the West Virginia Operating Company Agreement.
*** Confidential Treatment Requested

FOIA Confidential Treatment
Requested by Allegheny Energy, Inc.
     West Virginia Facilities: Those facilities identified as such in Schedule 3.01, and if the Additional Facilities are sold to the West Virginia Operating Company pursuant to Section 3.07, the Additional Facilities.
     West Virginia Operating Company: A limited liability company organized under the laws of the State of Delaware: (a) that owns or will own the West Virginia Facilities and the real property interests on which such facilities will be located; (b) that is one hundred percent (100%) owned by the Company; and (c) whose property and operations are solely for the benefit of the West Virginia Series Members.
     West Virginia Operating Company Agreement: The limited liability company agreement of the West Virginia Operating Company.
     West Virginia Regulatory Deadline: The date as of which the West Virginia Series Members reasonably determine that the PSCWV should have acted to grant the West Virginia Operating Company a certificate of public convenience and necessity and authority to exercise the right of eminent domain to acquire property necessary to construct the West Virginia Facilities, which West Virginia Regulatory Deadline shall be no earlier than one (1) year after the later to occur of: (a) the filing of an application by the West Virginia Operating Company for a certificate of public convenience and necessity to construct the West Virginia Facilities; or (b) a determination by the United States Department of Energy that the West Virginia Facilities are within a NIETC.
     West Virginia Series: A Series of the Company established pursuant to Section 2.08 that is exclusively entitled to the benefits, and exclusively responsible for the liabilities, of the West Virginia Operating Company.
     West Virginia Series Administrative Committee: The Administrative Committee that manages the West Virginia Series.
     West Virginia Series Members: The: (a) Series Members of the West Virginia Series identified on Schedule 2.08; (b) Assignees thereof that acquire Series Interests in the West Virginia Series and are admitted as Series Members of the West Virginia Series in accordance with this Agreement; and (c) successors in interest to such Persons.
     Withdraw, Withdrawing or Withdrawal: The withdrawal, resignation or retirement of a Member from the Company; provided, however, that such terms shall not include any Dispositions of Series Interests (which are governed by Article 5), even though the Member making a Disposition may cease to be a Series Member as a result of such Disposition.
     Withdrawn Member: Section 12.03.
1.02 Interpretation. Unless the context requires otherwise:
(a)	the gender of all words used in this Agreement includes the masculine, feminine and neuter;
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FOIA Confidential Treatment
Requested by Allegheny Energy, Inc.
(b)	all pronouns used in this Agreement shall be deemed to refer to the singular and plural;

(c)	references to Articles and Sections refer to Articles and Sections of this Agreement;

(d)	the section headings of this Agreement are for convenience of reference only, do not form a part of this Agreement, and do not in any manner modify, interpret or construe the intent or agreement of the Members;

(e)	references to Exhibits and Schedules refer to the Exhibits and Schedules attached to this Agreement, each of which is made a part hereof for all purposes;

(f)	references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law;

(g)	references to money are to the legal currency of the United States of America;

(h)	the terms “hereof”, “herein”, “hereto”, “hereunder” and words of similar or like import refer to this entire Agreement and not any particular Section or other subdivision of this Agreement; and

(i)	the words “include”, “includes” and “including” shall be deemed to be followed by “without limitation” or “but not limited to.”
ARTICLE 2
FORMATION; ORGANIZATION
     2.01 Formation. The Company was formed as a Delaware series limited liability company by the filing of the Delaware Certificate.
     2.02 Name. The name of the Company is “Potomac-Appalachian Transmission Highline, LLC.” All Company business shall be conducted in the name of the Company or in such other name(s) as may be authorized from time to time by the Board of Managers. Any business conducted by a Series shall be conducted in the name of such Series.
     2.03 Members. A Person shall be admitted as a Member, and shall become bound by this Agreement, if such Person executes this Agreement or, without such execution, if such Person purchases or otherwise lawfully acquires any Series Interest(s) in accordance with the terms and conditions of this Agreement. Except as may be expressly authorized hereunder, no Member shall have the authority, and each Member agrees that it shall not exercise any apparent authority, to bind or commit the Company to agreements, transactions or other arrangements, or to hold itself out as an agent of the Company, any Series or any Operating Company.
*** Confidential Treatment Requested

FOIA Confidential Treatment
Requested by Allegheny Energy, Inc.
     2.04 Voting Members. The Voting Members shall be: (a) AEPTHC with respect to the Company, the Ohio Series and, subject to Section 8.10, the West Virginia Series; and (b) AET with respect to the Company, the West Virginia Series, the Ohio Series and the AYE Series. There shall be no Voting Members other than AEPTHC and AET and any Assignees of such Voting Members that obtain voting rights in accordance with the terms and conditions of this Agreement. Members who are not Voting Members shall have no right to vote on any Series or Company matters, or on any matters considered by the Board of Managers or any Administrative Committee.
     2.05 Registered Office; Registered Agent; Principal Office. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Board of Managers may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Delaware Certificate or such other Person or Persons as the Board of Managers may designate in the manner provided by Law. The principal office of the Company shall be at such place as the Board of Managers may designate, which need not be in the State of Delaware, and the Company shall maintain records at such principal office or such other place(s) as the Board of Managers shall designate. The Company may have such other offices as the Board of Managers may determine.
     2.06 Purposes. The purposes of the Company and each Series, to be pursued through the Operating Companies, are to: (a) design, engineer, site, acquire rights-of-way for, procure, permit, construct, commission, finance, own, operate and maintain certain high voltage transmission and interconnection facilities in the PJM region; and (b) engage in any activities directly or indirectly relating thereto; provided, however, that (i) the activities of the West Virginia Series shall be limited to such purposes related to the West Virginia Facilities, which shall be pursued by the West Virginia Operating Company, (ii) the activities of the Ohio Series shall be limited to such purposes related to the Ohio Facilities, which shall be pursued by the Ohio Operating Company, and (iii) the activities of the AYE Series shall be limited to such purposes related to the Bedington-Kemptown Facilities, which shall be pursued by the AYE Operating Company. Neither the Company nor any Series shall, nor shall the Company or any Series permit any Operating Company to, engage in any activities other than the foregoing activities.
     2.07 Powers.
(a)	Subject to all of the terms, covenants, conditions and limitations contained in this Agreement, the Company shall have the power and authority to do any and all acts and things necessary, appropriate, proper, advisable, desirable, incidental to or convenient for the furtherance and accomplishment of the purposes described in Section 2.06 and for the protection and benefit of the Company.

(b)	Except to the extent expressly authorized by the Board of Managers, the Company shall not, and no Member shall cause the Company to: (i) own
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FOIA Confidential Treatment
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property other than interests in the Operating Companies; or (ii) enter into any agreements other than the Venture Agreements.

(c)	All business related to the Project shall be conducted by the Operating Companies, except:
(i)	the filing of Company Regulatory Filings, including the retention of experts and consultants required in connection with such filings and/or proceedings related thereto;

(ii)	execution and delivery of, and performance under, the Venture Agreements; and

(iii)	any other matters expressly authorized by the Board of Managers.
     2.08 Creation of Series.
(a)	As permitted by, and in accordance with, Section 18-215 of the Act, this Agreement and the Delaware Certificate, provide for the designation and creation of separate Series Interests. Each Series shall be accounted for separately and independently from each other Series and separate and distinct records shall be kept for each Series. The Company shall not be operated or treated as a single partnership or joint venture.

(b)	The Series Profits and Series Losses of each Series shall be determined solely by reference to the operations and activities of such Series, and no transaction, property or obligation of any other Series shall be taken into account in determining such Series Profits and Series Losses.

(c)	Except as required by applicable Law: (i) with respect to each Series with a single Series Member and for which no entity classification election is made pursuant to Section 301.7701-3 of the Treasury Regulations, such Series Member shall report the affairs and results of such Series for federal income tax purposes as if the Series were disregarded as an entity separate from its owner; (ii) with respect to each Series with multiple Series Members, the Series Members shall report the affairs and results of such Series as if such Series were a separate business entity treated as a partnership for federal income tax purposes and as if each Operating Company associated with such Series (if an eligible entity within the meaning of Section 301.7701-3 of the Treasury Regulations) were disregarded as an entity separate from its owner (the partnership constituted by such Series) for federal income tax purposes.

(d)	Schedule 2.08 identifies each Series and the following information applicable to each such Series and the Series Members thereof:
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(i)	the Series Percentages of each Series Member in each Series as of the Effective Date; and

(ii)	the Voting Members of each Series and the Voting Percentages of each Voting Member with respect to the Company and each Series.
(e)	The legal name, place of organization, mailing address and Series Percentages of each Series Member shall be listed on the books and records of the Series. An officer of the Series shall be required to update the books and records from time to time as necessary to accurately reflect the information therein.
     2.09 No State Law Partnership. The Series Members intend that the Company shall: (a) be a limited liability company divided into Series as permitted by the Act; and (b) not be a state Law partnership (including a limited partnership) or joint venture, and no Series Member shall be a state Law partner or joint venturer of any other Series Member, for any purposes, and this Agreement shall not be construed to suggest otherwise.
     2.10 Foreign Qualification. Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Board of Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdictions and, to the extent recognized by the Law of such jurisdiction, as a limited liability company whose business, rights, obligations and liabilities have been divided into series. At the request of the Board of Managers, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in any jurisdiction(s) in which the Company conducts business.
     2.11 Term. The period of existence of the Company and each Series (with respect to each, the "Term”) commenced as of September 1, 2007. The existence of the Company shall end at such time as a certificate of cancellation of the Company is filed with the Secretary of State of Delaware in accordance with Section 16.04. The existence of a Series shall end upon the earlier of the filing of a certificate of cancellation of the Company in accordance with Section 16.04 or the dissolution of such Series in accordance with Section 16.01(b).
     2.12 Liability to Third Parties.
(a)	Except as otherwise provided by the Act: (i) the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company (which may be attributed or allocated to one or more of the Series, in which case they shall be borne exclusively by such Series as contemplated in this Agreement), and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company; and (ii) the debts, obligations and liabilities of a Series, whether arising in contract, tort or otherwise, shall be solely the
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debts, obligations and liabilities of such Series, and no Series Member of any other Series shall be obligated personally for any such debt, obligation or liability solely by reason of being a Member of the Company or a Series Member of any other Series.

(b)	The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series shall be enforceable only against the assets of such Series, and not against the assets of the Company generally, any other Series or any Operating Company associated with any such other Series.
     2.13 Series Interests.
(a)	An officer of each Series shall keep a register of all outstanding Series Interests and the Record Holders thereof.

(b)	An Assignee shall become the Record Holder of Series Interests when a transfer of such Series Interests is reflected in the register of such Series; provided, however, that no Assignee shall become a Record Holder of any Series Interest(s) without obtaining any necessary Governmental Approvals required in connection with such Assignee’s acquisition of such Series Interest(s).

(c)	The Company and the Series Members shall be entitled to recognize the Record Holder(s) as the owner(s) of Series Interests and, except as otherwise required by applicable Law, shall not be bound to recognize any equitable or other claim to, or interest in, any Series Interests on the part of any other Person, whether or not the Company or any Member shall have actual or other notice of any such claim. The Disposition of any Series Interests in accordance with this Agreement and the admission of any new Member(s) shall not constitute an amendment to this Agreement.
     2.14 Formation of Operating Companies.
(a)	The West Virginia Series Members shall cause the Company to form the West Virginia Operating Company as a wholly-owned subsidiary of the Company. For purposes of this Agreement, the West Virginia Operating Company shall be deemed to be associated with the West Virginia Series.

(b)	The Ohio Series Members shall cause the Company to form the Ohio Operating Company as a wholly-owned subsidiary of the Company. For purposes of this Agreement, the Ohio Operating Company shall be deemed to be associated with the Ohio Series.

(c)	The AYE Series Member shall cause the Company to form the AYE Operating Company as a wholly-owned subsidiary of the Company. For
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purposes of this Agreement, the AYE Operating Company shall be deemed to be associated with the AYE Series.
ARTICLE 3
THE PROJECT
     3.01 RTEP Designation.
(a)	The Members shall exercise commercially reasonable efforts to cause PJM, in its 2007 RTEP, to designate an Operating Company or, with respect to any Project Facilities to be located in the Transmission Zone of a Series Member or any Affiliate of such Series Member, the Person determined in accordance with Section 3.01(b), to construct:
(i)	the Bedington-Kemptown Facilities; and

(ii)	the West Virginia Facilities.
(b)	Notwithstanding any other provision of this Agreement, with respect to any Project Facilities to be located in the Transmission Zone of a Series Member or any Affiliate thereof, such Series Member shall have the exclusive right to determine whether PJM’s designation of such Project Facilities shall be made to an Operating Company, to such Series Member or to any Affiliate thereof; provided, however, that in the event PJM designates a Series Member or any Affiliate thereof to construct any West Virginia Facilities (including the Additional Facilities if such facilities are required to be sold to the West Virginia Operating Company pursuant to Section 3.07) or any Ohio Facilities, such Series Member shall, and shall cause its Affiliates to, designate the West Virginia Operating Company or the Ohio Operating Company, as applicable, to exercise such Person’s rights and obligations with respect to the development, construction and ownership of such Project Facilities.
     3.02 Regulatory Matters.
(a)	The Members acknowledge that each Operating Company will be a “public utility” as defined in Section 201 of the FPA.

(b)	The Board of Managers shall cause the Company to: (i) prepare and file applications seeking all Governmental Approvals required to be obtained in the name of the Company in accordance with the Regulatory Plan; (ii) diligently prosecute applications to obtain such approvals; and (iii) exercise all commercially reasonable efforts to obtain such Governmental Approvals.

(c)	Without limiting the generality of the foregoing, each Member shall, and shall cause its Affiliate(s) to, as necessary or appropriate: (i) respond as
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promptly as practicable to any inquiries or requests issued by any Governmental Authority in respect of the Project; and (ii) reasonably cooperate with other Members in the regulatory review process; provided, however, that a Member shall not be obligated pursuant to this Section 3.02(c) to disclose Confidential Information except to the extent that it is otherwise required to disclose such Confidential Information: (A) by Law; (B) by any Governmental Authority; or (C) pursuant to the express terms of this Agreement, any Venture Agreement or any OpCo Agreement. Except to the extent permitted by Section 3.02(f), no Member shall oppose (nor shall it permit any of its Affiliates to oppose), obstruct or otherwise interfere with the efforts of another Member to obtain any Governmental Approval required in connection with the Project.

(d)	The Board of Managers shall prepare and file, or cause to be prepared and filed, the Company Regulatory Filings; provided, however, that the Amos-Kemptown FERC 205 Application shall include requests that FERC approve: (i) a single return on equity and the same formula rate for the West Virginia Facilities and the Bedington-Kemptown Facilities; and (ii) in advance, the transfer from Potomac Edison (or any of its Affiliates that own any Allegheny Assets) to the AYE Operating Company of the Allegheny Assets and all real property interests on which any of the Allegheny Assets will be located.

(e)	Each Member agrees, on behalf of itself and its Affiliates, that it shall not: (i) oppose the right of any other Member or any of its Affiliates, any Series of which such Member is not a Series Member or any Operating Company of such Series to participate in any regulatory proceedings concerning the Project; (ii) file any pleading or other document in any such proceedings without first giving the Voting Members of all Series a reasonable opportunity to review and comment on such pleading or document; or (iii) engage in any substantive communications with any Governmental Authorities or their personnel concerning the Project (including any Operating Company) without providing the other Members with reasonable advance notice of the proposed communication and a reasonable opportunity to participate therein, except to the extent providing such advance notice is prohibited by Law; provided, however, that the covenants set forth in clauses (ii) and (iii) of this Section 3.02(e) shall not apply to the AYE Series Member or its Affiliates in connection with any actions before the MPSC pertaining solely to the AYE Series, the AYE Operating Company, any of the Bedington-Kemptown Facilities or the acquisition of real property interests on which such facilities are to be located; and provided further, that the AYE Series Member shall prepare and deliver to the Series Members of the Joint Series a monthly status report on actions before the MPSC pertaining to the AYE Series, the AYE Operating Company, the Bedington-Kemptown Facilities and
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the acquisition of real property interests on which such facilities are to be located and shall promptly respond to all reasonable inquires from the Series Members of the Joint Series concerning such actions.

(f)	Nothing in this Agreement shall restrict any Member or any of its Affiliates from appealing any Governmental Approval, or the denial of any Governmental Approval.

(g)	The Members hereby acknowledge that the Company will seek, or will cause the West Virginia Operating Company to seek, eminent domain authority in the State of West Virginia; provided, however, that the Company (or the West Virginia Operating Company) may, upon the approval of a Unanimous Interest of the Voting Members of the West Virginia Series, seek siting approval and federal eminent domain authority from FERC for the West Virginia Facilities.

(h)	At AET’s request, AEPTHC shall exercise commercially reasonable efforts to support AET and its Affiliates in connection with their efforts to obtain siting approval from state regulatory commissions of the Bedington-Kemptown Facilities; provided, however, that AET shall reimburse AEPTHC for its costs incurred in providing such support on the same cost basis as such charges are determined from time to time for equivalent services that AEPTHC provides to its utility Affiliates, including allocations for overhead (but excluding any markup for profit).
     3.03 Maryland Transmission Line.
(a)	The AYE Series Member shall cause Potomac Edison to file an application with the MPSC on behalf of the AYE Operating Company (or alternatively, on behalf of itself) seeking: (i) a certificate of public convenience and necessity and authority to construct the Maryland Transmission Line; and (ii) authority to exercise the right of eminent domain to acquire real property interests necessary to construct the Maryland Transmission Line. If, pursuant to such application, the MPSC grants a certificate of public convenience and necessity to Potomac Edison and authorizes only Potomac Edison to exercise the right of eminent domain to acquire real property interests necessary to construct the Maryland Transmission Line, the AYE Series Member shall cause Potomac Edison to: (A) exercise such rights to acquire all real property interests on which the Maryland Transmission Line is to be located; (B) construct the Maryland Transmission Line; and (C) exercise commercially reasonable efforts to transfer such real property interests and the Maryland Transmission Line to the AYE Operating Company before such date as the Maryland Transmission Line is energized (other than for test purposes).
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(b)	If: (i) by the Maryland Regulatory Deadline, the MPSC fails to grant either the AYE Operating Company or Potomac Edison a certificate of public convenience and necessity and authority to exercise the right of eminent domain to acquire real property interests necessary to construct the Maryland Transmission Line; (ii) the Maryland Transmission Line is within a NIETC; and (iii) the Company determines that it would be more expeditious and/or more certain to obtain a certificate of public convenience and necessity to construct the Maryland Transmission Line from FERC under Section 216 of the FPA, the AYE Operating Company shall file an application with FERC under Section 216 of the FPA seeking siting authority (including the right to exercise federal eminent domain rights) to construct the Maryland Transmission Line.

(c)	If the MPSC grants a certificate of public convenience and necessity to Potomac Edison to construct the Maryland Transmission Line and, despite the commercially reasonable efforts of the AYE Series Member, the MPSC fails to permit Potomac Edison to transfer to the AYE Operating Company the Maryland Transmission Line and the real property interests on which it is to be located, the Maryland Transmission Line shall continue to be owned by Potomac Edison.

(d)	The AYE Series Administrative Committee shall cause the AYE Operating Company and the West Virginia Series Administrative Committee shall cause the West Virginia Operating Company to execute and deliver the Regulatory Undertakings Agreement.

(e)	In any filing that the AYE Operating Company may make under Schedule 12 of the PJM Open Access Transmission Tariff or pursuant to Section 205 of the FPA with respect to any of the Bedington-Kemptown Facilities, the AYE Operating Company shall request the same formula rate and return on equity as those then being requested for the West Virginia Facilities or, if no such formula rate or return on equity is then being requested for the West Virginia Facilities, the same formula rate and return on equity as then allowed for the West Virginia Facilities.

(f)	In any filing that the AYE Series Member or any of its Affiliates (other than the AYE Operating Company) may make under Schedule 12 of the PJM Open Access Transmission Tariff or pursuant to Section 205 of the FPA with respect to any of the Allegheny Assets, the AYE Series Member shall request, or shall cause its Affiliates to request, the same formula rate and return on equity for the Allegheny Assets as those then being requested for the Bedington-Kemptown Facilities owned by the AYE Operating Company or, if no such formula rate or return on equity is then being requested for the Bedington-Kemptown Facilities owned by the AYE Operating Company, the same formula rate and return on equity as then allowed for the Bedington-Kemptown Facilities owned by the AYE Operating Company.
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(g)	The AYE Series Member shall, and shall cause the AYE Operating Company and their respective Affiliates to: (i) make any filings for a change in rates with respect to the Bedington-Kemptown Facilities solely in conjunction with and at the same time as rate change filings for the West Virginia Facilities; and (ii) request that FERC approve use of the same formula rate and return on equity for all the West Virginia Facilities and the Bedington-Kemptown Facilities.

(h)	Notwithstanding anything to the contrary in this Agreement, if FERC requires the AYE Series Member or any or its Affiliates to make a single rate filing under Section 205 of the FPA for all or any portion of the Bedington-Kemptown Facilities and any other facilities owned by the AYE Series Member or any of its Affiliates, the AYE Series Member and/or its Affiliates may make such filing but shall request the same formula rate and return on equity for the Bedington-Kemptown Facilities that are the subject of such filing as are then in effect for the Bedington-Kemptown Facilities owned by AYE Operating Company.

(i)	Nothing in this Section 3.03 shall obligate the AYE Operating Company or any of its Affiliates to take any action or assert any position that is contrary to any ruling previously issued by FERC with respect to rates for the Bedington-Kemptown Facilities.

(j)	In the event a proceeding is initiated pursuant to Section 206 of the FPA with respect to the rates applicable to the Bedington-Kemptown Facilities, the AYE Series Administrative Committee shall not permit the AYE Operating Company to enter into a settlement agreement that would reduce the return on equity then included in the formula rate applicable to such Bedington-Kemptown Facilities if such reduction would result in a return on equity that was lower than the return on equity then included in the formula rate applicable to the West Virginia Facilities without the prior written approval of the West Virginia Operating Company, such approval not to be unreasonably withheld.
     3.04 Services Agreements.
(a)	A Member or its Affiliates may perform services for any Operating Company pursuant to one or more Services Agreements.

(b)	Upon: (i) a Withdrawal by a Joint Series Member, a sale by a Joint Series Member of all of its Series Interests in a Joint Series or the conversion of a Voting Member of a Joint Series to a Converted Member pursuant to Section 8.10, any Services Agreements (or any service schedule(s) executed pursuant to such Services Agreements) pursuant to which the Withdrawn Member, selling Series Member, Converted Member or any Affiliate of such Withdrawn Member, selling Series Member or Converted Member is a Service Provider to an Operating Company
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associated with a Series of which such Withdrawn Member, selling Series Member or Converted Member is no longer a Voting Member may be terminated by either party thereto; and (ii) the transfer by a Voting Member of its right to appoint Representatives pursuant to Section 5.07, any Services Agreements (or any service schedule(s) executed pursuant to such Services Agreements) pursuant to which such transferring Voting Member (or any Affiliate of such transferring Voting Member) is a Service Provider to an Operating Company associated with such Series may be terminated by any other Voting Member; and (iii) the transfer by a Voting Member of a Series of its right to appoint Administrators for such Series pursuant to Section 5.07, any Services Agreements (or any service schedule(s) executed pursuant to such Services Agreements) pursuant to which such transferring Voting Member (or any Affiliate of such Voting Member) is a Service Provider to an Operating Company associated with such Series may be terminated by any other Voting Member of such Series, and in any such case neither party to any terminated Services Agreement (or any terminated service schedule(s)) shall have any liability thereunder except the liability to pay amounts owed thereunder as of the date of termination (including amounts owed but not yet due in respect of services performed prior to the date of termination) and any additional amounts that may be owed in respect of transition services as required hereunder or thereunder.

(c)	Upon a termination of a Services Agreement (or any service schedule(s) executed pursuant to such Services Agreements) pursuant to this Section 3.04: (i) the Withdrawn Member, selling Series Member, Converted Member or transferring Member, as applicable, shall remain liable under such terminated Services Agreement (and any terminated service schedule(s)) both as a Service Provider (with respect to performance prior to such termination) and as if it remained a Member, Series Member or Voting Member of the Company, as applicable, with respect to the terminated Services Agreement and terminated service schedule(s); and (ii) the Service Provider under any such terminated Services Agreement (or terminated service schedules(s)) shall, upon the request of an Operating Company, cooperate with such Operating Company in transitioning any services to a replacement service provider.
     3.05 Administrative Services Agreements.
(a)	The costs incurred by a Voting Member or its Affiliate(s) to perform administrative, management, oversight and support functions for a Joint Series Operating Company or for the Company on behalf of such Joint Series Operating Company (including the costs of providing Representatives, Administrators, Managers and other personnel and the costs of retaining third party consultants and contractors) shall be subject to reimbursement by such Joint Series Operating Company in accordance
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with an Administrative Services Agreement to be executed by each such Joint Series Operating Company.

(b)	Upon a Withdrawal by a Joint Series Member from the Company or a Joint Series, a sale by a Joint Series Member of all of its Series Interests in a Joint Series or the transfer by a Joint Series Member of its right to appoint Representatives or Administrators for a Joint Series pursuant to Section 5.07, all of the Administrative Services Agreements pursuant to which such Joint Series Member, or any Affiliate of such Joint Series Member, is a Service Provider to an Operating Company associated with the Joint Series from which such Joint Series Member is Withdrawing, or the Series Interests of which are being sold or transferred, shall terminate without any liability thereunder except the liability of the parties thereto to pay amounts owed thereunder as of the date of termination (including amounts owed but not yet due in respect of services performed prior to the date of termination) and any additional amounts that may be owed in respect of transition services as required thereunder; provided, however, that the Withdrawn, selling or transferring Joint Series Member, as applicable, shall remain liable under any terminated Administrative Services Agreements both as a Service Provider (with respect to performance prior to such termination) and as if it remained a Joint Series Member with respect to the terminated Administrative Services Agreement(s).

(c)	The Voting Member of the AYE Series shall enter into, or cause one of its Affiliates to enter into, an Administrative Services Agreement with the AYE Operating Company pursuant to which such Person or one or more of its Affiliates shall be responsible for the administration, management and oversight of the AYE Series and the AYE Operating Company. The Person(s) performing administrative, management, oversight and support functions for the AYE Operating Company or the Company on behalf of the AYE Operating Company (including providing Representatives, Administrators, Managers and other personnel and retaining third party consultants and contractors) shall be entitled to charge the AYE Operating Company for such services, pursuant to such Administrative Services Agreement; provided, however, that charges for such services shall be determined on the same cost basis as such charges are determined from time to time for equivalent services that such Person(s) provide(s) to its utility Affiliates, including allocations for overhead, but excluding any markup for profit.

(d)	To the extent that any costs incurred by a Voting Member or any of its Affiliates pursuant to an Administrative Services Agreement cannot be attributed to any Series or Operating Company, such costs shall be deemed to be Company costs and shall be allocated as follows: (i) any such costs incurred before the Ohio Operating Company is designated to
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construct the Ohio Facilities shall be allocated sixteen percent (16%) to the AYE Operating Company and eighty-four percent (84%) to the West Virginia Operating Company; and (ii) any such costs incurred after such date shall be allocated to the AYE Operating Company, the West Virginia Operating Company and the Ohio Operating Company based on the proportionate length of line miles (determined on a straight-line basis from end-point to end-point) of transmission lines comprising the Project Facilities owned by each Operating Company.
     3.06 Pennsylvania Facilities. Notwithstanding any other provision of this Agreement, AET and its Affiliates shall have the right, on its or their own and without participation by the Company, AEPTHC or any of its Affiliates, to engineer, design, construct, own and operate the Pennsylvania Facilities. At AET’s request, AEPTHC shall, or shall cause one of its Affiliates to, enter into an agreement with AET or an Affiliate of AET designated to construct the Pennsylvania Facilities, which agreement shall include and be limited to the same terms and conditions as the Services Agreement, pursuant to which AEPTHC or such Affiliate shall, to the extent reasonably requested by AET or such Affiliate engineer, design and/or provide technical support relating to any 765 kV facilities included in the Pennsylvania Facilities in the same manner as AEPTHC or its Affiliate performs services under Schedule 8 of the Services Agreement with the AYE Operating Company. AEPTHC, on behalf of itself and its Affiliates, agrees not to seek designation by PJM or any other Person to construct the Pennsylvania Facilities during the period prior to PJM’s issuance of the 2010 RTEP.
     3.07 Additional Facilities.
(a)	If: (i) AEPTHC, the Ohio Series or the Ohio Operating Company is designated in any RTEP through and including the 2010 RTEP; and (ii) the Ohio Operating Company subsequently receives a certificate of environmental compatibility and public need from the OPSB to construct the Ohio Facilities, the AYE Series Administrative Committee shall, subject to the conditions set forth in this Section 3.07, cause the AYE Operating Company to offer to transfer to the West Virginia Operating Company discrete equipment included in the Bedington-Kemptown Facilities (the “Additional Facilities”) with a Net Book Value approximately equal to the Amos Upgrade Cost. The Administrators of the West Virginia Series appointed by AEPTHC shall have exclusive authority to elect, on behalf of the West Virginia Operating Company, whether or not to purchase the Additional Facilities.

(b)	The AYE Series Member shall cause the AYE Operating Company to seek authority to Dispose of the Additional Facilities to the West Virginia Operating Company promptly upon the later to occur of: (i) the substantial completion of the Amos Upgrade such that it is capable of being placed in service; (ii) the substantial completion of the Additional Facilities such that they are capable of being placed in service; and (iii) issuance of a certificate of environmental compatibility and public need from the OPSB to the Ohio Operating Company to construct the Ohio
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Facilities. Any obligation to Dispose of the Additional Facilities to the West Virginia Operating Company shall be subject to the receipt by the AYE Series and the AYE Operating Company of any and all Governmental Approvals required to Dispose of such Additional Facilities.

(c)	The Series Members of the West Virginia Series acknowledge and agree that the AYE Operating Company shall have exclusive authority to identify the Additional Facilities at its discretion; provided, however, that: (i) the Additional Facilities shall be located in West Virginia; and (ii) the Additional Facilities shall, to the extent practicable (as determined in the reasonable judgment of the AYE Operating Company), be operationally proximate to Bedington-Kemptown Facilities that operate at 765 kV.

(d)	Promptly upon completion of the Amos Upgrade, the West Virginia Series Administrative Committee shall deliver to the AYE Series Administrative Committee written certification (with reasonable supporting documentation), in form and substance reasonably acceptable to the AYE Series Administrative Committee, of the total capitalized cost incurred by the West Virginia Operating Company to construct and install the Amos Upgrade (such cost, the “Amos Upgrade Cost”). The West Virginia Series Administrative Committee shall cause all capitalized costs incurred by the West Virginia Operating Company to construct and install the Amos Upgrade to be accounted for separately from other costs of the West Virginia Operating Company or the West Virginia Series.

(e)	In consideration of the Disposition of the Additional Facilities, the West Virginia Operating Company shall be obligated to pay to the AYE Operating Company an amount equal to: (i) the Net Book Value of the Additional Facilities; less (ii) the Additional Facilities Return Amount, if any. In order to facilitate the purchase of the Additional Facilities by the West Virginia Operating Company, the West Virginia Series Administrative Committee shall issue Series Capital Calls to the West Virginia Series Members in an aggregate amount equal to such amount.

(f)	The Additional Facilities Disposition Date shall occur no earlier than the latest to occur of: (i) the date of substantial completion of the Amos Upgrade such that it is capable of being placed in service; (ii) the date of substantial completion of the Additional Facilities such that they are capable of being placed in service; and (iii) receipt of all Governmental Approvals necessary for the Disposition of the Additional Facilities by the AYE Operating Company. As of the Additional Facilities Disposition Date, if any, the Additional Facilities shall be included in the West Virginia Facilities and shall no longer be part of the Bedington-Kemptown Facilities.
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(g)	In connection with the Disposition of the Additional Facilities pursuant to this Section 3.07, the AYE Operating Company shall: (i) represent and warrant to the West Virginia Operating Company that (A) it has good title to the Additional Facilities, (B) there are no Encumbrances for any indebtedness or any other Encumbrances on such Additional Facilities other than pursuant to this Agreement, (C) the AYE Operating Company has due authority to Dispose of such Additional Facilities to the West Virginia Operating Company, (D) the agreement transferring the Additional Facilities to the West Virginia Operating Company is valid and enforceable against the AYE Operating Company, and (E) the Disposition of the Additional Facilities to the West Virginia Operating Company does not violate any applicable Law in any material respect or cause a default under any material agreement to which the AYE Operating Company is a party; (ii) disclose in writing the existence and nature of any pending or, to the AYE Operating Company’s actual knowledge without any obligation of due inquiry, threatened litigation or arbitration or any audit or investigation initiated by any Governmental Authority against the AYE Operating Company related to the Additional Facilities; and (iii) sign such documents as may reasonably be requested by the West Virginia Operating Company. The representations and warranties described in clause (i) of this Section 3.07(g) shall not survive the closing of the sale of the Additional Facilities, except for the representations and warranties described in clauses (i)(A), (i)(C), (i)(D) and (i)(E) of this Section 3.07(g), each of which shall survive such closing on such Disposition for a period of one (1) year.

(h)	Notwithstanding any other provision of this Agreement to the contrary, in the event the AYE Operating Company discloses the existence of any pending or threatened litigation or other proceeding required to be disclosed pursuant to Section 3.07(g), or the West Virginia Operating Company reasonably determines that the representation and warranty required by clause (i)(B) of Section 3.07(g) is inaccurate, the West Virginia Operating Company may, in its sole discretion, and as its exclusive remedy based on such disclosure, elect not to purchase the Additional Facilities.

(i)	Simultaneous with any Disposition of the Additional Facilities to the West Virginia Operating Company: (i) the AYE Operating Company shall grant the West Virginia Operating Company such access to the Additional Facilities as may be reasonably necessary to own, operate and maintain the Additional Facilities; and (ii) the AYE Series Administrative Committee shall cause the AYE Operating Company to execute and deliver an Environmental Indemnity Agreement to the West Virginia Operating Company. Upon the Disposition of the Additional Facilities by the AYE Operating Company, such Additional Facilities shall no longer be included in the Bedington-Kemptown Facilities.
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     3.08 Duty of Cooperation.
(a)	No Series Member of a Joint Series, nor its Representatives, Administrators, employees, officers, agents or consultants shall, without the approval of the Administrative Committee of such Joint Series: (A) engage in any negotiations of any agreements with respect to such Joint Series or the Joint Series Operating Company associated with such Joint Series except as permitted by the Services Agreements or the Administrative Services Agreements; or (B) act with apparent authority of the Company, such Joint Series or the Joint Series Operating Company associated with such Joint Series; provided, however, that nothing in this Section 3.08 shall limit or restrict any rights of AET acting in good faith in its capacity as a Series Member of the AYE Series.

(b)	In the event the Voting Members or the Administrative Committee of any Series elects to take any action that: (i) materially affects the Operating Company associated with such Series; (ii) does not materially affect any other Series or Operating Company; and (iii) requires the approval or consent of the Board of Managers, each Member shall cause its Representatives to (A) not withhold or condition their respective approvals or consents to such action, and (B) cooperate in connection with such action.
     3.09 Company Escrow Agreement.
(a)	The Board of Managers shall cause the Company to enter into the Company Escrow Agreement and, together with the Operating Companies, to direct that all monies paid by PJM to the Company, the West Virginia Operating Company or the AYE Operating Company in respect of the West Virginia Facilities and/or the Bedington-Kemptown Facilities be deposited into a single account (the “Deposit Account”) administered pursuant to such Company Escrow Agreement. The Deposit Account and any other account established pursuant to the Company Escrow Agreement shall be administered by a bank, financial institution or other depository (the “Company Escrow Agent”) as shall be designated from time to time by the Board of Managers. No funds deposited into the Deposit Account or any other account established pursuant to the Company Escrow Agreement shall be commingled with funds of any other Person, including any Member.

(b)	The Deposit Account shall be maintained for the benefit of the Operating Companies in accordance with the terms and conditions of the Company Escrow Agreement.

(c)	The Board of Managers shall direct the Company Escrow Agent to disburse funds from the Deposit Account to the West Virginia Operating Company and the AYE Operating Company, or accounts established for
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the benefit of such Operating Companies, based on the methodology set forth in Schedule 3.09; provided, however, that in the event that the AYE Series Member fails to comply in any material respect with the requirements of Section 3.03, the Board of Managers shall direct the Company Escrow Agent to disburse funds from the Deposit Account to each of the West Virginia Operating Company and the AYE Operating Company, or accounts established for the benefit of such Operating Companies, in accordance with the formula rates then applicable to such Operating Companies and without reference to the allocation methodology set forth in Schedule 3.09.

(d)	In the event the Company (though the AYE Series) ceases to own any material interest in the AYE Operating Company, the Company Escrow Agreement shall be terminated and each of the West Virginia Operating Company and the AYE Operating Company shall be entitled to monies paid by PJM based on their respective formula rates.
     3.10 Series Expenses.
(a)	Subject to Section 8.10, each West Virginia Series Member shall: (i) solely through its obligation under this Agreement to fund Series Capital Contributions for the West Virginia Series, be responsible for that portion of the aggregate costs and expenses incurred by the West Virginia Operating Company on or after the Effective Date corresponding to such West Virginia Series Member’s Series Percentage; and (ii) be obligated to contribute such amounts to the West Virginia Series pursuant to Series Capital Calls. The West Virginia Series Administrative Committee shall cause the West Virginia Operating Company to reimburse certain costs and expenses related to the West Virginia Facilities and/or the real property interests on which such facilities are to be located incurred prior to the Effective Date pursuant to the terms and conditions set forth in the Administrative Services Agreements executed by the West Virginia Operating Company.

(b)	Subject to Section 8.10, each Ohio Series Member shall: (i) solely through its obligation under this Agreement to fund Series Capital Contributions for the Ohio Series, be responsible for that portion of the aggregate costs and expenses incurred by the Ohio Operating Company on or after the Effective Date corresponding to such Ohio Series Member’s Series Percentage; and (ii) be obligated to contribute such amounts to the Ohio Series pursuant to Series Capital Calls. The Ohio Series Administrative Committee shall cause the Ohio Operating Company to reimburse certain costs and expenses related to the Ohio Facilities and/or the real property interests on which such facilities are to be located incurred prior to the Effective Date pursuant to the terms and conditions set forth in the Administrative Services Agreements executed by the Ohio Operating Company.
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(c)	The AYE Series Member shall: (i) solely through its obligation under this Agreement to fund Series Capital Contributions for the AYE Series, be responsible for costs and expenses incurred by the AYE Operating Company; and (ii) be obligated to contribute such amounts to the AYE Series pursuant to Series Capital Calls.
     3.11 Financing. The Series Members of each Series shall exercise reasonable efforts to obtain third-party financing for their respective Operating Companies; provided, however, that: (a) the principal amount of any Operating Company Indebtedness at the time such Operating Company’s facilities are energized (other than merely for test purposes) shall not, without the approval of the Board of Managers, exceed fifty percent (50%) of total capital investment in such Operating Company; and (b) no Operating Company shall have any obligation to coordinate or aggregate the financing of its Project Facilities with the financing of Project Facilities owned by any other Operating Company. The Series Members of each Series shall cooperate with Series Members of the other Series and prospective lenders in connection with proposed financing arrangements, including providing information regarding their respective Operating Companies and/or Series Members as may be reasonably requested by such prospective lenders. Nothing in this Agreement shall require a Member to provide a guarantee or other credit support for any Indebtedness.
     3.12 Ohio Facilities.
(a)	Subject to Good Utility Practice, applicable Laws and any limitations set forth in the PJM Agreements the Ohio Series Members shall exercise reasonable efforts to obtain designation by PJM of AEPTHC, the Ohio Series or the Ohio Operating Company to construct the Ohio Facilities along a path that connects to transmission lines running to a point at or near the Prexy Substation in the Allegheny Transmission Zone until the earlier of: (i) PJM’s designation of a Person to construct the Ohio Facilities; or (ii) PJM’s issuance of the 2010 RTEP; provided, however, that in the event AEPTHC Withdraws from the Company pursuant to Section 12.01(b), its sole responsibility with respect to the Ohio Facilities after such Withdrawal shall be those described in Section 12.01(f).

(b)	Subject to Good Utility Practice, applicable Laws and any limitations set forth in the PJM Agreements neither AEPTHC nor AET nor any of their respective Affiliates shall, without the written consent of the Voting Members of the Company, advocate or support any alternative proposals for the Ohio Facilities prior to such time as PJM issues the 2010 RTEP.

(c)	In the event the Ohio Operating Company is designated to construct the Ohio Facilities pursuant to an RTEP, the Ohio Series Members shall cause the Ohio Operating Company to file an application with the OPSB seeking: (i) a certificate of environmental compatibility and public need and authority to construct the Ohio Facilities; and (ii) authority to exercise the right of eminent domain to acquire real property interests necessary to construct the Ohio Facilities. If, pursuant to such application, the OPSB
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grants a certificate of environmental compatibility and public need to the Ohio Operating Company and authorizes the Ohio Operating Company to exercise the right of eminent domain to acquire real property interests necessary to construct the Ohio Facilities, the Ohio Series Members shall cause the Ohio Operating Company to: (A) exercise such rights to acquire all real property interests on which the Ohio Facilities are to be located; and (B) construct the Ohio Facilities.

(d)	If: (i) by the Ohio Regulatory Deadline, the OPSB fails to grant the Ohio Operating Company a certificate of environmental compatibility and public need and authority to exercise the right of eminent domain to acquire real property interests necessary to construct the Ohio Facilities; (ii) the Ohio Facilities are within an NIETC; and (iii) the Ohio Series Members determine that it would be more expeditious and/or more certain to obtain a certificate of public convenience and necessity to construct the Ohio Facilities from FERC under Section 216 of the FPA, the Ohio Series Members shall cause the Ohio Operating Company to file an application with FERC under Section 216 of the FPA seeking siting authority (including the right to exercise federal eminent domain rights) to construct the Ohio Facilities.
     3.13 West Virginia Facilities.
(a)	The West Virginia Series Members shall cause the West Virginia Operating Company to file an application with the PSCWV seeking: (i) a certificate of public convenience and necessity and authority to construct the West Virginia Facilities; and (ii) authority to exercise the right of eminent domain to acquire real property interests necessary to construct the West Virginia Facilities. If, pursuant to such application, the PSCWV grants a certificate of public convenience and necessity to the West Virginia Operating Company and authorizes the West Virginia Operating Company to exercise the right of eminent domain to acquire real property interests necessary to construct the West Virginia Facilities, the West Virginia Series Members shall cause the West Virginia Operating Company to: (A) exercise such rights to acquire all real property interests on which the West Virginia Facilities are to be located; and (B) construct the West Virginia Facilities.

(b)	If: (i) by the West Virginia Regulatory Deadline, the PSCWV fails to grant the West Virginia Operating Company a certificate of public convenience and necessity and authority to exercise the right of eminent domain to acquire real property interests necessary to construct the West Virginia Facilities; (ii) the West Virginia Facilities are within an NIETC; and (iii) the West Virginia Series Members determine that it would be more expeditious and/or more certain to obtain a certificate of public convenience and necessity to construct the West Virginia Facilities from FERC under Section 216 of the FPA, the West Virginia Series Members
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shall cause the West Virginia Operating Company to file an application with FERC under Section 216 of the FPA seeking siting authority (including the right to exercise federal eminent domain rights) to construct the West Virginia Facilities.

(c)	AEPTHC shall grant, or shall cause its Affiliates to grant, the West Virginia Operating Company such access to the Amos Upgrade as may be reasonably necessary to own, operate and maintain such facilities. AEPTHC shall cause Appalachian Power Company to execute and deliver to the West Virginia Operating Company an Environmental Indemnity Agreement.
     3.14 Interconnections.
(a)	The AYE Series Administrative Committee shall cause the AYE Operating Company to grant to the West Virginia Operating Company such access to the Bedington-Kemptown Facilities as shall be reasonably necessary, in accordance with Good Utility Practice, to interconnect the West Virginia Facilities with the Bedington-Kemptown Facilities.

(b)	The West Virginia Series Administrative Committee shall cause the West Virginia Operating Company to grant to the AYE Operating Company such access to the West Virginia Facilities as shall be reasonably necessary, in accordance with Good Utility Practice, to interconnect the Bedington-Kemptown Facilities with the West Virginia Facilities.

(c)	In the event the Ohio Operating Company is designated to construct the Ohio Facilities, the Ohio Series Administrative Committee shall cause the Ohio Operating Company to grant to AET or an Affiliate of AET designated to construct the Pennsylvania Facilities such access to the Ohio Facilities as shall be reasonably necessary, in accordance with Good Utility Practice, to interconnect the Pennsylvania Facilities with the Ohio Facilities.
     3.15 Abandonment of the Project. In the event the Board of Managers determines to abandon the Project, the Members shall maintain the existence of the Company until such time as the Company shall have received any revenues payable to the Company or any Operating Company.
     3.16 Compliance with Law. Each Member shall comply with the PJM Agreements and all applicable Laws pertaining to the Company and the Project, including FERC standards and codes of conduct. Without limiting the generality of the foregoing, no Member shall, nor shall any Member permit any of its Affiliates to, disclose non-public information regarding the Project, the Company or any Series to any of its “energy affiliates” (as defined in 18 CFR § 358.3(d)). Each Joint Series shall cause the Operating Company associated with such Joint Series to operate and maintain the Project Facilities owned by such Operating Company in accordance with the PJM Agreements and all applicable Laws.
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ARTICLE 4
REPRESENTATIONS AND WARRANTIES; DISCLAIMERS
     4.01 General Representations and Warranties. Each Member hereby represents and warrants to each other Member that:
(a)	it is duly incorporated, organized or formed (as applicable), validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation;

(b)	if required by applicable Law, it is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation;

(c)	it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other applicable Persons necessary for the due authorization, execution, delivery and performance of this Agreement by it have been duly taken;

(d)	it has duly executed and delivered this Agreement and any other documents contemplated herein to be executed as of the Effective Date, and they constitute the legal, valid and binding obligation of it enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency or similar Laws pertaining to creditors’ rights or by general principles of equity, regardless of whether considered at law or in equity); and

(e)	its authorization, execution, delivery and performance of this Agreement does not and will not: (i) conflict with, or result in a breach, default or violation of (A) its organizational documents, (B) any agreement to which it is a party or is otherwise bound, or (C) any Law, order, judgment, decree, writ, injunction or arbitral award to which it is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person, unless such requirement has already been satisfied.
     4.02 Disclaimer of Certain Duties. Each Member acknowledges its express intent, and agrees with each other Member for the mutual benefit of all the Members, that:
(a)	other than the limited duty of loyalty which may arise pursuant to Section 8.10(d)(iv), no Member shall owe any duty of loyalty, under this Agreement, the Act or otherwise, to the Company, any Operating Company, any other Member, the Representatives or Administrators appointed by any other Member or any Managers in connection with the exercise of its voting, consent or approval rights under this Agreement or
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any Charter Documents of an Operating Company or the granting or withholding of any vote, consent or approval by any Representative, Administrator or Manager appointed by such Member under this Agreement or any Charter Documents of any Operating Company; and

(b)	the provisions of this Section 4.02 shall apply for the benefit of each Member and no standard of care, duty or other legal restriction or theory of liability shall limit or modify the right of each Member to act and to direct the Representatives, Administrators and Managers appointed by such Member to vote in the manner determined by such Member in its sole discretion other than: (i) the duty of care and duty of fair dealing in a Member’s discharge of its authority and responsibility as a Member; (ii) the limited duty of loyalty which may arise pursuant to Section 8.10(d)(iv); and (iii) those expressly set forth in this Agreement.
     4.03 Release. To the maximum extent permitted by applicable Laws, each Member hereby releases and forever discharges each other Member and the Representatives, Administrators and Managers appointed by each such other Member from all liabilities that such other Member or any Representatives, Administrators or Managers appointed by such other Member might owe, under the Act or otherwise, to the Company, any Operating Company, the releasing Member or the Representatives, Administrators or Managers appointed by such releasing Member on the ground that any decision of such other Member or any Representatives, Administrators or Manager appointed by such other Member to grant or withhold any vote, consent or approval constituted a breach or violation of any standard of care or duty (other than the duty of care and fair dealing or the limited duty of loyalty that may arise pursuant to Section 8.10(d)(iv)) applicable to such releasing Member, or the Representatives, Administrators or Managers appointed by such releasing Member.
     4.04 Business Opportunities.
(a)	During the Term, if any Member identifies any electric transmission project (other than the Project) that it believes would be suitable for the Company, any Series or any Operating Company to develop and/or own, such Member shall have the right, but not the obligation, to present such project to the Board of Managers for consideration. Notwithstanding the foregoing, no Member, Representative, Administrator or officer of the Company shall have any obligation to offer to the Company, any Series, any Member or any Operating Company the opportunity to, or to cause the Company or any Operating Company to, undertake any such other project.

(b)	Subject to the limitations set forth in this Agreement (including those set forth in Sections 2.06 and 2.07), the Members and their Affiliates may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, a Series, an Operating Company or the Project. No Member shall have any obligation to offer to the Company, a
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Series, an Operating Company or any other Member or any Affiliate of another Member the right to participate therein.

(c)	Without limiting the generality of the provisions of this Section 4.04, the Members recognize and agree that their respective Affiliates currently engage in certain activities involving the generation, transmission and distribution of electricity (herein referred to as “Affiliates’ Outside Activities”) and that these and other activities by Members’ Affiliates may be based on electricity that is transmitted through the Project Facilities. No Affiliate of a Member shall be restricted by this Agreement in the conduct, individually or jointly with others, for its own account, of any Affiliates’ Outside Activities, and no Member or its Affiliates shall have any duty or obligation under this Agreement, express or implied, fiduciary or otherwise, to account to, or to share the results or profits of such Affiliates’ Outside Activities with, the Company, any other Member or any Affiliate of any other Member, by reason of such Affiliates’ Outside Activities.

(d)	Each Member:
(i)	renounces in advance each and every interest or expectancy it or any of its Affiliates might be considered to have under the Act, at common law or in equity, by reason of its membership in the Company or any Series in any business opportunity, in any opportunity to participate in any business opportunity, or in any business or industry in which any other Member or its Affiliates now or in the future engages, which is presented to the Company, any Series, any Operating Company, any other Member, any Member’s Affiliates or to any present or future partner, member, director, officer, manager, supervisor, employee, agent or representative of the Company, any Series, any Operating Company, any Member or any Member’s Affiliates; and

(ii)	waives and consents to the elimination of any fiduciary or other duty, including any duty of loyalty, which any other Member or any of its Affiliates might be considered to owe to the waiving Member under the Act, at common law or in equity by reason of the waiving Member’s membership in the Company to offer to the Company or the waiving Member or any of its Affiliates any business opportunity, or in any opportunity to participate in any business opportunity.
(e)	The Company:
(i)	renounces in advance each and every interest or expectancy it might be considered to have under the Act, at common law or in equity in any business opportunity, any opportunity to participate
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in any business opportunity, or any business or industry in which any Member or any of its Affiliates now or in the future engages, which is presented to such Member or any of its Affiliates or to any present or future partner, member, director, officer, manager, supervisor, employee, agent or representative of such Member or any of its Affiliates; and

(ii)	waives and consents to the elimination of any fiduciary or other duty, including any duty of loyalty, which any Member or any of its Affiliates might be considered to owe to the Company, any Series or any Operating Company under the Act, at common law or in equity by reason of such Member’s membership in the Company, any Series or any Operating Company to offer to the Company, any Series or any Operating Company any business opportunity or any opportunity to participate in any business opportunity.
(f)	THE PROVISIONS OF THIS SECTION 4.04 CONSTITUTE AN AGREEMENT TO MODIFY OR ELIMINATE FIDUCIARY DUTIES PURSUANT TO THE PROVISIONS OF SECTION 18-1101 OF THE ACT.
ARTICLE 5
DISPOSITIONS AND ENCUMBRANCES OF MEMBERSHIP INTERESTS
     5.01 Restrictions on Dispositions. A Member may not Dispose of all or any portion of its Series Interest(s) except: (a) in compliance with applicable Laws, including acquisition of any Governmental Approvals required in connection with any such Disposition; and (b) in strict accordance with this Article 5. Any attempted Disposition of all or any portion of a Member’s Series Interest(s), other than in strict accordance with this Article 5, shall be, and is hereby declared, null and void ab initio. The rights and obligations constituting a Series Interest may not be separated, divided or split from the other attributes of a Series Interest except as contemplated by the express provisions of this Agreement.
     5.02 Permitted Dispositions.
(a)	A Series Member of a Joint Series may, without the consent of any other Member: (i) Dispose of all or any portion of its Series Interest in such Joint Series to an Affiliate of such Series Member; and (ii) no earlier than [***] from the Effective Date, but subject to the terms and conditions of Section 5.03, Dispose of all or any portion of its Series Interest(s) in such Joint Series to any Person, in either case so long as such Disposition (A) is permitted under the existing terms and conditions of any Indebtedness of the Joint Series Operating Company associated with such Joint Series and (B) will not result in a change in any costs or other terms of, or any incremental charges or fees under, any such Indebtedness.
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(b)	Without the consent of any Member: (i) the AYE Series Member may Dispose of all or any portion of its Series Interest in the AYE Series to any Person; and (ii) the AYE Representatives may cause the Company to sell the AYE Operating Company to any Person.

(c)	In the event AET Withdraws from the Ohio Series pursuant to Section 12.01(c), then without the consent of AET: (i) the Ohio Series Member would be entitled to Dispose of all or any portion of its Series Interest in the Ohio Series to any Person; and (ii) the AEPTHC Representatives would be entitled to cause the Company to Dispose of the Ohio Operating Company to any Person.
     5.03 Right of First Offer.
(a)	A Series Member of a Joint Series (a “Transferring Member”) that desires to Dispose of all or any portion of its Series Interest in one or more Joint Series to any Person other than an Affiliate thereof as permitted pursuant to Section 5.02(a) shall deliver notice (an “Offer Notice”) to the Company and to each other Voting Member of such Series. The Offer Notice shall state the material terms and conditions governing the proposed Disposition, including the proposed price. The Offer Notice shall constitute an offer to Dispose of the subject Series Interest to any Voting Member of such Series subject to the terms and conditions stated therein. An offer set forth in an Offer Notice shall be deemed to remain open for a period of thirty (30) Days from the date of the Offer Notice (the “Election Period”) or, with respect to any Series Member, until any earlier date as of which such Series Member rejects the offer contained in such Offer Notice.

(b)	Any Voting Member of a Series, any Series Interest of which is being offered for Disposition (other than the Transferring Member and its Affiliates) shall have the right, but not the obligation, to purchase all but not less than all of the Series Interest described in the Offer Notice at the price and on the terms and conditions specified therein by delivering written notice of such election to the Transferring Member and the Company within the Election Period (each such Voting Member that delivers such written notice, an “Offering Member”); provided, however, that, irrespective of the terms and conditions set forth in an Offer Notice, an Offering Member may condition its election to purchase such Series Interest on: (i) receipt of approval or consent from such Offering Member’s board of directors or other governing body; and/or (iii) receipt of any necessary Governmental Approvals in form and substance reasonably acceptable to such Offering Member; and provided further, that if any such conditional election is conditioned on receipt of approval or consent from an Offering Member’s board of directors or other governing body, such conditional election shall be deemed withdrawn (as if it had never been delivered) unless the Offering Member that delivered
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such conditional election delivers written notice to the Transferring Member on or before the tenth (10th) day after the expiration of the Election Period that all necessary approvals and consents of such Offering Member’s board of directors or other governing body have been obtained. The Transferring Member shall reasonably cooperate with the purchasing Member(s) in connection with obtaining any necessary Governmental Approvals.

(c)	In the event more than one Offering Member delivers notice of its intent to purchase the Series Interest described in an Offer Notice in accordance with Section 5.03(b), such Series Interest(s) shall be allotted among the Offering Members exercising such right in proportion to their respective Series Percentages determined prior to such Disposition.

(d)	Each Offering Member exercising its right to purchase a Series Interest of a Joint Series pursuant to this Section 5.03, may choose to have an Affiliate purchase such Series Interest so long as such Disposition: (i) is permitted under the existing terms and conditions of any Indebtedness of the Joint Series Operating Company associated with such Joint Series; and (ii) will not result in a change in any costs or other terms of, or any incremental charges or fees under, any such Indebtedness.

(e)	The Disposition of any Series Interest to one or more Offering Members shall be consummated as soon as practical after the expiration of the Election Period, but in no event later than fifteen (15) days after the receipt of any necessary Governmental Approvals and the expiration of all applicable waiting periods. At the closing of the Disposition of any Series Interest pursuant to this Section 5.03, the Transferring Member shall: (i) represent and warrant that (A) the Transferring Member has good title to such Series Interest, (B) there are no Encumbrances on such Series Interest (other than pursuant to this Agreement or any Indebtedness of the Joint Series Operating Company associated with the Series whose Series Interest is being Disposed), (C) the Transferring Member has due authority to Dispose of such Series Interest to the Offering Member(s), (D) the agreement transferring such Series Interest to the Offering Member(s) is valid and enforceable against the Transferring Member, and (E) the Disposition of such Series Interest to the Offering Member(s) does not violate any applicable Law in any material respect or cause a default under any material agreement to which the Transferring Member is a party; (ii) disclose in writing the existence and nature of any pending or, to the Transferring Member’s actual knowledge without any obligation of due inquiry, threatened litigation or arbitration or any audit or investigation initiated by any Governmental Authority against the Transferring Member or the Operating Company associated with the Series, the Series Interest of which is being offered for Disposition, which litigation or other proceeding is related to such Operating Company, the
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Series associated with such Operating Company or the Project Facilities owned by such Operating Company; and (iii) sign such documents as may reasonably be requested by the Company or the purchasing Member(s). Notwithstanding any other provision of this Agreement to the contrary, in the event the Transferring Member discloses the existence of any pending or threatened litigation or other proceeding required to be disclosed pursuant to this Section 5.03(e), or an Offering Member reasonably determines that the representation and warranty required by clause (i)(B) of this Section 5.03(e) is inaccurate, such Offering Member may, in its sole discretion, and as its exclusive remedy based on such disclosure, withdraw its election to purchase such Series Interest. The representations and warranties required by clause (i) of this Section 5.03(e) shall not survive the closing of the Disposition of the Series Interest, except for the representations and warranties described in clauses (i)(A), (i)(C), (i)(D) and (i)(E) of this Section 5.03(e), each of which shall survive such closing of such Disposition for a period of one (1) year.

(f)	A purchasing Member (or its purchasing Affiliate) shall be required to pay cash (and only cash) for any Series Interest acquired pursuant to this Section 5.03.

(g)	If no Offering Member elects to purchase the Series Interest described in an Offer Notice or if an Offering Member fails to purchase such Series Interest pursuant to this Section 5.03, the Transferring Member may, within one hundred and eighty (180) days after the later of the expiration of the Election Period, the deemed withdrawal of a conditional election by an Offering Member pursuant to Section 5.03(b), or a withdrawal of an election by an Offering Member pursuant to Section 5.03(e), Dispose of such Series Interests to any Person (a “Third Party Purchaser”) at a price no less than [***] percent [***] of the purchase price specified in the Offer Notice; provided, however, that any such Disposition shall be conditioned upon: (i) such Third Party Purchaser satisfying the conditions described in Section 5.02(b); (ii) the submission of any filings to Governmental Authorities and the receipt of any necessary Governmental Approvals; (iii) the determination by counsel acceptable to the non-transferring Series Member(s) of the applicable Series that such Disposition to such Third Party Purchaser would not cause (A) a termination of the Company or any Series, or (B) a default, loss or payment obligation under any security issued, or agreement entered into, by the Company or any Joint Series Operating Company; (iv) such Third Party Purchaser executing a counterpart of this Agreement; and (v) such Third Party Purchaser and the Transferring Member executing such other documents as may be reasonably requested by the other Series Members of the applicable Series (including an assignment agreement in form and substance acceptable to such other Series Members in their reasonable discretion containing the agreement by the Transferring Member to
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reimburse such other Series Members for any fees or expenses reasonably incurred under any security issued, or agreement entered into, as a result of such Disposition, including any consent fee or additional financing costs under any Indebtedness.

(h)	In the event a Transferring Member, for any reason, has not entered into a definitive agreement to Dispose of the Series Interests described in an Offer Notice to a Third Party Purchaser in accordance with Section 5.03(g) within one hundred and eighty (180) Days after the later of: (i) the expiration of the Election Period; (ii) if applicable, the withdrawal or deemed withdrawal of a conditional election by an Offering Member pursuant to Section 5.03(b); or (iii) if applicable, the withdrawal of an election by an Offering Member pursuant to Section 5.03(e), the Transferring Member shall not Dispose of any Series Interests without again complying with the requirements set forth in Section 5.03(b).
     5.04 Requirements Applicable to All Dispositions and Admissions. In addition to the requirements set forth in Sections 5.02 and 5.03, any Disposition of a Series Interest and any admission of an Assignee as a Member (excluding Dispositions of Series Interests pursuant to Article 14, which Dispositions shall be subject to the terms of Article 14) shall be subject to the following requirements and such Disposition (and admission, if applicable) shall not be effective unless such requirements are satisfied; provided, however, that the Administrative Committee of any Series may, in its sole and absolute discretion, waive any of the following requirements with respect to any Disposition of a Series Interest of such Series:
(a)	The following documents must be delivered to such Administrative Committee and must be satisfactory, in form and substance, to such Administrative Committee:
(i)	a copy of the instrument pursuant to which the Disposition is effected.

(ii)	an instrument, executed by the Disposing Member and its Assignee, containing the following information and agreements, to the extent they are not contained in the instrument described in clause (i) immediately above: (A) the notice address of the Assignee; (B) if applicable, the Parent of the Assignee; (C) the Series Percentages and Voting Percentages after the Disposition of the Disposing Member and its Assignee (which together must total the Series Percentage and Voting Percentages of the Disposing Member immediately prior to the Disposition); (D) the Assignee’s ratification of this Agreement and agreement to be bound by it, and its confirmation that the representations and warranties in Section 4.01 are true and correct; and (E) representations and warranties by the Disposing Member and its Assignee that (1) the Disposition and admission are being made in accordance with all applicable Laws, and (2) the Disposition and admission do not violate any
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agreement to which the Company, the applicable Series, the Operating Company associated with such Series or the Assignee is a party.

(iii)	unless the Series Interests subject to the Disposition are registered under the Securities Act and any applicable state securities Laws, a favorable opinion of legal counsel acceptable to the Administrative Committee of the Series whose Series Interests are being Disposed, to the effect that the Disposition and admission are being made pursuant to valid exemptions from registration under those Laws and in accordance with those Laws; provided, however, that no such opinion shall be required in the case of a Disposition by a Member to an Affiliate thereof.
(b)	The Disposing Member or its Assignee shall pay, or reimburse the Company and the other Members for, all reasonable costs and expenses incurred by the Company or such other Members in connection with the Disposition and admission, including the legal fees incurred in connection with the legal opinion referred to in Section 5.04(a)(iii), no later than ten (10) Days after the receipt by that Person of an invoice for such amount. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Rate.

(c)	No Disposition of Series Interests shall release the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to the Disposition.

(d)	Upon any Disposition of Series Interests, the Series Percentages and Series Capital Accounts of the Members shall be deemed adjusted to reflect the effect of the Disposition.
     5.05 Tax Partnership Transfer Limitations. Notwithstanding anything to the contrary in this Agreement, a Series Member of a Series shall not, without the consent of the Administrative Committee of such Series, be permitted to engage in a transaction (including a conversion of such Series Member into another type of entity) that would result in a Deemed Tax Disposition of all or any part of its Series Interest that, together with any other Deemed Tax Dispositions occurring at the same time or within the prior twelve (12) month period, could result in a termination of a Series that is treated as a partnership for federal income tax purposes under Section 708(b)(1)(B) of the Code. A Series Member of a Series intending to undertake any transaction that could result in a Deemed Tax Disposition shall give notice to the other Series Members of such Series of the date of the proposed Deemed Tax Disposition and the Series Percentage of the Series Interest proposed to be transferred or deemed transferred.
     5.06 Deemed Membership Disposition. A Deemed Membership Disposition shall be deemed to be a Disposition of Series Interests and must comply with the requirements set forth in Article 5.
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     5.07 Admission of Assignee as a Member. An Assignee has the right to be admitted as a Series Member only: (a) pursuant to a Disposition effected in strict compliance with Article 5; and (b) if such Assignee executes a counterpart of this Agreement. Each Assignee of a Voting Member shall obtain a Voting Percentage equal to the portion of the Disposing Member’s Voting Percentage that is transferred to such Assignee. In the event a Voting Member of a Joint Series Disposes of less than all of its Series Interests in such Joint Series, the right to appoint Representatives and/or Administrators of such Joint Series shall not be transferred to any Assignee without the approval of a Unanimous Interest of the Company (with respect to Representatives) or such Joint Series (with respect to Administrators), the granting of which shall be within the sole discretion of the Voting Members.
     5.08 Special Dispositions. The Series Interests held by a dissolved Member shall be deemed to have been assigned to the Person to whom such Series Interests are assigned by the Person conducting the liquidation or winding-up of such Member. The Series Interests held by a Bankrupt Member shall be deemed to have been assigned to: (a) the Person or Persons (if any) to whom such Series Interests are assigned by order of the bankruptcy court or other Governmental Authority having jurisdiction over such Bankruptcy; or (b) in the event of a general assignment for the benefit of creditors, the creditor to which such Series Interests are assigned.
     5.09 Issuance of Additional Series Interests. A Series may, subject to the approval of a Unanimous Interest of the Voting Members of such Series, issue new Series Interests to new Series Members; provided however, that: (a) any such additional Series Interests shall be non-voting; (b) admission of any new Series Member(s) pursuant to this Section 5.09 shall be subject to satisfaction of the requirements set forth in Section 5.04(a); and (c) the issuance of such additional Series Interests shall not (i) cause the Company, any Series or any Operating Company to be in violation of any applicable Law, any Governmental Approval or any agreement or (ii) have a material adverse effect on the regulatory status, financial condition, accounting treatment, tax treatment, business or operations of the Company or any Series. Any new Series Interests shall be subject to the distributions and allocations of Series Profits and Series Losses in accordance with this Agreement.
     5.10 Specific Performance. The Members agree that a breach by any Member of the provisions of Article 5 may cause irreparable injury to the other Members for which monetary damages (or other remedies at law) are inadequate in view of: (a) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provision; and (b) the uniqueness of the Company or Series business and the relationship among the Members. Accordingly, the Members agree that the provisions of such Article 5 may be enforced by specific performance.
ARTICLE 6
CAPITAL CONTRIBUTIONS
     6.01 Series Capital Contributions.
(a)	The Administrative Committee of each Series shall issue or cause to be issued a written request to each Series Member of such Series to make
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Series Capital Contributions at such times and in such amounts as such Administrative Committee shall approve (each such written request, including any Regular Series Capital Call, a “Series Capital Call”). Series Capital Contributions shall be made in cash, unless the Administrative Committee of a Series elects to request non-cash Series Capital Contributions.

(b)	All Series Capital Contributions to each Series shall be deposited into a segregated account established by the Administrative Committee of such Series; provided, however, that Series Members of the Joint Series shall deposit Capital Contributions to Capital Contribution Escrow Accounts in accordance with the Capital Contribution Escrow Agreement. Series Capital Contributions shall be credited to the Series Capital Account of the Series Members that made such Series Capital Contributions as of the date of payment to the respective Series, including, in the case of Series Capital Contributions to the Joint Series, the date of contribution from a Capital Contribution Escrow Account to the respective Joint Series.

(c)	Without limiting the authority of each Administrative Committee as set forth in Section 6.01(a), the Administrative Committee(s) of each Series shall use reasonable efforts to establish a regular schedule of Capital Calls (each, a “Regular Series Capital Call”) based on expenditures anticipated to be required based on the operating budget approved by the OpCo Board of the Operating Company associated with such Series.

(d)	Each Series Capital Call shall contain the following information:
(i)	the total Series Capital Contributions requested from all Series Members;

(ii)	the Series Capital Contribution requested from the Series Member to whom the request is addressed, such amount to be in accordance with the Series Percentage of such Series Member;

(iii)	the purpose for which the Capital Contributions are to be applied in such reasonable detail as the applicable Administrative Committee shall direct;

(iv)	a copy of the most recent available annual and monthly financial statements of the Series issuing the Series Capital Call; and

(v)	the date on which payment of the Series Capital Contributions is due (which date shall not be less than thirty (30) Days following the date the Series Capital Call is issued, unless a sooner date is approved by the applicable Administrative Committee) and the method of payment; provided, however, that such date and method shall be the same for all Series Members.
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(e)	The Series Members shall pay Series Capital Contributions in accordance with Series Capital Calls issued by their respective Series.
     6.02 No Other Contribution Obligations. No Series Member shall be required or permitted to make any Series Capital Contributions to the Company or any Series except in accordance with the terms and conditions of Article 6.
     6.03 Return of Contributions. Except as expressly provided herein, a Series Member shall not be entitled to the return of any part of its Series Capital Contributions or to be paid interest in respect of either its Series Capital Account or its Series Capital Contributions. An unreturned Series Capital Contribution shall not be a liability of the Company, any Series, any Operating Company or any Member. Except as a result of a Series Capital Call made for such purpose, a Series Member shall not be required to contribute or to lend any cash or property to the Company, any Series or any Operating Company to enable the Company to return any Series Member’s Series Capital Contributions.
     6.04 Series Capital Accounts.
(a)	A Series Capital Account shall be established and maintained for each Series Member with respect to its interest in a Series.

(b)	Each Series Member’s Series Capital Account shall be: (i) increased by (A) the amount of money contributed by that Series Member to the Series (including any amounts paid in respect of a Priority Interest), (B) the Book Value of property contributed by that Series Member to the Series (net of liabilities secured by the contributed property that the Series is considered to assume or take subject to under Section 752 of the Code) and (C) allocations to that Series Member of Series Profits and any other items of Series income or gain allocated to that Member; and (ii) decreased by (A) the amount of money distributed to that Series Member by the Series (including any amounts distributed in respect of a Priority Interest), (B) the Book Value of property distributed to that Series Member by the Series (net of liabilities secured by the distributed property that the Series Member is considered to assume or take subject to under Section 752 of the Code), and (C) allocations to that Series Member of Series Losses and any other items of Series loss or deduction allocated to that Series Member. The Series Capital Accounts shall also be increased or decreased to reflect a revaluation of Operating Company property pursuant to paragraph (b) of the definition of Book Value. On the Disposition of any Series Interests, the Series Capital Account of the transferor that is attributable to the transferred Series Interests shall carry over to the transferee Series Member in accordance with the provisions of Section 1.704-1(b)(2)(iv)(l) of the Treasury Regulations. A Series Member that owns Series Interests of more than one Series shall have a separate Series Capital Account with respect to each Series in which it owns Series Interests.
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(c)	The Series Capital Accounts shall not be deemed to be or correspond to, nor have the same meaning as, the amount(s) recorded by the Company or any Operating Company in the “Balance Sheet Accounts” pursuant to the “Uniform System of Accounts” administered by FERC.
     6.05 Failure to Make a Series Capital Contribution.
(a)	If, with respect to any Series Member, there is a Default as described in Section 14.01(a) (each such Member being a “Non-Contributing Member”), each Voting Member of the applicable Series that has contributed its Series Capital Contribution (each, a “Contributing Member”) may elect in writing to:
(i)	treat the Non-Contributing Member’s failure to satisfy such Series Capital Call as a Default by giving notice thereof to the Non-Contributing Member, in which event the provisions of this Agreement regarding a Default by such Series Member shall apply; or

(ii)	pay the portion of the Series Capital Contribution owed and unpaid by the Non-Contributing Member (the “Additional Contribution”) in which event any Contributing Member that funds any Non-Contributing Member’s Series Capital Contribution (each, an “Additional Contribution Member”) may, at its election (exercisable by written notice to all Series Members of the applicable Series), treat such Additional Contribution as: (A) a Priority Interest in accordance with Section 6.06; or (B) a permanent Series Capital Contribution resulting in an adjustment of Series Percentages pursuant to Section 6.07; provided, however, that unless and until a Series Member elects to treat an Additional Contribution as a permanent Series Capital Contribution pursuant to Section 6.07, such Series Member shall be deemed to have elected to treat its Additional Contribution as a Priority Interest pursuant to Section 6.06.
(b)	No Series Member shall be obligated to make an Additional Contribution. If any Additional Contribution Member makes an election (or is deemed to have made an election) pursuant to Section 6.05(a)(ii) to treat an Additional Contribution as a Priority Interest, such Additional Contribution Member shall have the option, exercisable at any time thereafter upon thirty (30) Days prior written notice to the other Series Member(s) of such Series, to change its election such that its Additional Contribution shall be treated as a permanent Series Capital Contribution pursuant to Section 6.07.
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     6.06 Priority Interest.
(a)	An Additional Contribution Member that has not elected to treat its Additional Contribution as a permanent Series Capital Contribution pursuant to Section 6.07 may elect (or be deemed to have elected) to receive a right to distributions (as further defined in this Section 6.06, a “Priority Interest”).

(b)	All distributions that otherwise would be owed by a Series to a Non-Contributing Member of such Series shall be paid instead to each Additional Contribution Member that has a Priority Interest in respect of such Non-Contributing Member. In the event there are multiple Additional Contribution Members with Priority Interests in respect of the same Non-Contributing Member, distributions that otherwise would be owed by a Series to such Non-Contributing Member shall be paid to such Additional Contribution Members in proportion to their then-unreturned Additional Contributions made with respect to such Non-Contributing Member.

(c)	Once an Additional Contribution Member receives, either through distributions in respect of its Priority Interest or payments made by the Non-Contributing Member(s) in respect of such Priority Interest (which payment(s) may be made by the Non-Contributing Member(s) at any time), an amount equal to the Additional Contribution made by such Additional Contribution Member, plus a return thereon at the Default Rate (compounded monthly on the outstanding balance): (i) the Priority Interest with respect thereto shall terminate; and (ii) the Non-Contributing Member shall no longer be deemed a Non-Contributing Member. For purposes of making such determination, all amounts received by an Additional Contribution Member in respect of a Priority Interest shall be deemed to be applied first to a return on, and then to the amount of, such Priority Interest.

(d)	For purposes of maintaining Series Capital Accounts, any amount paid by a Non-Contributing Member to an Additional Contribution Member to reduce and/or terminate a Priority Interest shall be treated as though such amount were contributed by the Non-Contributing Member to the applicable Series and thereafter distributed by such Series to such Additional Contribution Member.

(e)	Priority Interests shall not alter Series Percentages or Voting Percentages, nor shall any Priority Interest alter any distributions payable to Contributing Members in their capacity as Contributing Members, as opposed to Additional Contribution Members. Notwithstanding any provision in this Agreement to the contrary, a Series Member may not Dispose of all or any portion of its Priority Interest except to a Person to whom it Disposes of its Series Interests after compliance with the requirements of this Agreement in connection therewith.
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(f)	Notwithstanding any other provision of this Agreement, a Non-Contributing Member shall not have the right to vote under this Agreement (nor shall any of its Representatives or Administrators have the right to vote or be taken into account for purposes of determining a quorum on the Board of Managers or any Administrative Committee) with respect to any decision regarding distributions from the Series as to which is it a Non-Contributing Member for so long as it remains a Non-Contributing Member of such Series.

(g)	All distributions to which a Non-Contributing Member is entitled from a Series as to which it is a Non-Contributing Member shall be paid directly to the Additional Contribution Member(s) of such Series in respect of their Priority Interest(s).

(h)	No Non-Contributing Member of a Series may Dispose of any Series Interest in such Series unless, at the closing of such Disposition, either the Non-Contributing Member or the proposed Assignee pays the amount necessary to terminate the Priority Interest(s) in such Series associated with such Non-Contributing Member. No Assignee shall be admitted to a Series as a Series Member until compliance with this Section 6.06(h) has occurred.
     6.07 Permanent Contribution. If any Additional Contribution Member elects pursuant to Section 6.05(a)(ii)(B) to have any Additional Contribution to a Series treated as a permanent Series Capital Contribution, the Series Percentages of the Series Members shall be adjusted to correspond to the relative balances in their Series Capital Accounts, after taking into account such permanent Series Capital Contribution and any adjustments to such Series Capital Accounts through the date of such election (including any adjustments resulting from the events described in item (b) of the definition of Book Value) and after increasing such Series Capital Account balances to take into account any amounts that the Series Members are treated as obligated to restore under Section 1.704-2(g)(1) or 1.704-2(i)(5) of the Treasury Regulations.
     6.08 Further Assurance. In connection with Sections 6.06 and 6.07, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of such sections.
     6.09 Deficit Series Capital Accounts. No Series Member shall be required to pay to the Company, a Series or any other Series Member or to any third party any deficit balance that may exist from time to time in another Member’s Series Capital Account.
     6.10 Capital Contribution Escrow Agreement.
(a)	Each Joint Series Member shall enter into an agreement (the “Capital Contribution Escrow Agreement”) in the form of Exhibit E requiring all Series Capital Contributions to any Joint Series (excluding any Additional Contributions) to be deposited into a Capital Contribution Escrow
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Account in order that Series Capital Contributions to any Joint Series may, subject to Section 6.10(b), be paid simultaneously.

(b)	In the event any Series Member of a Joint Series fails to deposit a Series Capital Contribution pursuant to a Series Capital Call into the Capital Contribution Escrow Account for such Joint Series by the date such Series Capital Contribution was due:
(i)	the Capital Contribution Escrow Agent shall notify all Series Members of such Joint Series of such failure no later than the Business Day immediately following the date on which such Series Capital Contributions were due;

(ii)	any Series Member of such Joint Series that deposits the full amount of such Series Capital Contribution by the date such Series Capital Contribution was due shall have complete discretion to direct the Series Capital Contribution Escrow Agent whether or not to deposit its Series Capital Contribution to such Joint Series, regardless of whether any other Series Member has deposited its Series Capital Contribution into the Capital Contribution Escrow Account for such Joint Series by such date;

(iii)	the Series Capital Contribution Escrow Agent shall deposit the Series Capital Contribution of a Series Member that made such Series Capital Contribution only after the later of (A) three (3) Business Days after the date such Series Capital Contribution was due, or (B) receipt of written instructions from such Series Member directing that such Series Capital Contribution be deposited to the applicable Joint Series; and

(iv)	any Series Member that elects not to direct the Series Capital Contribution Escrow Agent to deposit a Series Capital Contribution that has been timely deposited in full by such Voting Member shall not be in default of this Agreement pursuant to Section 14.01.
ARTICLE 7
DISTRIBUTIONS AND ALLOCATIONS
     7.01 Distributions. Within thirty (30) Days following the end of each Quarter, the Administrative Committee of each Series shall, subject to Section 18-607 of the Act and any set-off rights hereunder, distribute to the Record Holders of Series Interests of such Series as of the end of the applicable Quarter an amount equal to one hundred percent (100%) of the Available Cash with respect to such Series in proportion to the Series Percentages of such Record Holders.
     7.02 Allocations of Series Profits and Series Losses. Except as otherwise provided in Article 7, for each period determined by the Administrative Committee of any Series, Series
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Profits and Series Losses (and, in both cases, all items included in the computation thereof) shall be allocated among the Series Members in accordance with their Series Percentages.
     7.03 Special Allocations for Series Capital Account Purposes.
(a)	With respect to any Series that is treated as a partnership for federal income tax purposes, the following special allocations determined with respect to each Series shall be made in the following order:
(i)	First, Nonrecourse Deductions shall be allocated among the Series Members in accordance with their Series Percentages.

(ii)	Second, Member Nonrecourse Deductions attributable to Member Nonrecourse Debt of a Series shall be allocated to the Series Members bearing the Economic Risk of Loss for such Member Nonrecourse Debt as determined under Section 1.704-2(b)(4) of the Treasury Regulations. If more than one Series Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Series Members according to the ratio in which they bear the Economic Risk of Loss. This Section 7.03(a)(ii) is intended to comply with the provisions of Section 1.704-2(i) of the Treasury Regulations and shall be interpreted consistently therewith.

(iii)	Third, notwithstanding any other provision of this Agreement, if there is a net decrease in Minimum Gain with respect to a Series for a taxable year (or if there was a net decrease in Minimum Gain for a prior taxable year and the Series did not have sufficient amounts of income and gain during prior years to allocate among the Series Members under this Section 7.03(a)(iii)), items of Series income and gain shall be allocated to each Series Member in an amount equal to such Series Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Section 1.704-2(g)(2) of the Treasury Regulations. This Section 7.03(a)(iii) is intended to constitute a minimum gain chargeback under Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

(iv)	Fourth, notwithstanding any other provision of this Agreement except Section 7.03(a)(iii) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain with respect to a Series for a taxable year (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior taxable year and the Series did not have sufficient amounts of income and gain during prior years to allocate among the Series Members under this Section 7.03(a)(iv)), items of income and gain
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shall be allocated to each Series Member in an amount equal to such Series Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Section 1.704-2(i)(4) of the Treasury Regulations). This Section 7.03(a)(iv) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

(v)	Fifth, notwithstanding any other provision of this Agreement except Sections 7.03(a)(iii) and 7.03(a)(iv) (dealing with Minimum Gain and Member Nonrecourse Debt Minimum Gain), a Series Member that unexpectedly receives an adjustment, allocation or distribution described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations shall be allocated items of Series income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the taxable year) in an amount and manner sufficient to eliminate any deficit balance in such Series Member’s Adjusted Series Capital Account as quickly as possible. This Section 7.03(a)(v) is intended to constitute a qualified income offset under Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

(vi)	Sixth, in the event that any Member has a negative Adjusted Series Capital Account at the end of any taxable year, such Member shall be allocated items of Series income and gain in the amount of such deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 7.03(a)(vi) shall be made only if, and to the extent that, such Series Member would have a negative Adjusted Series Capital Account after all other allocations provided for in Article 7 have been tentatively made as if Section 7.03(a)(v) and this Section 7.03(a)(vi) were not in this Agreement.

(vii)	Seventh, to the extent an adjustment to the adjusted tax basis of Operating Company property pursuant to Section 734(b) or 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Series Capital Accounts, the amount of such adjustment to the Series Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Series Members in accordance with Section 1.704-1(b)(2)(iv)(m)(2) of the Treasury Regulations if such section applies, or to the Series Member to whom such
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distribution was made if Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations applies.

(viii)	Eighth, notwithstanding the foregoing, in the event that the allocation of any item would create or increase a deficit balance in a Series Member’s Adjusted Series Capital Account, there shall be allocated to such Series Member only that amount of such item as will not create or increase such a deficit balance. The items that would, absent the application of the preceding sentence, otherwise be allocated to such Series Member shall, subject to the limitations of such sentence, be allocated to the other Series Members of such Series having positive balances in their Adjusted Series Capital Accounts, up to the amount of such positive balances and in the ratios that each such other Series Member’s positive balance bears to the sum of all such other Series Members’ positive balances, and any excess shall be allocated to all Series Members of such Series in accordance with their Series Percentages.

(ix)	Ninth, in the event that any Series Member is entitled to a return on an Additional Contribution pursuant to Section 6.06(c), a special allocation of income in the amount of such return shall be allocated to such Series Member.
(b)	The allocations described in Section 7.03(a)(i) through 7.03(a)(viii) (the “Regulatory Allocations”) are intended to comply with Sections 1.704-1(b) and 1.704-2 of the Treasury Regulation. The Regulatory Allocations may be inconsistent with the manner in which the Series Members intend to divide distributions with respect to such Series. Accordingly, the Administrative Committee of each Series is authorized to divide other allocations of Series Profits, Series Losses and other items of Series income, gain, loss, deduction or credit among the Series Members of its Series, to the extent that they exist, so that the net amount of the Regulatory Allocations and such other allocations (the “Curative Allocations”) to each Series Member of such Series is zero. The Administrative Committee of each Series shall have discretion to accomplish this result in any reasonable manner that is consistent with Section 704 of the Code and the related Treasury Regulations.
     7.04 Income Tax Allocations.
(a)	Except as provided in this Section 7.04, each item of income, gain, loss and deduction of a Series for federal income tax purposes shall be allocated among the Series Members of such Series in the same manner as such items are allocated for book purposes under Section 7.02 or Section 7.03.
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(b)	With respect to any Series that is treated as a partnership for federal income tax purposes, in accordance with Section 704(c) of the Code and the applicable Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to a Series shall, solely for tax purposes, be allocated among the Series Members so as to take account of any variation between the adjusted basis of such property for federal income tax purposes and its initial Book Value. In the event the Book Value of any Operating Company property is adjusted pursuant to clause (b) or (d) of the definition of Book Value, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the same manner as under Section 704(c) of the Code and the applicable Treasury Regulations thereunder. For purposes of such allocations, the Administrative Committee of each Series shall determine the appropriate method for eliminating such differences between the Book Value and tax basis of Operating Company property.

(c)	Allocations pursuant to this Section 7.04 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Series Member’s Series Capital Account or share of Series Profits, Series Losses, other items or distributions pursuant to any provision of this Agreement.
     7.05 Varying Interests. All items of income, gain, loss, deduction or credit shall be allocated, and all distributions shall be made, to the Record Owners of each Series as of the last calendar day of the period for which the allocation or distribution is to be made with respect to each Series. Notwithstanding the foregoing, if during any taxable year there is a change in any Series Member’s Series Percentage, the allocable shares of such items for the taxable year shall be determined on any method determined by the Administrative Committee of such Series to be permissible under Section 706 of the Code and the related Treasury Regulations to take account of the Series Members’ varying Series Percentages.
ARTICLE 8
MANAGEMENT
     8.01 Management Generally.
(a)	The management of the Company (excluding the management of each Series) is fully reserved to the Voting Members of the Company. The Voting Members of the Company shall be entitled to vote on Company matters (but not Series matters) in accordance with their respective Voting Percentages in the Company. Unless otherwise specified by the express terms of this Agreement, when action or consent by the Voting Members of the Company is required or permitted, such action or consent shall require the consent or approval of the Voting Members of the Company holding, in the aggregate, more than a fifty percent (50%) Voting
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Percentage in the Company. The record date for determining the Voting Members entitled to vote on Company matters shall be established by the Board of Managers.

(b)	The management of each Series is fully reserved to the Voting Members of such Series. The Voting Members of a Series shall be entitled to vote on Series matters in accordance with their respective Voting Percentages. Unless otherwise specified by the express terms of this Agreement, when action or consent by the Voting Members of a Series is required or permitted, such action or consent shall require the consent or approval of Voting Members of such Series holding, in the aggregate, more than a fifty percent (50%) Voting Percentage in such Series. The record date for determining the Voting Members entitled to vote on Series matters shall be established by the Administrative Committee of such Series.
     8.02 Board of Managers.
(a)	The Company authorizes the formation of a board (the “Board of Managers”) to manage and govern the Company. The Board of Managers initially shall be comprised of four (4) individuals (each, a “Representative”). Except as set forth in Section 8.11, decisions and actions of the Board of Managers shall be taken upon the vote of the Representatives holding a majority of the voting rights of the Board of Managers.

(b)	Unless and until AEPTHC becomes a Converted Member of the West Virginia Series, the Representatives shall be appointed as follows: (i) two (2) Representatives (each, a “Class A Representative”) shall be appointed by AET or any Assignee of AET that acquires AET’s right to appoint Representatives pursuant to Section 5.07; and (ii) two (2) Representatives (each, a “Class B Representative”) shall be appointed by AEPTHC or any Assignee of AEPTHC that acquires AEPTHC’s right to appoint Representatives pursuant to Section 5.07; provided, however, that if at any time a Member’s Voting Percentage in the Company is less than thirty-five percent (35%), the Board of Managers may vote to modify the number of Representatives on the Board of Managers, so long as AET (or its Assignee) remains entitled to appoint at least one (1) Class A Representative and AEPTHC (or its Assignee) remains entitled to appoint at least one (1) Class B Representative (any of which Representatives shall be non-voting if the Member that appointed such Representative is a non-voting Member).

(c)	Each of AET and AEPTHC (and their respective Assignees), may remove and replace, for any reason or no reason, a Representative appointed by it upon written notice. Each of AET and AEPTHC (and their respective Assignees) may designate a different Representative for any meeting of the Board of Managers by notifying the other Representatives at least
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three (3) Business Days prior to the scheduled date for such meeting; provided, however, that if giving such advance notice is not feasible, any new Representative (s) shall present written evidence of authority at the commencement of such meeting. Each Representative shall have full authority to act on behalf, and in the name, of the Member that appointed such Representative on all matters on which the Board of Managers takes action under this Agreement. Each Member may rely on the actions of any duly appointed Representative without any inquiry or investigation as to the actual authority, or lack thereof, of that Representative to take that action.

(d)	Decisions or actions taken by the Board of Managers in accordance with the provisions of this Agreement shall constitute decisions or actions by the Company, unless and to the extent any such decision or action is altered or reversed by the Voting Members of the Company. The participation by the Representatives holding a majority of the voting rights with respect to a matter shall be required for the Board of Managers to conduct business pertaining to such matter.

(e)	The voting rights of the Representatives shall be determined as of the time a vote of the Representatives is taken in the following manner: (i) the Class A Representatives shall hold an aggregate percentage of votes equal to the Voting Percentage in the Company held by AET and by Assignees of AET of any Series Interest in the West Virginia Series or the Ohio Series originally held by AET; and (ii) the Class B Representatives shall hold an aggregate percentage of votes equal to the Voting Percentage in the Company held by AEPTHC and by Assignees of any Series Interest in the West Virginia Series or the Ohio Series originally held by AEPTHC [***].

(f)	No Representative shall be entitled to compensation from the Company for his or her service as a Representative.

(g)	The initial Representatives and their respective notice addresses are set forth in Schedule 8.02.
     8.03 Administrative Committees.
(a)	The Voting Members of each Series authorize the formation of a committee (each, an “Administrative Committee” and each Person duly appointed to serve on an Administrative Committee, an “Administrator”) to manage and govern such Series. Except as set forth in Section 8.12, decisions and actions of each Administrative Committee shall be taken
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upon the vote of the Administrators holding a majority of the voting rights of the Administrative Committee.

(b)	The number of Administrators on the Administrative Committee for each Series shall be determined by the Voting Members of such Series; provided, however, that unless and until the composition of an Administrative Committee of a Joint Series is modified pursuant to Section 8.03(c): (i) the West Virginia Series Administrative Committee shall be comprised of four (4) Administrators, two (2) of whom shall be Class A Administrators and two (2) of whom shall be Class B Administrators; and (ii) unless and until AET Withdraws from the Ohio Series, the Ohio Series Administrative Committee shall be comprised of four (4) Administrators, two (2) of whom shall be Class A Administrators and two (2) of whom shall be Class B Administrators.

(c)	If at any time the Voting Percentage of any Series Member of a Joint Series is less than thirty-five percent (35%), the Administrative Committee of such Joint Series may vote to modify the number of Administrators on the Administrative Committee of such Joint Series, so long as AET (or its Assignee) remains entitled to appoint at least one (1) Class A Administrator to each of the West Virginia Series Administrative Committee and the Ohio Series Administrative Committee and AEPTHC (or its Assignee) remains entitled to appoint at least one (1) Class B Administrator to each of the West Virginia Series Administrative Committee and the Ohio Series Administrative Committee (any of which Administrators shall be non-voting if the Joint Series Member that appointed such Administrator is a non-voting Joint Series Member).

(d)	Each of AET and AEPTHC (and their respective Assignees), may remove and replace, for any reason or no reason, an Administrator appointed by it upon written notice. Each of AET and AEPTHC (and their respective Assignees) may designate a different Administrator for any meeting of an Administrative Committee by notifying the other Administrators at least three (3) Business Days prior to the scheduled date for such meeting; provided, however, that if giving such advance notice is not feasible, any new Administrator(s) shall present written evidence of authority at the commencement of such meeting. Each Administrator shall have full authority to act on behalf, and in the name, of the Member that appointed such Administrator on all matters on which the Administrative Committee takes action under this Agreement. Each Member may rely on the actions of any duly appointed Administrator without any inquiry or investigation as to the actual authority, or lack thereof, of that Administrator to take that action.

(e)	Decisions or actions taken by an Administrative Committee of a Series in accordance with the provisions of this Agreement shall constitute decisions or actions by such Series, unless and to the extent any such
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decision or action is altered or reversed by the Voting Members of such Series. The participation by the Administrators holding a majority of the voting rights with respect to a matter shall be required for an Administrative Committee to conduct business pertaining to such matter.

(f)	The voting rights of the Administrators on an Administrative Committee of a Series shall be determined as of the time a vote of the Administrators is taken in the following manner: (i) the Class A Administrators shall hold an aggregate percentage of votes equal to the Voting Percentage in the Series held by AET and by Assignees of AET of any Series Interest in such Series originally held by AET; and (ii) the Class B Administrators shall hold an aggregate percentage of votes equal to the Voting Percentage in such Series held by AEPTHC and by Assignees of AEPTHC of any Series Interest in such Series originally held by AEPTHC [***].

(g)	No Administrator shall be entitled to compensation from the Company for his or her service as an Administrator.

(h)	Each Administrative Committee shall cause its respective Series to maintain books and records pertaining to the business and operations of such Series separate and apart from the books and records of any other Series.

(i)	The initial Administrators and their respective notice addresses are set forth in Schedule 8.03.
     8.04 Officers and Committees.
(a)	Each Governing Body shall be authorized to appoint such officers or other designees as it deems necessary and appropriate, including, in the case of the Board of Managers, delegates on behalf of each Voting Member of the Joint Series to serve on the “PJM Administrative Committee,” as required pursuant to Section 8.2 of the PJM Owner Agreement. Any officers so designated shall serve for terms not to exceed one (1) year in length and shall have such titles and, subject to the other provisions of this Agreement, have such authority and perform such duties as its Governing Body may delegate to such officers. Any officers so designated shall serve at the pleasure of the Governing Body that appointed them and shall report to such Governing Body. Any appointment of an officer by a Governing Body may be rescinded by such Governing Body, in its sole and absolute discretion.
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(b)	Each Governing Body shall have authority to create such committees, and delegate to such committees such authority and responsibility, and rescind any such delegations, as it deems appropriate.
     8.05 Meetings.
(a)	Each Governing Body shall meet quarterly, subject to more or less frequent meetings upon approval of such Governing Body or as provided below. Special meetings of the Members of the Company, the Series Members of any Series or the members of a Governing Body may be called at such times, and in such manner, as such Members, Series Members or members of such Governing Body deem necessary or appropriate.

(b)	Notice of, and an agenda for, all meetings of the Members or any Governing Body (including special meetings of a Governing Body) shall be circulated to the Members or members of the Governing Body, as applicable, at least five (5) Days prior to the date of each meeting, together with proposed minutes of the previous meeting of the Members or such Governing Body (if such minutes have not been previously ratified); provided, however, that a failure to provide proposed minutes shall not render such a notice ineffective; and provided further, that the five (5) Day notice period may be waived (i) by attendance in the manner described in Section 8.05(d) or (ii) in writing by all of the Members or all of the members of a Governing Body, as applicable. Any such notice of a meeting shall include the proposed date, location and agenda for such meeting.

(c)	All meetings of a Governing Body shall be held at a mutually agreeable location; provided, however, that if the Board of Managers or any Administrative Committee is unable to agree on a mutually agreeable location for a meeting, such meeting shall be held in the District of Columbia.

(d)	Attendance by a Member or a member of a Governing Body at a meeting shall constitute a waiver of notice of such meeting, except where such attendance is for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

(e)	Each Voting Member shall use all reasonable efforts to cause its Representatives and its Administrators to attend each meeting of such Governing Body.

(f)	The Members and the members of each Governing Body may adopt whatever rules and procedures relating to their activities as they may deem appropriate; provided, however, that such rules and procedures shall
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not be inconsistent with or violate the provisions of this Agreement or the Act.

(g)	Any action required or permitted to be taken at a meeting of the Members or a Governing Body may be taken without a meeting and/or without a vote, but with prior notice, if a consent or consents in writing, setting forth the action so taken, is signed by the Voting Members (in the case of a Member meeting) or the members of such Governing Body that could have taken the action at such a meeting of such Governing Body.

(h)	Members, Representatives and Administrators may participate in and hold meeting by means of conference telephone, videoconference or similar communications equipment by means of which all participants in such meeting can effectively communicate with each other. Participation in a meeting shall constitute presence in person at such meeting, except where a Member, Representative or Administrator participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
     8.06 Limitation of Duties and Liabilities. Each Member acknowledges its express intent, and agrees with all other Members, for the benefit of the Representatives and Administrators of each Member, that:
(a)	the only fiduciary or other duties or obligations that any Representative or Administrator owes in his/her capacity as a Representative or Administrator shall be: (i) an implied covenant of good faith and fair dealing; (ii) a duty of care; (iii) in the limited circumstance described in Section 8.10(d)(iv), a duty of loyalty; and (iv) to the extent applicable, such duties and obligations as the Member that appointed such Representative or Administrator designated, the enforcement of which and the liabilities resulting from any breach thereof shall constitute internal governance affairs of such Member;

(b)	no Representative or Administrator shall, under this Agreement, the Act or otherwise, owe, in his or her capacity as a Representative or Administrator, or be personally liable for monetary damages for any breach of, any fiduciary or other duties or obligations, other than any non-waivable covenant of good faith and fair dealing imposed by applicable Law; and

(c)	with respect to any matter submitted to a Governing Body for a vote, consent or approval, except as otherwise provided by Section 18-1101 of the Act, the Representatives or Administrators then-entitled to vote, as applicable, may, subject to Section 8.10(d), grant or withhold that vote, consent or approval: (i) in their sole and absolute discretion; (ii) with or without reasonable cause; (iii) subject to such conditions as they may deem appropriate; and/or (iv) without taking into account the interests of,
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and without incurring any liability to, the Company, any Operating Company or any Member (other than the Member appointing such Representative or Administrator) or any other Representative or Administrator.
     8.07 Intentionally Omitted.
     8.08 Costs and Expenses. The Members and the members of each Governing Body shall exercise all commercially reasonable efforts to assure that all costs and expenses incurred by or on behalf of the Company or any Series are prudent; provided, however, that nothing in this Section 8.08 shall affect any obligation of the Members in their capacity as Service Providers under the Services Agreements or Administrative Services Agreements.
     8.09 Resolution of Deadlocks.
(a)	If a Voting Member (or in the case of a Deadlock on a Joint Series or Joint Series Operating Company matter, a Voting Member of such Joint Series or the Joint Series associated with such Joint Series Operating Company) reasonably determines that a Deadlock exists, such Voting Member may cause one of its Representatives, by written notice (a “Deadlock Notice”) to the other Voting Member (or in the case of a Deadlock on a Joint Series or Joint Series Operating Company matter, the Voting Member of such Joint Series or the Joint Series associated with such Joint Series Operating Company), to refer such Deadlock to senior executives of the Parents of the Voting Members of the Company (or in the case of a Deadlock on a Joint Series or Joint Series Operating Company matter, senior executives of the Parents of the Voting Members of such Joint Series or the Joint Series associated with such Joint Series Operating Company) or their designees. Such Deadlock Notice shall describe in reasonable detail the nature of the Deadlock. Each Voting Member (or in the case of a Deadlock on a Joint Series or Joint Series Operating Company matter, each Voting Member of such Joint Series or the Joint Series associated with such Joint Series Operating Company) shall cause the individual it designates to resolve the Deadlock promptly to consult and negotiate in good faith with the individual designated by the other Voting Member in an effort to resolve such Deadlock.

(b)	If: (i) the individuals designated to resolve a Deadlock pursuant to Section 8.09(a) are unable to resolve such Deadlock within twenty (20) Days of delivery of the Deadlock Notice and such Deadlock is (A) both a Triggering Deadlock and a Pre-Operational Deadlock, or (B) both a Triggering Deadlock and an Operational Deadlock on an Ohio Series matter or an Ohio Operating Company matter; or (ii) there occurs a Revenue Allocation Deadlock, a Voting Member (or in the case of a Deadlock on a Joint Series or Joint Series Operating Company matter, a Voting Member of such Joint Series or the Joint Series associated with such Joint Series Operating Company) may commence an arbitration
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pursuant to Section 13.04 (a “Deadlock Arbitration”) by delivering written notice to the other Voting Member (or in the case of a Deadlock on a Joint Series or Joint Series Operating Company matter, the other Voting Member of such Joint Series or the Joint Series associated with such Joint Series Operating Company) stating its intent to commence such Deadlock Arbitration.

(c)	If the individuals designated to resolve a Deadlock on a West Virginia Series matter or a West Virginia Operating Company matter pursuant to Section 8.09(a) are unable to resolve such Deadlock within twenty (20) Days of delivery of the Deadlock Notice and such Deadlock is a Triggering Deadlock and an Operational Deadlock, the terms and conditions set forth in Section 8.10 shall apply.

(d)	If the individuals designated to resolve a Deadlock pursuant to Section 8.09(a) are unable to resolve such Deadlock within twenty (20) Days of delivery of the Deadlock Notice and such Deadlock is not a Triggering Deadlock or a Revenue Allocation Deadlock, then the matter which is the subject of such Deadlock shall be deemed not to be approved.

(e)	Without limiting any rights or remedies that may otherwise be available to the Members pursuant to this Agreement or the Act, the procedures set forth in this Section 8.09 shall constitute the exclusive remedy to resolve a Deadlock.
     8.10 Conversion of [***].
(a)	Upon the occurrence of the circumstances set forth in Section 8.09(c) regarding the West Virginia Series or the West Virginia Operating Company, AET may, in its sole and absolute discretion by written notice to AEPTHC delivered within thirty (30) Days of the deadline for resolution of the Deadlock set forth in Section 8.09(c), declare AEPTHC to be a Converted Member of the West Virginia Series. [***].

(b)	A Converted Member’s Representatives and Administrators of the West Virginia Series shall: (i) [***].

(c)	A Converted Member may elect, but shall not be obligated, to satisfy Series Capital Calls issued by the West Virginia Series Administrative Committee; provided, however, that: (i) such Converted Member shall, no later than five (5) Days after a Regular Series Capital Call (or ten (10) Days after any other Series Capital Call), by written notice to the then-voting Administrators of the West Virginia Series, unequivocally elect whether or not to satisfy such Series Capital Call; (ii) if a Converted Member fails to deliver written notice of such election within such time period, it shall be deemed to have elected not to make such Capital Contribution; and (iii) if a Converted Member elects, or is deemed to have
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elected, not to satisfy a Series Capital Call pursuant to this Section 8.10(c) and any other Series Member of the West Virginia Series satisfies such Series Capital Call, such Converted Member shall no longer be permitted to elect to make Series Capital Contributions to the West Virginia Series. If a Converted Member fails to make a Series Capital Contribution to the West Virginia Series, the Series Percentages of all Series Members of the West Virginia Series shall be adjusted to correspond to the relative balances in their Series Capital Accounts, after taking into account all Series Capital Contributions (including Additional Contributions, if any) and any adjustments to such Series Capital Accounts through the date of such election (including any adjustments resulting from the events described in item (b) of the definition of Book Value) and after increasing such Series Capital Account balances to take into account any amounts that the Series Members are treated as obligated to restore under Section 1.704-2(g)(1) or 1.704-2(i)(5) of the Treasury Regulations.

(d)	During any period in which AEPTHC is a Converted Member of the West Virginia Series, then notwithstanding any other provision of this Agreement to the contrary:
(i)	the West Virginia Series shall not permit the West Virginia Operating Company to engage in any business other than the ownership, operation and maintenance of the West Virginia Facilities as described in Section 2.06 and neither the West Virginia Series nor the West Virginia Operating Company shall directly or indirectly undertake any material expansion or extension of the West Virginia Facilities;

(ii)	upon the Disposition by AET of all or substantially all of its Series Interest in the West Virginia Series, AEPTHC shall cease to be a Converted Member of the West Virginia Series and shall [***];

(iii)	if AET Disposes of all or substantially all of its Series Interest in the West Virginia Series, AEPTHC shall [***];

(iv)	in the event, and only in the event, that an application is filed under Section 206 of the FPA against both the West Virginia Operating Company and either the AYE Operating Company, AET or any Affiliate of AET seeking to change the rates or the terms and conditions of service applicable to the West Virginia Facilities, AET (solely in its capacity as a Voting Member of the West Virginia Series), the Representatives appointed by AET, the Administrators of the West Virginia Series appointed by AET and the Managers of the West Virginia Operating Company appointed by AET, each in their respective capacities as such, shall owe a duty of loyalty to the Converted Member in its conduct of proceedings pertaining to such application; and
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(v)	AET shall not, and shall not cause or permit the Company to, take any of the following actions without the written consent of AEPTHC, which consent shall not be unreasonably withheld:
(A)	file a voluntary petition seeking protection of the West Virginia Series or the West Virginia Operating Company under any Bankruptcy Law or file an admission of Bankruptcy of the West Virginia Series or the West Virginia Operating Company before any Governmental Authority;

(B)	amend the terms of any Indebtedness of the West Virginia Operating Company in a manner that would (w) change the accounting or tax treatment of the West Virginia Series or the West Virginia Operating Company, (x) require such Converted Member to provide any parent guaranty or additional credit support under any such Indebtedness, (y) commit any membership interest in the West Virginia Series or any property of the West Virginia Operating Company as collateral for any Indebtedness of any other Operating Company, or (z) result in a default under such Indebtedness based entirely on non-performance by any other Person under any other indebtedness;

(C)	create any new Series of the Company or consolidate any Series with any other Series;

(D)	amend this Agreement, any Venture Agreement or the Charter Documents of the West Virginia Operating Company;

(E)	except to the extent required by applicable Laws, file an application under Section 205 of the FPA to change the rates, terms or conditions of service applicable to the West Virginia Facilities or the West Virginia Operating Company;

(F)	Dispose of any interest in the West Virginia Operating Company or any assets of the West Virginia Operating Company, directly or indirectly, to a Voting Member of the West Virginia Series, the AYE Operating Company, or any of their respective Affiliates;

(G)	Dispose of any interest in the West Virginia Operating Company or any assets of the West Virginia Operating Company as part of a transaction or series of related transactions in which a Voting Member of the West
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Virginia Series, the AYE Operating Company or any of their respective Affiliates sells or transfers any other property; or

(H)	issue or amend any guaranty by the Company.
     8.11 Matters Requiring Unanimous Approval of Voting Members of the Company. Notwithstanding anything to the contrary set forth in this Agreement, the following actions shall require the vote of a Unanimous Interest of the Voting Members of the Company:
(a)	dissolution or liquidation of the Company;

(b)	filing a petition seeking protection under any Bankruptcy Law or filing an admission of Bankruptcy before any Governmental Authority;

(c)	causing or permitting the Company to merge, consolidate or convert into any other entity;

(d)	incurring any indebtedness of the Company or guaranteeing an obligation of any Person, including an Operating Company;

(e)	creating of any new Series of the Company;

(f)	entering into a new business, changing the scope or nature of the business of the Company or creating any subsidiaries;

(g)	amending the Delaware Certificate; or

(h)	amending the Company Escrow Agreement.
     8.12 Matters Requiring Unanimous Approval of Series Members. Notwithstanding anything to the contrary set forth in this Agreement, the following actions with respect to a Joint Series shall require the vote of a Unanimous Interest of the Voting Members of such Joint Series:
(a)	dissolution or liquidation of such Joint Series;

(b)	filing a petition seeking protection for such Joint Series under any Bankruptcy Law or filing an admission by such Joint Series of Bankruptcy before any Governmental Authority;

(c)	a Disposition of any interest in the Operating Company associated with such Joint Series or substantially all of the assets of the Operating Company associated with such Joint Series;

(d)	amending the Charter Documents of the Joint Series Operating Company associated with such Joint Series;
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(e)	guaranteeing an obligation of any Person, including an Operating Company;

(f)	repurchasing or redeeming any Series Interests of such Series; or

(g)	entering into a new business, changing the scope or nature of the business of the Series or creating any subsidiaries.
     8.13 Matters Requiring Super-Majority Approval of Series Members. Notwithstanding anything to the contrary set forth in this Agreement, the following actions with respect to a Joint Series shall require the vote of the Voting Members holding at least sixty-five percent (65%) of the Voting Interest of such Joint Series:
(a)	incurring any indebtedness of such Joint Series or any Indebtedness of the Joint Series Operating Company associated with such Joint Series; or

(b)	issuing any Series Interests of such Series.
     8.14 Affiliate Contracts. Notwithstanding anything to the contrary in this Agreement, the Company shall not be authorized to enter into any contractual arrangement (an “Affiliate Arrangement”) with a Voting Member of the Company or an Affiliate of any such Voting Member (an “Affiliated Contractor”), unless such Affiliate Arrangement is executed on behalf of the Company by all Voting Member(s) other than the Voting Member that is an Affiliate of the Affiliated Contractor.
ARTICLE 9
TAXES
     9.01 Tax Elections.
(a)	Without the approval of the Board of Managers, neither the Company nor any Series shall take any action that for federal income tax purposes is inconsistent with Section 2.08(c).

(b)	Each Series shall make the following elections on the appropriate tax returns:
(i)	to adopt as the Series’ fiscal year the calendar year;

(ii)	to adopt the accrual method of accounting;

(iii)	for any Series that is treated as a partnership for federal income tax purposes, if a distribution of Operating Company property potentially subject to Section 734 of the Code occurs or upon a transfer of any Series Interest as described in Section 743 of the Code occurs, on request by notice from any Member, to elect, pursuant to Section 754 of the Code, to adjust the basis of the relevant Series Properties; and
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(iv)	any other election the Board of Managers or the Administrative Committee of such Series may deem appropriate, including, if determined to be appropriate by the Administrative Committee of a Series, an entity classification election pursuant to Section 301.7701-3 of the Treasury Regulations to cause the Operating Company associated with such Series to be treated as an association taxable as a corporation for federal income tax purposes.
     9.02 Series Tax Matters Members.
(a)	For any Series that is treated as a partnership for federal income tax purposes, the Persons identified on Schedule 9.02 (each, a “Series Tax Matters Member”) shall serve as the “tax matters partner” of each Series pursuant to Section 6231(a)(7) of the Code. Each Series Tax Matters Member of a Series shall take such action as may be necessary to cause to the extent possible each other Series Member of such Series to become a “notice partner” within the meaning of Section 6223 of the Code. Each Series Tax Matters Member of a Series shall inform each other Series Member of such Series of all significant matters that may come to its attention in its capacity as a Series Tax Matters Member by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Series Member of such Series copies of all significant written communications it may receive in that capacity.

(b)	For any Series that is treated as a partnership for federal income tax purposes, the Series Tax Matters Member (or, for any Series that is not treated as a partnership for federal income tax purposes, the Administrative Committee of such Series) shall cause to be prepared and timely filed (on behalf of their respective Series) all federal, state and local tax returns required to be filed by such Series. Each Series Member of a Joint Series shall furnish to the Series Tax Matters Member of such Joint Series all pertinent information in its possession relating to the Series’ operations that is necessary to enable the Joint Series’ tax returns to be timely prepared and filed. Each Series shall bear the costs of the preparation and filing of its returns.

(c)	Each Series Tax Matters Member (or, in the case of the AYE Series, the AYE Series Administrative Committee) shall: (i) provide any Series Member of its Series, upon request, access to accounting and tax information and schedules as shall be necessary for the preparation by such Series Member of its income tax returns and such Series Member’s tax information reporting requirements; and (ii) provide all such Series Members with a draft of the Series federal income tax returns or income tax information returns, if any, for their review and comment no later than
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April 1 of the year following the calendar year with respect to which such returns apply.

(d)	For any Series that is treated as a partnership for federal income tax purposes, no Series Tax Matters Member shall take any action without the authorization of the Administrative Committee of the Series for which it serves as Series Tax Matters Member, other than such action as may be required by Law.

(e)	For any Series that is treated as a partnership for federal income tax purposes, no Series Tax Matters Member shall enter into any extension of the period of limitations for making assessments against its Series on behalf of the Series Members without first obtaining the consent of the Administrative Committee of such Series. For any Series that is treated as a partnership for federal income tax purposes, no Series Tax Matters Member of such Series shall bind any Series Member of such Series to a settlement agreement without obtaining the consent of such Series Member. For any Series that is treated as a partnership for federal income tax purposes, any Series Member that enters into a settlement agreement with respect to any partnership item (as described in Section 6231(a)(3) of the Code) shall notify the other Series Members of such Series of such settlement agreement and its terms within ninety (90) Days from the date of the settlement.

(f)	For any Series that is treated as a partnership for federal income tax purposes, no Series Member shall file a request pursuant to Section 6227 of the Code for an administrative adjustment of such Series items for any taxable year without first notifying the other Series Members. If the Administrative Committee of a Series consents to filing a request for an administrative adjustment, the Series Tax Matters Member of such Series shall file the request for the administrative adjustment on behalf of the Series Members of such Series. If such consent is not obtained within thirty (30) Days from the date of such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Series Member, including the Series Tax Matters Member of such Series, may file a request for administrative adjustment on its own behalf. Any Series Member intending to file a petition under Sections 6226 or 6228 or any other section(s) of the Code with respect to any item involving a Series shall notify the other Series Members of such Series of such intention and the nature of the contemplated proceeding. In the case where a Series Tax Matters Member is the Series Member intending to file such petition on behalf of a Series, such notice shall be given within a reasonable period of time to allow the other Series Members of such Series to participate in the choosing of the forum in which such petition will be filed.
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(g)	For any Series that is treated as a partnership for federal income tax purposes, if any Series Member of such Series intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Series Member shall give reasonable notice under the circumstances to the other Series Member(s) of such Series of such intent and the manner in which the filing Series Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Series Members of such Series.
ARTICLE 10
INTELLECTUAL PROPERTY
     10.01 No Grant of Trademark. Nothing in this Agreement shall constitute, or be deemed to constitute: (a) a grant by any Member or any of its Affiliates of a license to use the trademark of such Member or Affiliate; or (b) a limitation on any remedy that might be available to a Member or any of its Affiliates for any infringement of a trademark.
     10.02 License Agreement. AEPTHC shall execute and deliver, or cause one of its Affiliates to execute and deliver, on the Effective Date, the License Agreement, pursuant to which AEPTHC or such AEPTHC Affiliate shall grant a license to use AEP Intellectual Property in connection with the Project Facilities and the Pennsylvania Facilities in accordance with the terms and conditions set forth therein.
     10.03 Disclosure of Certain Know-How. Subject to the conditions set forth in Article 17, AET shall provide to the West Virginia Operating Company and the Ohio Operating Company information sufficient to describe any trade secrets and know-how of AET related to the design, engineering, construction, commissioning, ownership, repair, replacement, modification, operation or maintenance of transmission facilities that operate at 500 kV (including substations that operate at 500 kV) to the extent such trade secrets and know-how are needed, or may be needed, in connection with the design, engineering, construction, commissioning, ownership, repair, replacement, modification, operation or maintenance of the West Virginia Facilities or the Ohio Facilities. Any such trade secrets and know-how will be provided upon request of the West Virginia Operating Company or the Ohio Operating Company. ANY SUCH TRADE SECRETS AND KNOW-HOW WILL BE PROVIDED ON AN “AS IS” AND “WHERE IS” BASIS WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING: (A) ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE AND PURPOSE, NON-INFRINGEMENT OR TITLE; AND (B) WARRANTIES ARISING UNDER STATUTE OR OTHERWISE AT LAW OR FROM A COURSE OF DEALING OR COURSE OF PERFORMANCE. AET DOES NOT REPRESENT OR WARRANT THAT IT OR ANY OF ITS AFFILIATES OWNS ANY SUCH TRADE SECRETS OR KNOW-HOW.
ARTICLE 11
ACCOUNTING; AUDIT RIGHTS
     11.01 Accounting. The Administrative Committee of each Series shall cause to be maintained separate books of account pertaining to such Series. All such books of account shall
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be: (i) maintained on the basis of a fiscal year that is the calendar year; (ii) maintained in accordance with GAAP; and (iii) unless such Administrative Committee decides otherwise, audited by Certified Public Accountants at the end of each calendar year.
     11.02 Reports. The Administrative Committee of each Joint Series shall cause to be prepared and delivered to each Series Member of such Joint Series: (a) periodic statements describing operations and cash flows of such Joint Series and the Joint Series Operating Company associated with such Joint Series; (b) no later than thirty (30) Days after the end of each Quarter, unaudited quarterly balance sheets, financial statements and statements of the Series Capital Accounts of each Series Member of such Joint Series and unaudited quarterly balance sheets and financial statements for the Joint Series Operating Company associated with such Joint Series; and (c) no later than ninety (90) Days after the end of each calendar year, financial statements for such Joint Series and the Joint Series Operating Company associated with such Joint Series for the preceding calendar year, audited by the Certified Public Accountants.
     11.03 Records. The Administrative Committee of each Series shall cause complete and accurate books and records of such Series, including all documentation of transactions with respect to the conduct of such Series’ business, minutes of the proceedings of the Series Members of such Series and the Administrative Committee of such Series and any other books and records that are required to be maintained by applicable Law, to be maintained at the principal office of the Company.
     11.04 Audits.
(a)	The Series Members of each Joint Series shall have the right, upon reasonable notice, and at all reasonable times during normal business hours, to cause to be performed internal audits of such Joint Series, including audits of such Joint Series’ books and records, financial information, systems, policies and procedures. The Series Members of each Joint Series shall be entitled to receive any information that they may request concerning such Joint Series; provided, however, that this Section 11.04 shall not obligate any Joint Series or any Governing Body of a Joint Series to create any information that does not already exist at the time of such request, except as otherwise required. The Series Members of each Joint Series shall also have the right, upon reasonable notice, and at all reasonable times during normal business hours to inspect the properties of such Joint Series and to audit, examine and make copies of the books of account and other records of such Joint Series.

(b)	The rights described in this Section 11.04 may be exercised through any agent, employee or consultant of a Series Member designated in writing by it, including accountants, engineers and attorneys. A Series Member making a request pursuant to this Section 11.04 shall bear all costs and expenses incurred in any inspection, examination or audit made on such Series Member’s behalf. Confidential Information obtained pursuant to this Section 11.04 shall be subject to the provisions of Article 17.
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ARTICLE 12
WITHDRAWAL
     12.01 Voluntary Withdrawal.
(a)	Except as permitted pursuant to Section 12.01(b) and 12.01(c), no Series Member shall have the power or right to voluntarily Withdraw from a Series or the Company.

(b)	AEPTHC shall have the right to voluntarily withdraw as a Member of the Company in the event, and solely in the event, that:
(i)	the initial order issued by FERC (excluding any deficiency letters) pursuant to the Amos-Kemptown FERC 205 Application, fails to grant the Company all of the following rate treatments with respect to the West Virginia Facilities and the Bedington-Kemptown Facilities to the extent, and only to the extent, such rate treatments are requested in the Amos-Kemptown FERC 205 Application:
(A)	a return on equity that includes an investment incentive component;

(B)	recovery of a return on capital for “Construction Work in Progress;”

(C)	recovery on a current basis of pre-commercial costs related to the West Virginia Facilities and/or the real property interests on which such facilities are to be located; and

(D)	recovery of costs related to the West Virginia Facilities and/or the real property interests on which such facilities are to be located in the event of an abandonment caused by circumstances beyond the control of the Company; or
(ii)	the West Virginia Operating Company has not executed a binding agreement with a lender pursuant to which such lender agrees to finance the construction of the West Virginia Facilities and the acquisition of real property interests on which such facilities are to be located on terms and conditions reasonably acceptable to AEPTHC before the later of: (A) thirty (30) Days after the issuance of an initial order by FERC (excluding any deficiency letters) in response to the Amos-Kemptown FERC 205 Application; or (B) two hundred ten (210) Days after the Effective Date.
(c)	AET shall have the right to voluntarily withdraw as a Series Member of the Ohio Series in the event, and solely in the event, that:
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(i)	the initial order issued by FERC (excluding any deficiency letters) pursuant to the Company’s application under Section 205 of the FPA regarding the Ohio Facilities fails to grant the Company all of the following rate treatments with respect to the Ohio Facilities to the extent, and only to the extent, such rate treatments are requested in such application:
(A)	a return on equity that includes an investment incentive component;

(B)	recovery of a return on capital for “Construction Work in Progress;”

(C)	recovery on a current basis of pre-commercial costs related to the Ohio Facilities; and

(D)	recovery of costs related to the Ohio Facilities in the event of an abandonment caused by circumstances beyond the control of the Company; or
(ii)	the Ohio Operating Company has not executed a binding agreement with a lender pursuant to which such lender agrees to finance the construction of the Ohio Facilities and the acquisition of real property interests on which such facilities are to be located on terms and conditions reasonably acceptable to AET before the later of: (A) thirty (30) Days after the issuance of an initial order by FERC (excluding any deficiency letters) in response to the Company’s application pursuant to Section 205 of the FPA; or (B) two hundred ten (210) Days after designation of a Series Member (or such Affiliate as may be designated pursuant to Section 3.01(b) to construct the Ohio Facilities pursuant to an RTEP.
(d)	If AEPTHC elects to Withdraw pursuant to Section 12.01(b), it shall: (i) Withdraw as a Member of the Company and as a Series Member of both Joint Series; and (ii) provide irrevocable written notice of such Withdrawal to AET no later than (A) ten (10) Days after the issuance by FERC of its initial order (excluding any deficiency letters) pursuant to the Amos-Kemptown FERC 205 Application if the terms of such order are the basis of such Withdrawal, or (B) two hundred twenty (220) days after the Effective Date if the failure to obtain financing is the basis of such Withdrawal. If AET elects to Withdraw pursuant to Section 12.01(c): (i) it shall Withdraw as a Series Member of the Ohio Series; and (ii) it must provide irrevocable written notice of such Withdrawal to AEPTHC no later than (A) ten (10) Days after the issuance by FERC of its initial order (excluding any deficiency letters) pursuant to the Company’s application under Section 205 of the FPA regarding the Ohio Facilities if the terms of such order are the basis of such Withdrawal, or (B) two hundred twenty
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(220) Days after designation of the Ohio Operating Company to construct the Ohio Facilities pursuant to an RTEP.

(e)	If, for any reason, a Member Withdraws from the Company or a Series Member Withdraws from a Series, no other Member shall have any liability to return any portion of the Withdrawing Member’s Series Capital Account(s); provided, however, that the Members of the Company (in the case of a Withdrawal from the Company) or the Series Member of a Series (in the case of a Withdrawal from a Series) shall cause the Company or the Operating Company associated with such Series, as applicable, to exercise reasonable efforts to seek to recover through rates any costs incurred by the Withdrawing Member in connection with or allocated to the Company or such Operating Company, as applicable, and to the extent the Company or any such Operating Company recovers such costs through its rates, the Members of the Company or the Series Members of such Series shall cause the Company or such Operating Company, as applicable, to remit such amounts to the Withdrawing Member as such costs are recovered.

(f)	If AEPTHC elects to Withdraw from the Company pursuant to Section 12.01(b), as a condition precedent to such Withdrawal, AEPTHC shall agree in writing, in form and substance reasonably acceptable to AET:
(i)	to abide by the terms of Sections 3.06;

(ii)	subject to Good Utility Practice, applicable Laws and any limitations set forth in the PJM Agreements, to exercise reasonable efforts to obtain designation by PJM of AEPTHC or an Affiliate to construct the Ohio Facilities along a path that connects to transmission lines running to a point at or near the Prexy Substation in the Allegheny Transmission Zone until the earlier of: (a) PJM’s designation of a Person to construct the Ohio Facilities; or (b) PJM’s issuance of the 2010 RTEP;

(iii)	subject to Good Utility Practice, applicable Laws and any limitations set forth in the PJM Agreements, not to, and not to permit any of its Affiliates to, without the written consent of the Voting Members of the Company, advocate or support any alternative proposals for the Ohio Facilities prior to such time as PJM issues the 2010 RTEP;

(iv)	in the event AEPTHC or any of its Affiliates is designated to construct the Ohio Facilities pursuant to an RTEP, to file, or to cause such Affiliate to file, an application with the OPSB seeking (A) a certificate of environmental compatibility and public need and authority to construct the Ohio Facilities, and (B) authority to exercise the right of eminent domain to acquire real property
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interests necessary to construct the Ohio Facilities, and if, pursuant to such application, the OPSB grants a certificate of environmental compatibility and public need to AEPTHC or such Affiliate and authorizes AEPTHC or such Affiliate the right of eminent domain to acquire real property interests necessary to construct the Ohio Facilities, to, or to cause such Affiliate to, (X) exercise such rights to acquire all real property interests on which the Ohio Facilities are to be located and (Y) construct the Ohio Facilities; and

(v)	if: (i) by the Ohio Regulatory Deadline, the OPSB fails to grant AEPTHC or an Affiliate a certificate of environmental compatibility and public need and authority to exercise the right of eminent domain to acquire real property interests necessary to construct the Ohio Facilities; (ii) the Ohio Facilities are within an NIETC; and (iii) AEPTHC or such Affiliate determines that it would be more expeditious and/or more certain to obtain a certificate of public convenience and necessity to construct the Ohio Facilities from FERC under Section 216 of the FPA, AEPTHC or such Affiliate shall file an application with FERC under Section 216 of the FPA seeking siting authority (including the right to exercise federal eminent domain rights) to construct the Ohio Facilities.
     12.02 Deemed Withdrawal. A Series Member shall be deemed to have Withdrawn from a Series if there occurs an event that makes it unlawful for the Series Member to continue to be a Series Member.
     12.03 Effect of Withdrawal. A Series Member that Withdraws or is deemed to have Withdrawn from a Series (a “Withdrawn Member”), shall be subject to the following conditions and requirements in connection with its Withdrawal:
(a)	The Withdrawn Member shall cease to be a Series Member in the applicable Series immediately upon the occurrence of the applicable Withdrawal event.

(b)	The Withdrawn Member shall not be entitled to receive any distributions except as set forth in Section 12.03(g), and neither it nor its Representatives or Administrators shall be entitled to exercise any voting or consent rights, to designate any Representative or Administrator to any Governing Body (and any such Representatives or Administrators designated by such Withdrawn Member shall be deemed to have resigned).

(c)	The Series Percentage of a Withdrawn Member shall not be taken into account in calculating the Voting Percentages of the Members for any purposes.
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(d)	A Withdrawn Member shall remain obligated for all liabilities it may have to the Company, the Operating Companies or the other Members under this Agreement or otherwise that accrued prior to its Withdrawal.

(e)	Any indemnities under this Agreement or any OpCo LLC Agreement in favor of the Withdrawn Member shall survive Withdrawal by such Withdrawn Member with respect to liabilities that accrued prior to such Withdrawal.

(f)	The obligations of the Company, the Members and their Affiliates (including the Withdrawn Member and its Affiliates) under this Agreement with respect to the treatment of Confidential Information shall survive a Withdrawal.

(g)	A Withdrawn Member or a Withdrawn Series Member shall not be entitled to receive any return of its Series Capital Contributions or other payment from the Company or a Series in respect of its Series Interest. If the Company, a Series or any Operating Company owes any amount to a Withdrawn Member pursuant to the terms of any indebtedness executed in writing prior to the time of its Withdrawal, such amount shall be repaid to the Withdrawn Member in accordance with the terms and conditions of such indebtedness.

(h)	If a Withdrawn Member is a Voting Member of any Series, the Series Percentages and Voting Percentages of such Withdrawn Member shall be allocated among the remaining Voting Members of each Series from which the Withdrawn Member has Withdrawn in the proportion that each remaining Voting Member’s Voting Percentage bears to the total Voting Percentages of all remaining Voting Members of such Series, or in such other proportion as the remaining Voting Members of such Series may unanimously agree. If the Withdrawn Member is not a Voting Member, the Series Percentage of the Withdrawn Member shall be allocated among the remaining Series Members of the Series from which the Series Member has Withdrawn in the proportion that each remaining Series Member’s Series Percentage bears to the total Series Percentage of all remaining Series Members, or in such other proportion as the remaining Voting Members of such Series may unanimously agree.
     12.04 Destruction of Confidential Information. Promptly after its Withdrawal from a Series, a Withdrawn Member shall promptly destroy (and provide a certificate of destruction to the Series Members of such Series) or return to the Series, all Confidential Information in its possession (other than Confidential Information as to which such Withdrawn Member or one of its Affiliates was a Disclosing Party). Notwithstanding the immediately-preceding sentence, but subject to the provisions of Article 17, a Withdrawn Member may retain for a stated period, but not disclose to any other Person, Confidential Information for the limited purposes of: (a) explaining such Withdrawn Member’s corporate decisions with respect to any Series in which it owned a Series Interest or any Operating Company associated with such Series; (b) preparing
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such Member’s tax returns and financial statements and defending audits, investigations and proceedings relating thereto; or (c) prosecuting or defending any claim or action related to the Project (other than any such claim or action in which such Withdrawn Member’s interests are adverse to the interests of the Company or any other Member); provided, however, that the Withdrawn Member must notify the Governing Bodies in advance of such retention and specify in such notice the stated period of such retention.
ARTICLE 13
DISPUTES
     13.01 Disputes. Article 13 shall apply to any dispute arising under or related to this Agreement, whether arising in contract, tort or otherwise, and whether arising at law or in equity (a “Dispute”), including any dispute regarding the applicability of Article 13; provided, however, that: (a) a Dispute shall not include any matter, including a Deadlock, that, pursuant to the provisions of this Agreement, is to be resolved by any Governing Body; and (b) if any approval, consent, determination or other decision is required under the terms of this Agreement to be made in accordance with any standard other than sole or absolute discretion (such as reasonableness), the issue of whether such standard has been satisfied may constitute a Dispute. With respect to a particular Dispute, each Member that is a party to such Dispute is referred to herein as a “Disputing Member.” The provisions of Article 13 shall be the exclusive method of resolving Disputes.
     13.02 Negotiation to Resolve Disputes. If a Dispute arises, the Disputing Members shall attempt to resolve such Dispute through the following procedure:
(a)	first, the Representatives of each of the Disputing Members (or if the Dispute involves only one Series, the Administrators of the Disputing Members of such Series) shall promptly meet (whether by phone or in person) in a good faith attempt to resolve the Dispute; and

(b)	second, if the Dispute is not resolved within twenty (20) Days of being referred to the Representatives or Administrators, as applicable (or such longer period as may be agreed among the Disputing Members), such Dispute shall be referred to senior executives of the Disputing Members for resolution.
     13.03 Litigation. If a Dispute is not resolved within twenty (20) Days of being referred to the Disputing Members’ senior executives pursuant to Section 13.02(b) (or such longer period as may be agreed among the Disputing Members), any Member may commence litigation regarding such Dispute in accordance with the terms of this Agreement.
     13.04 Deadlock Arbitration.
(a)	No later than ten (10) Days after issuance of a written notice to commence a Deadlock Arbitration pursuant to Section 8.09(b), each Deadlock Arbitration Party shall prepare and deliver to each other Deadlock Arbitration Party a written statement (an “Issues Statement”) of each
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issue that such Deadlock Arbitration Party believes constitutes a Triggering Deadlock. No later than twenty (20) Days after the deadline for delivery of Issue Statements, each Deadlock Arbitration Party shall deliver to each other Deadlock Arbitration Party a written statement (a “Settlement Proposal”) of such Deadlock Arbitration Party’s proposed resolution of the Deadlock, which shall be limited to the issues set forth in the Issues Statements. A Settlement Proposal need not address every issue described in every Issues Statement. If a Deadlock Arbitration Party fails to deliver a Settlement Proposal within such period, such Deadlock Arbitration Party shall be deemed to have waived its rights to submit a Settlement Proposal.

(b)	The Deadlock Arbitration Parties shall attempt in good faith to resolve the Deadlock that is the subject of the Deadlock Arbitration based on the positions set forth in the Members’ Settlement Proposals. If the Deadlock Arbitration Parties are unable to resolve such Deadlock within twenty (20) Days after the deadline for delivery of Settlement Proposals (or such longer period as may be agreed among the Deadlock Arbitration Parties), each Deadlock Arbitration Party shall submit the name of a Qualified Person in writing to each other Deadlock Arbitration Party. Any Deadlock Arbitration Party that fails to submit the name of a Qualified Person within such period shall be deemed to have waived its right to designate a Qualified Person.

(c)	All of the Qualified Persons designated by the Deadlock Arbitration Parties pursuant to Section 13.04(b) shall, within ten (10) Days of their designation (or such longer period as may be agreed among the Deadlock Arbitration Parties), select a single Qualified Person (the “Deadlock Arbitrator”) to resolve the Deadlock; provided, however, that if only one Deadlock Arbitration Party designates a Qualified Person or if all Deadlock Arbitration Parties submitting names of Qualified Persons submit the name of the same Qualified Person, such Qualified Person shall serve as the Deadlock Arbitrator. The Qualified Persons shall notify each Deadlock Arbitration Party of the name of the Deadlock Arbitrator promptly upon designation of such Deadlock Arbitrator.

(d)	No later than three (3) Days (or such longer period as may be agreed among the Deadlock Arbitration Parties) after the Deadlock Arbitrator is selected, each Deadlock Arbitration Party shall deliver a copy of its Settlement Proposal to the Deadlock Arbitrator.

(e)	The Deadlock Arbitrator shall review the Settlement Proposals and, after due consideration thereof, the Deadlock Arbitrator shall select the one Settlement Proposal that, in the Deadlock Arbitrator’s reasoned judgment, best resolves the Deadlock; provided, however, that the Deadlock Arbitrator may not alter or add to the terms of any Settlement Proposal in reaching its determination. A Deadlock Arbitrator’s decision pursuant to
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this Section 13.04 shall be final and binding on the Company and the Voting Members with respect to the Deadlock.

(f)	No Member or any of its Affiliates, nor any of their respective employees, agents, counsel, consultants or other representatives, shall be permitted to have any ex parte communications with the Deadlock Arbitrator. The Deadlock Arbitrator shall be advised of this restriction and shall be instructed by the Deadlock Arbitration Parties to notify all Deadlock Arbitrator Parties of any such attempted ex parte communications.

(g)	Each Deadlock Arbitration Party shall pay the fees and expenses of the Qualified Person selected by it. The Deadlock Arbitration Parties shall equally share the fees and expenses of the Deadlock Arbitrator.
ARTICLE 14
DEFAULT AND REMEDIES; LIMITATION OF LIABILITY
     14.01 Default. Each of the following shall constitute a “Default” by a Member:
(a)	except to the extent permitted pursuant to Sections 6.10(b) and 8.10(c), the failure of such Member to pay any Series Capital Contribution (including a failure to deposit such amount into a Capital Contribution Escrow Account) within ten (10) Days of the date required by a Series Capital Call properly issued with respect to such Series Capital Contribution pursuant to the terms of this Agreement;

(b)	the failure of such Member to comply in any material respect with any of its other covenants or obligations under this Agreement which failure is not cured within thirty (30) Days of such non-complying Member’s receipt of notice of such failure from any other non-Affiliated Member or, if such non-compliance is not capable of being cured within such thirty (30) Day period, such longer period (not to exceed ninety (90) Days) as shall be reasonably necessary to cure such failure so long as such Member promptly commences substantial efforts to cure such failure and prosecutes such curative efforts with continuity and diligence; or

(c)	the failure of any representation or warranty made in this Agreement by such Member to be true and correct in all material respects when made which failure is not cured within thirty (30) Days of such Member’s receipt of notice of such failure from any other non-Affiliated Member or, if such failure is not capable of being cured within such thirty (30) Day period, such longer period (not to exceed ninety (90) Days) as shall be reasonably necessary to cure such failure so long as such Member promptly commences substantial efforts to cure such failure and prosecutes such curative efforts with continuity and diligence.
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     14.02 General Remedies. Nothing in this Agreement shall limit a Member’s right to seek: (a) equitable remedies for any breach or default hereunder; or (b) monetary damages for any breach by another Member of its obligations pursuant to Section 12.01(e). Notwithstanding anything to the contrary in this Agreement: (i) only a Member that is not Affiliated with the Defaulting Member shall be entitled to exercise or invoke any remedies under this Agreement or otherwise available at law or in equity; and (ii) only AEPTHC (or an Assignee of all of AEPTHC’s Series Interest in the West Virginia Series and the Ohio Series) and AET (or an Assignee of all of AET’s Series Interest in the West Virginia Series and the Ohio Series) shall be entitled to exercise the remedies set forth in Section 14.03 and 14.04, respectively.
     14.03 AET Default.
(a)	In the event AEPTHC declares a Default by AET in its capacity as a Member of the Company or a Series Member of a Joint Series, and AET either admits that it is in Default or is adjudged to be in Default:
(i)	AET shall have the right, exercisable by written notice delivered to the AEPTHC Representatives no later than thirty (30) Days after such admission or entry of judgment, [***]; and

(ii)	AEPTHC shall have the right, exercisable by written notice delivered to the AET Representatives no later than thirty (30) Days after such admission or entry of judgment, [***].
(b)	Subject to rights of the Members set forth in Section 14.02, [***] pursuant to Section 14.03(a) shall be the exclusive remedy for an AET Default and shall be consummated as soon as practical after receipt of notice from the purchasing Member, but in no event later than fifteen (15) days after the receipt of any necessary Governmental Approvals and the expiration of all applicable waiting periods. [***].

(c)	In the event AET does not timely exercise its right [***] pursuant to Section 14.03(a), the AEPTHC Representatives shall have the right, in their sole discretion and without any consent or vote of the AET Representatives, to cause the Company to [***]. The AEPTHC Representatives shall deliver [***] to the Company and the West Virginia Series Members of their intent to initiate a [***], which notice shall include an irrevocable election by AEPTHC whether it shall [***]. Failure to include such an irrevocable election in an [***] shall be deemed to be a waiver by AEPTHC of its right to [***]. If AEPTHC does not [***], AEPTHC shall have the right to [***]. If AEPTHC or one of its Affiliates elects to [***], AEPTHC shall select [***] reasonably acceptable to AET to [***]. The costs of [***] pursuant to this Section 14.03(c) shall be borne by the West Virginia Series. In [***] pursuant to this Section 14.03(c): (i) the Company shall not [***].
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     14.04 AEPTHC Default.
(a)	In the event AET declares a Default by AEPTHC in its capacity as a Member of the Company or a Series Member of a Joint Series, and AEPTHC either admits that it is in Default or is adjudged to be in Default:
(i)	AET shall have the right, exercisable by written notice delivered to the AEPTHC Representatives no later than thirty (30) Days after such admission or entry of judgment, [***]; and

(ii)	AET shall have the right, in its sole discretion and without any consent or vote of AEPTHC, to cause the Company [***].
(b)	Subject to [***] pursuant to Section 14.04(a) shall be the exclusive remedy for an AEPTHC Default and shall be consummated as soon as practical after receipt of notice from the [***], but in no event later than fifteen (15) days after the receipt of any necessary Governmental Approvals and the expiration of all applicable waiting periods. [***].

(c)	In the event AET elects to cause the Company to [***], the AET Representatives shall deliver [***] to the Company and the Ohio Series Members of their intent to [***], which notice shall include an irrevocable election by AET whether it shall [***]. Failure to include such an irrevocable election in [***] shall be deemed to be a waiver by AET of its right to [***]. If AET does not [***], AET shall have the right to [***]. If AET or one of its Affiliates elects to [***], AET shall [***] reasonably acceptable to AEPTHC [***]. The costs of a [***] undertaken pursuant to this Section 14.04(c) shall be borne exclusively by the Ohio Series. In a [***] pursuant to this Section 14.04(c): (i) the Company shall not [***].
     14.05 Exclusion of Consequential Damages. Neither the Company, nor any Series, nor any Member shall be liable (except pursuant to any indemnification obligations hereunder) to any other Member or its Affiliates, Representatives, Administrators, employees, directors, officers or agents for any special, indirect, incidental, punitive, consequential or exemplary damages of any kind or nature whatsoever, or damages arising from or in connection with such other Member’s loss of actual or anticipated profits or revenues or damage to reputation, whether or not the Company or such Series or Member was advised of the possibility of such loss or damage, in each case arising out of, in connection with or resulting from this Agreement, regardless of whether any claim for such losses or damages is based on contract, warranty, tort (including negligence), strict liability or otherwise.
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ARTICLE 15
INDEMNIFICATION
     15.01 Indemnification Obligations.
(a)	Each Series Member of a Series shall indemnify, defend and hold harmless each other Series Member of such Series, and each other Series Member’s Affiliates, Representatives, Administrators, directors, officers, trustees, employees and agents from and against any losses resulting from Claims asserted by Persons not Affiliated with such other Series Member to the extent arising out of: (i) any breach of this Agreement by the Indemnifying Party; or (ii) the gross negligence or willful misconduct of the Indemnifying Party.

(b)	Each Series and the Series Members of each such Series shall indemnify, defend and hold harmless the Company, the Series Members of each other Series and the Operating Companies associated with each other Series from and against any Claims related to the ownership or operation of the properties owned by the Operating Company associated with the indemnifying Series or related to or arising out of any Indebtedness or other obligation of such Operating Company, except to the extent of any such Claims arising out of, or caused by, the negligence or willful misconduct of the Indemnified Party or any of its Affiliates.

(c)	The Company shall indemnify, defend and hold harmless each Representative and officer of the Company from and against any Claims related to the Company, any Operating Company, the Project, any Project Facilities or any real property interests on which such facilities are located, except to the extent of any such Claims arising out of, or caused by, the gross negligence or willful misconduct of the Indemnified Party.

(d)	Each Series shall indemnify, defend and hold harmless each Administrator of such Series from and against any Claims related to the Company, such Series, any Operating Company, the Project, any Project Facilities or any real property interests on which such facilities are located, except to the extent of any such Claims arising out of, or caused by, the gross negligence or willful misconduct of the Indemnified Party.

(e)	Notwithstanding any other provision of this Agreement, a Person shall not be indemnified from and against the portion of any Claim resulting from such Person’s failure to exercise commercially reasonable efforts to mitigate damages.
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     15.02 Indemnification Procedures.
(a)	Within a reasonable time after receipt by any Indemnified Party of any Claim as to which the indemnity provided for in Section 15.01 may apply, such Indemnified Party shall notify the Indemnifying Party in writing of such fact; provided, however, that delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations except to the extent that it is materially prejudiced by such delay.

(b)	The Indemnifying Party shall diligently, competently and in good faith control and conduct the defense of any Claim as to which the indemnity provided for in Article 15 applies; provided, however, that the Indemnifying Party may not settle or compromise any such Claim without the Indemnified Party’s consent unless the terms of such settlement or compromise unconditionally release the Indemnified Party from any and all liability with respect thereto and do not impose any obligations on any Indemnified Party.

(c)	An Indemnified Party shall have the right, but not the obligation, to be represented at its own expense by advisory counsel of its own selection in order to monitor the progress and handling of an indemnified Claim.

(d)	An Indemnified Party shall have the right, but not the obligation, to retain counsel of its choice (at the Indemnifying Party’s expense) and to assume the defense of any indemnified Claim (including settling or compromising any such Claim) if: (i) the Indemnifying Party fails to acknowledge, in writing, its responsibility to assume the defense of such Claim; (ii) the Indemnifying Party fails to diligently, competently and in good faith control and conduct the defense of such Claim; (iii) there is an apparent conflict of interest between the Indemnifying Party and the Indemnified Party with respect to such Claim; or (iv) such Indemnified Party shall have reasonably concluded that there are legal defenses available to it that are different from, additional to or inconsistent with those available to the Indemnifying Party; provided, however, that in any such case the Indemnified Party shall defend such Claim diligently, competently and in good faith; and provided further, that an Indemnified Party may not settle or compromise any such Claim if the Indemnifying Party has unequivocally acknowledged, in writing, its responsibility to indemnify the Indemnified Party in accordance with Section 15.01.

(e)	The Indemnifying Party’s obligations to indemnify, defend and hold each Indemnified Party harmless shall not be reduced or limited by reason of any limitation on the amount or type of damages, compensation or benefits payable by or for the Indemnifying Party or any of its subcontractors under workers’ compensation acts, disability benefit acts or other employee benefit acts.
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(f)	Assumption of the defense of any matter by an Indemnifying Party shall not constitute a waiver by such Indemnifying Party of its right to claim at a later date that such third party claim for which the defense was assumed is not a proper matter for indemnification pursuant to Section 15.01; provided, however, that if an Indemnifying Party at any time determines that a Claim is not a proper matter for indemnification pursuant to Section 15.01, such Indemnifying Party shall: (i) promptly notify the Indemnified Party; (ii) promptly turn over defense of the indemnified Claim and all relevant documents and information to the Indemnified Party; and (iii) reasonably cooperate in the transition of such defense to the Indemnified Party, in each case if so requested by the Indemnified Party.
     15.03 Subrogation. In the event that an Indemnifying Party pays all or any portion of a Claim, the Indemnifying Party shall be subrogated to any and all defenses, claims, or other matters which the Indemnified Party asserted or could have asserted against the Person making such Claim, and all related cross-claims that the Indemnified Party asserted or could have asserted against other Persons. The Indemnified Party shall execute and deliver to the Indemnifying Party (at the Indemnifying Party’s expense) such documents as may be reasonably necessary to establish, by way of subrogation, the ability of the Indemnifying Party to assert such defenses, claims, cross-claims or other matters.
ARTICLE 16
DISSOLUTION, WINDING-UP AND TERMINATION
     16.01 Dissolution.
(a)	The Company and each Series shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Company Dissolution Event”):
(i)	the dissolution of all Series;

(ii)	the decision to dissolve the Company by the vote of a Unanimous Interest of the Voting Members of the Company;

(iii)	entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; or

(iv)	an event that makes it unlawful for the Company to continue to carry on its business and affairs.
(b)	A Series shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Series Dissolution Event”):
(i)	the decision to dissolve such Series by the vote of a Unanimous Interest of the Voting Members of such Series;
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(ii)	entry of a decree of judicial dissolution of such Series under Section 18-802 of the Act;

(iii)	an event that makes it unlawful for such Series to continue to carry on its business and affairs; or

(iv)	the Disposition of the Operating Company associated with such Series.
(c)	A Member may elect to dissolve the Company by delivering a notice (a “Dissolution Notice”) to each of the other Members in the event that as of December 31, 2007:
(i)	FERC has failed to issue an order granting the Company’s application on behalf of the West Virginia Operating Company and the AYE Operating Company for approval of the sale of equity and the issuance of debt under Section 204 of the FPA; or

(ii)	PJM has failed to designate the Company or, with respect to any Project Facilities to be located in the Transmission Zone of a Series Member or any Affiliate of such Series Member, the Person determined in accordance with Section 3.01(b), to construct the Bedington-Kemptown Facilities and the West Virginia Facilities.
     16.02 Winding-Up and Termination.
(a)	On the occurrence of a Series Dissolution Event, the Administrative Committee of such Series shall designate a Series Member of such Series or other Person to serve as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Series and make final distributions as provided herein and in the Act. The costs of winding-up a Series shall be borne exclusively by such Series. Until final distribution, the liquidator shall continue to manage the Series with all of the power and authority of the Series Members of such Series. The steps to be accomplished by the liquidator shall be as follows:
(i)	as promptly as possible after dissolution and again after final winding-up, the liquidator shall cause a proper accounting to be made by the Series’ Certified Public Accountants of the Series assets, liabilities and operations through the last calendar day of the month in which the dissolution occurs or the final winding-up is completed, as applicable;

(ii)	the liquidator shall discharge from Series funds all of the indebtedness of the Series and the Operating Company associated with such Series and other debts, liabilities and obligations of the Series or such Operating Company (including all expenses
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incurred in winding-up) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

(iii)	with respect to any remaining property owned by the Operating Company associated with such Series:
(A)	subject to the rights of the Series Members pursuant to Sections 14.03 and 14.04, the liquidator may sell (or direct such Operating Company to sell) any or all Operating Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Series Capital Accounts of the Series Members in accordance with the provisions of Article 7;

(B)	with respect to all Operating Company property that has not been sold, the Fair Market Value of such property shall be determined and the Series Capital Accounts of the Series Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property that has not been reflected in the Series Capital Accounts previously shall be allocated among the Series Members as if there were a taxable disposition of such property at its Fair Market Value; and

(C)	after adjusting the Series Capital Accounts of all Series Members for all distributions made pursuant to Section 7.01 and all allocations pursuant to Sections 7.03 and 7.04, all remaining assets shall, subject to any set-off rights hereunder, be distributed among the Series Members of such Series in amounts (determined by reference to the Fair Market Value of such assets) equal to such Series Members’ positive Series Capital Account balances, such distributions to be made no later than the end of the taxable year of the Series during which the liquidation of the Series occurs (or, if later, ninety (90) Days after the date of the liquidation).
(b)	The distribution of cash or property to a Series Member in accordance with the provisions of this Section 16.02 constitutes a complete return to such Series Member of its Series Capital Contributions and a complete distribution to such Series Member of all Company property to which it is entitled in connection with its Series Interest and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the
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Company or any Series, it has no claim against any other Member for those funds.

(c)	No dissolution or termination of the Company or any Series shall relieve a Member from any obligation to the extent such obligation: (i) has accrued as of the date of such dissolution or termination; or (ii) is for the payment of goods or services that have been provided pursuant to contracts entered into in accordance with this Agreement between the Company and other Persons (including any Member).

(d)	On the occurrence of a Company Dissolution Event, there shall be a winding up and liquidation of all the Series in accordance with Section 16.02(a).
     16.03 Fair Market Value Appraisals.
(a)	If the Fair Market Value of any property owned by a Joint Series Operating Company is to be determined for any purpose under this Agreement, the Administrative Committee of the Joint Series associated with such Joint Series Operating Company that owns such property shall seek to determine such Fair Market Value by mutual agreement. If any Series Member of such Joint Series determines that such mutual agreement is not likely to be reached in a reasonable or expeditious manner, such Series Member (the “Initiating Party”) shall deliver a notice (the “FMV Notice”) to each other Series Member of such Joint Series to initiate a Fair Market Value appraisal process.

(b)	An FMV Notice shall include a description of the assets or property for which a Fair Market Value appraisal is being proposed and shall identify an appraisal firm selected by the Initiating Party.

(c)	No later than thirty (30) Days after receipt of an FMV Notice from the Initiating Party, any other Series Member of such Joint Series interested in the applicable appraisal process (each, a “Responding Party”) shall deliver written notice (the “Response Notice”) to each other Series Member of such Joint Series, including the Initiating Party. Such Response Notice shall identify an appraisal firm selected by the Responding Party.

(d)	Each appraisal firm identified in the FMV Notice and any Response Notices shall, within fifteen (15) Days after the deadline for delivery of Response Notices, select a mutually acceptable appraisal firm (the “Appraiser”). If a Series Member of the applicable Joint Series fails to deliver a Response Notice or to identify an appraisal firm within such period of time, such Series Member shall be deemed to have waived its right to designate an appraisal firm and the appraisal firm identified in the FMV Notice shall be the Appraiser. If the identified appraisal firms fail
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to select an Appraiser within such time period, an Appraiser shall be selected by the American Arbitration Association at the request of the Initiating Party or any Responding Parties within ten (10) Days after such request. The appraisal firms identified by the Initiating Party and the Responding Parties and the Appraiser shall each be investment banking or accounting firms that perform appraisal and valuation services and have substantial experience in the appraisal of electric transmission assets.

(e)	Within thirty (30) Days after the Appraiser is selected, the Initiating Party and any Responding Parties shall submit proposals, including supporting documentation, to the Appraiser with respect to the Fair Market Value of the property or assets at issue. If the Initiating Party or any Responding Party fails to submit such a proposal within such period of time, such Series Member shall be deemed to have waived its right to present such information.

(f)	If more than one proposal with respect to Fair Market Value is submitted to the Appraiser, the Appraiser shall determine the Fair Market Value of the property at issue. Such determination shall: (i) be made as promptly as possible and in any event no later than thirty (30) Days after the deadline for submission of Fair Market Value proposals; and (ii) be final and binding on all Series Members of the applicable Joint Series.

(g)	The cost of the Appraiser shall be paid in equal portions by the Initiating Party and all Responding Parties; provided, however, that the Initiating Party and each Responding Party shall bear any fees and expenses charged by the appraisal firms they identified in the FMV Notice and the Response Notice.
     16.04 Certificate of Cancellation. On completion of the distribution of assets as provided herein, the Members or Series Members, as applicable (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made on behalf of the Company or the Series, as applicable, and take such other actions as may be necessary to terminate the existence of the Company or the Series, as applicable. Upon the filing of such certificate of cancellation, the existence of the Company or Series, as applicable, shall terminate except as may be otherwise provided by the Act or other applicable Laws.
ARTICLE 17
CONFIDENTIAL INFORMATION
     17.01 Confidentiality Obligation. Except as permitted by Section 17.02: (a) each Recipient shall keep, and shall cause its Affiliates to keep, confidential all Confidential Information and shall not disclose any Confidential Information to any Person; and (b) each Recipient shall use the Confidential Information only in connection with the Project or the Pennsylvania Facilities.
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     17.02 Permissible Disclosures. Subject to the other provisions of Article 17, the following disclosures and uses of Confidential Information are permitted:
(a)	disclosures to a Member or a Service Provider in connection with the Project;

(b)	disclosures that may be required from time to time to obtain required Governmental Approvals (subject to the provisions of Section 17.02(g));

(c)	disclosures that are reasonably necessary in connection with obtaining financing, provided that each Person to whom such Confidential Information is disclosed has been informed of the confidential nature of the information disclosed to such Person;

(d)	disclosures to an Affiliate if such Affiliate has a “need to know” such Confidential Information in connection with the Project;

(e)	disclosures to a potential purchaser of a Series Interest if such potential purchaser agrees in writing to abide by the terms of Article 17;

(f)	disclosures to a contractor or consultant of the Company, a Series or an Operating Company if such Person agrees in writing to abide by the terms of Article 17;

(g)	disclosures required by Governmental Authorities, including disclosures required pursuant to: (i) the Securities Act of 1933 and the rules and regulations promulgated thereunder; (ii) the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, (iii) any state securities Laws, or (iv) any national securities exchange or automated quotation system; and

(h)	disclosures that a Recipient is legally compelled to make by deposition, interrogatory, request for documents, subpoena, civil investigative demand, order of a court of competent jurisdiction or similar process, or otherwise by Law; provided, however, that the Recipient shall disclose only that portion of Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed; and provided further, that prior to any such disclosure, a Recipient shall, to the extent legally permissible:
(i)	provide the Disclosing Party with notice of such requirements so that the Disclosing Party may seek a protective order or other appropriate remedy;

(ii)	consult with the Disclosing Party on the advisability of taking steps to resist or narrow any compelled disclosures; and
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(iii)	reasonably cooperate with the Disclosing Party if it attempts to obtain a protective order or other appropriate remedy or assurance that confidential treatment will be afforded the Confidential Information.
     17.03 Obligation with respect to Third Parties. Each Recipient shall take reasonable measures to require that all Persons to whom the Recipient discloses Confidential Information, including their respective directors, officers, employees, agents and contractors, comply with the requirements of Section 17.02.
     17.04 Remedy. The Members agree that no adequate remedy at law exists for a breach or threatened breach of any of the provisions of Article 17, the continuation of which, if not remedied, would cause a Disclosing Party to suffer irreparable harm. Accordingly, the Members agree that a Disclosing Party shall be entitled, in addition to other remedies that may be available, to immediate injunctive relief from any breach of any of the provisions of this Article 17 and to specific performance of their rights hereunder, as well as to any other remedies available at law or in equity.
     17.05 Duration. The obligations of the Members under Article 17 (including the obligations of any Withdrawn Member) shall terminate two (2) years after the end of the Term.
ARTICLE 18
GENERAL PROVISIONS
     18.01 Setoff Rights.
(a)	A Member shall be entitled to setoff any amounts it owes to another Member pursuant to this Agreement by the amount such other Member owes to it pursuant to this Agreement.

(b)	In the event a Member (the “Claiming Member”) has a good faith Claim against the Company, such Claiming Member may require the Company or any Series in which the Claiming Member is a Series Member to withhold distributions until such Claim is resolved in order that such distributions shall be available to satisfy any award of damages or costs in respect to such Claim; provided, however, that: (i) the amount required to be withheld shall not exceed the good faith estimate of the amount of such Claim; and (ii) a Claiming Member may not require the withholding of any distribution to any Member unless an equal amount of distributions from the Company is withheld by the Company.

(c)	In the event a Claiming Member has a good faith Claim against a Series in which such Claiming Member is a Series Member, such Claiming Member may require such Series to withhold distributions until such Claim is resolved in order that such distributions shall be available to satisfy any award of damages or costs in respect to such Claim; provided, however, that: (i) the amount required to be withheld shall not exceed the
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good faith estimate of the amount of such Claim; and (ii) a Claiming Member may not require the withholding of any distribution to any Series Member unless an equal amount of distributions to the Claiming Member is withheld by the Series.

(d)	In the event a Claiming Member has a good faith Claim, including a Claim on behalf of the Company or a Series, against a Series Member of a Series in which such Claiming Member is a Series Member, such Claiming Member may require such Series to withhold distributions until such Claim is resolved in order that such distributions shall be available to satisfy any award of damages or costs in respect to such Claim; provided, however, that: (i) the amount required to be withheld shall not exceed the good faith estimate of the amount of such Claim; and (ii) a Claiming Member may not require the withholding of any distribution to any Series Member unless an equal amount of distributions to the Claiming Member is withheld by the Series.
     18.02 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile. A notice, request or consent given under this Agreement is effective on receipt by the Member receiving it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Schedule 18.02, or such other address as that Member may specify by notice to the other Members. Any notice, request or consent to the Company must be given to all of the Members. Whenever any notice is required to be given by applicable Laws, the Delaware Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
     18.03 Entire Agreement; Superseding Effect. This Agreement, the Venture Agreements and the OpCo Agreements constitute the entire agreement of the Members and their Affiliates relating to the Company, the Project and the transactions contemplated hereby and thereby and supersede all provisions and concepts contained in all prior agreements including the Memorandum of Understanding Regarding the AEP-Allegheny Transmission Joint Venture Project dated as of April 18, 2007 and the Mutual Confidentiality Agreement dated as of March 20, 2007 between American Electric Power Service Corporation and Allegheny Energy, Inc.
     18.04 Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company, a Series or any other Member is not a consent or waiver to, or of: (a) any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company, such Series or such other Member; or (b) the same breach or default in the performance by that Member of the same or any other obligations of such Member with respect to any other Series. Except as otherwise provided in this Agreement, failure on the part of a
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Member to complain of any act of any Member or to declare any Member in Default, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that Default until the applicable statute-of-limitations period has run.
     18.05 Amendment or Restatement. Neither this Agreement nor the Delaware Certificate may be amended or restated except by a written instrument executed (or, in the case of the Delaware Certificate, approved) by the Members.
     18.06 Binding Effect. This Agreement is binding on and shall inure to the benefit of the Members and, subject to the restrictions on Dispositions set forth in this Agreement, their respective successors and permitted assigns.
     18.07 Severability. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent: (a) the remainder of this Agreement and the application of that provision to other Members or circumstances shall not be affected thereby; and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.
     18.08 Governing Law, Jurisdiction and Venue.
(a)	This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, excluding any conflict-of-laws rules or principles that might refer the governance or the construction of this Agreement to the Laws of another jurisdiction.

(b)	The Members hereby irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in either the District of Columbia or the State of Delaware in any action or proceeding arising out of, or relating to, this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined by any such court.

(c)	Each of the Members irrevocably consents to service of process in any action or proceeding arising out of, or relating to, this Agreement by the mailing of copies thereof by registered mail, postage prepaid, such service to become effective thirty (30) Days after such mailing; provided, however, that nothing in this Section 18.08(c) shall affect the right of any Member to serve process in any other manner permitted by Law.
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(d)	TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE MEMBERS IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY STATE OR FEDERAL COURT SITTING IN EITHER THE DISTRICT OF COLUMBIA OR THE STATE OF DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     18.09 Waiver of Right to Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR CONSIDERATION, EACH MEMBER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.
     18.10 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions; provided, however, that this Section 18.10 shall not obligate a Member to furnish guarantees or other credit supports by such Member’s Parent or other Affiliates.
     18.11 Waiver of Certain Rights. Except to the extent expressly permitted pursuant to this Agreement, each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or any Series or for partition of the property of the Company or any Series.
     18.12 Public Announcements. Except as may be required by applicable Laws or by the requirements of a stock exchange on which the shares of a Member or its Affiliates may be listed, no Member or any of its Affiliates shall issue a press release or make any other public announcement regarding the Project, this Agreement, any Venture Agreement or any OpCo Agreements without the prior written consent of the other Voting Members, which consent shall not be unreasonably withheld, conditioned or delayed. Nothing herein shall limit a Member from issuing a press release or other public announcement concerning its transmission projects within the PJM region (whether in progress or proposed) provided that such press release or announcement does not contain Confidential Information concerning the Project, this Agreement, any Venture Agreement or any OpCo Agreement.
     18.13 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing Members had signed the same document. All counterparts shall be construed together and constitute the same instrument.
     18.14 Construction. This Agreement was prepared jointly by the Members, and no rule that it be construed against the drafter will have any application in its construction or interpretation.
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     IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.
MEMBERS:

AET PATH COMPANY, LLC

By:	/s/ David E. Flitman

Name:	David E. Flitman
Title:	President

AEP TRANSMISSION HOLDING COMPANY, LLC

By:	/s/ Michael Heyeck

Name:	Michael Heyeck
Title:	President